                                                                    Exhibit 10.1

                                  $167,100,000

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of March 27, 2003

                                      Among

                              CHIQUITA BRANDS, INC.

                             and ATCON FINANZ, INC.

                                  as Borrowers,

                               EACH OF THE LENDERS
                          INITIALLY A SIGNATORY HERETO,
                          TOGETHER WITH THOSE ASSIGNEES
                        PURSUANT TO SECTION 14.6 HEREOF,

                                   as Lenders,

                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                     as Lead Arranger and Syndication Agent

                                       and

        WELLS FARGO FOOTHILL, INC. (F/K/A FOOTHILL CAPITAL CORPORATION),

                             as Administrative Agent


          CONFORMED TO INCORPORATE AMENDMENTS THROUGH AUGUST 28, 2003,
         PURSUANT TO FIRST AMENDMENT AND FIRST LIMITED WAIVER TO SECOND
      AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF MAY 22, 2003 AND
          SECOND AMENDMENT AND SECOND LIMITED WAIVER TO SECOND AMENDED
           AND RESTATED CREDIT AGREEMENT, DATED AS OF AUGUST 11, 2003

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

          THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of March 27, 2003 among CHIQUITA BRANDS, INC., a Delaware corporation ("CBI"), Atcon Finanz, Inc., a Delaware corporation ("Atcon") (each of CBI and Atcon being a "Borrower" and collectively the "Borrowers"), each of the lenders identified as Lenders on Schedule 1.1A hereto (together with each of their successors and assigns, referred to individually as a "Lender" and, collectively, as the "Lenders"), WELLS FARGO BANK, NATIONAL ASSOCIATION ("Wells Fargo"), acting as lead arranger and syndication agent, and FOOTHILL CAPITAL CORPORATION ("Foothill"), acting administrative agent in the manner and to the extent described in Article XIII hereof (in such capacity, the "Agent").

                              W I T N E S S E T H:
                              --------------------

          WHEREAS, CBI, the Lender (as defined therein) and the Agent entered into that certain Amended and Restated Credit Agreement dated as of March 6, 2002 (as amended or otherwise modified to date, the "Amended and Restated Credit Agreement") which amended and restated that certain Credit Agreement dated as of March 7, 2001 (the "Original Credit Agreement") pursuant to which (i) the Lenders have made a term loan facility available to CBI having a current aggregate principal outstanding amount of $50,100,000 maturing on June 7, 2004 and (ii) the Lenders have provided a revolving credit facility (including letter of credit subfacility) to CBI in an aggregate principal amount, after giving effect to reductions made through the date hereof, not to exceed $122,100,000 at any time outstanding;

          WHEREAS, the Borrowers desire that the Lenders increase the principal amount of credit available to the Borrowers to $187,100,000 by adding a new term loan in the principal amount of $65,000,000 to be provided to Atcon to fund the German Financing (as defined herein), and the Lenders are willing to provide the Borrowers with Loans in such amounts upon the terms and conditions set forth herein;

          WHEREAS, the Borrowers and each Secured Credit Party desire to secure all of the obligations under the Credit Documents by providing a security interest and lien on all of Atcon's personal property (to secure the obligations of Atcon) and by continuing the prior grant of a security interest in and lien upon all of CBI's and each Secured Credit Party's existing and after-acquired personal property to the Agent, all for the benefit of the Agent and the Lenders; and

          WHEREAS, the Borrowers, the Lenders and the Agent now desire to amend and restate the Amended and Restated Credit Agreement to, among other things, accomplish the matters set forth above on the terms and subject to the conditions set forth herein.

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          NOW, THEREFORE, the Borrowers, the Lenders and the Agent hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     1.1   General Definitions.
           -------------------

          As used herein, the following terms shall have the meanings herein specified:

          "Ableco" shall mean Ableco Finance LLC.

          "Account Designation Letter" shall mean a letter in the form of
Exhibit I attached hereto.

          "Accounts" shall mean all of CBI's "accounts" (as defined in the Code), whether now existing or existing in the future, including, without limitation, all (i) accounts receivable (whether or not specifically listed on schedules furnished to the Agent), including, without limitation, all accounts created by or arising from all of CBI's sales of goods or rendition of services made under any of CBI's trade names or styles, or through any of CBI's divisions; (ii) unpaid seller's rights (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom, (iii) rights to any goods represented by any of the foregoing, including returned or repossessed goods; (iv) reserves and credit balances held by CBI with respect to any such accounts receivable or account debtors; (v) supporting obligations (including guarantees or collateral) for any of the foregoing; and (vi) insurance policies or rights relating to any of the foregoing.

          "Acknowledgement Agreements" shall mean the Acknowledgment Agreements, substantially in the form of Exhibit A hereto, between CBI's warehousemen, fillers, packers and processors and the Agent, in each case acknowledging and agreeing, among other things, (A) that such warehousemen, fillers, packers and processors do not have any Liens on any of the property of CBI or any Subsidiary and (B) to the collateral assignment by CBI to the Agent of its interest in the contracts with each of such warehousemen, fillers, packers and processors.

          "Acquired Company" shall mean the Person (or the assets or business thereof) which is acquired pursuant to an Acquisition.

          "Acquisition" shall mean (i) the purchase of more than 20% of the Capital Stock of a Person or the purchase of warrants and/or options (other than rights of first refusal, warrants and options received for nominal consideration and warrants and options of CBI or any of its Affiliates) to purchase Capital Stock of a Person which, if exercised, would amount to more than 20% of the Capital Stock of such Person, (ii) the purchase of Capital Stock of a Person if the consideration paid for such Capital Stock exceeds $1,000,000, (iii) the purchase of all or a substantial portion of the assets or business of any Person if the consideration paid for such assets or business exceeds $1,000,000 or (iv) the merger or consolidation with a Person in which CBI or a Subsidiary shall be the surviving or resulting corporation.

          "Acquisition Documents" shall mean any agreement pursuant to which an Acquisition is made in accordance with the terms hereof, including the exhibits and schedules thereto, and all agreements, documents and instruments executed and delivered pursuant thereto or in connection therewith.

          "Affiliate" shall mean any entity which directly or indirectly controls, is controlled by, or is under common control with, CBI or any Subsidiary of CBI. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to (i) vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) direct or cause the direction of management and policies of a business, whether through the ownership of voting securities, by contract or otherwise and either alone or in conjunction with others or any group.

          "Agent" shall mean Foothill as Agent under the Amended and Restated Credit Agreement and as provided in the preamble to this Credit Agreement or any successor to Foothill.

          "Agent Bank Account" shall have the meaning given to such term in
Section 7.18(a).

          "Agent's Fees" shall mean the fees payable by CBI and Atcon to the Agent as described in the Fee Letter.

          "Aggregate Required Lenders" shall mean, at any time, (a) if the Existing Commitments have not been terminated, Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the sum of the Existing Commitments and the outstanding Term B Loans or (b) if the Existing Commitments have been terminated, Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the sum of the outstanding Loans and the outstanding Letter of Credit Obligations and participation interests (including the participation interests of the Issuing Bank in any Letters of Credit); provided, however, that such Lenders must be in compliance with their obligations hereunder (as determined by the Agent).

          "Aggregation Date" shall have the meaning given to such term in
Section 9.3.

          "Allocated CBII Overhead" shall mean the following overhead and disbursements of CBII, but only to the extent that they are allocated to CBI or any of its consolidated Subsidiaries: salaries, pension and benefit expenses, taxes (other than taxes on income or revenue), insurance costs, legal expenses, communication and maintenance fees, travel expenses, outside accounting fees, headquarter office expenses, deferred compensation and non-contractual severance expenses and principal, interest and other fees related to any Indebtedness.

          "Amended and Restated Credit Agreement" shall have the meaning given to such term in the recitals to this Credit Agreement.

          "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to one-tenth of one percent (0.1%) of the Maximum Credit Line as of the Closing Date for each full or partial month remaining from the date of payment until the Maturity Date. In the event of an early termination of this Credit Agreement and a prepayment in full of all of the Obligations from a Qualified Refinancing, the amount of the Applicable Prepayment Premium determined hereunder shall be reduced by a percentage equal to the amount of the sum of the Existing Commitments and the outstanding Term B Loans which are held by those Lenders that participate in the Qualified Refinancing divided by the sum of all Existing Commitments and all outstanding Term B Loans, and the amount of such Applicable Prepayment Premium (as so reduced) shall be allocated to the Lenders not participating in such replacement credit facility.

          "Appraisal" shall mean (i) that certain Trademarks and Tradenames Valuation dated March 27, 2002 performed by Daley-Hodkin Appraisal Corporation relating to Chiquita Brands International, Inc. or (ii) after the receipt by the Lenders of a new or updated valuation appraisal, such new or updated appraisal.

          "Asset Disposition" shall mean the disposition (other than (i) a disposition described in clauses (a), (b), (c), (g), (j) or (k) of Section 9.3,
(ii) a disposition described in clause (d) of Section 9.3 to the extent that Net Cash Proceeds are reinvested or used as set forth therein, (iii) Specified Asset Dispositions, (iv) a disposition described in clauses (h) or (i) of Section 9.3 to the extent that Net Cash Proceeds are reinvested or used as set forth therein, and (v) any disposition of intellectual property rights pursuant to the Trademark License Agreement) of any or all of the assets (including, without limitation, the Capital Stock of CBI or its Subsidiaries) of CBI or its Subsidiaries, whether by sale, lease, transfer or otherwise, in a single transaction, or in a series of related transactions in any consecutive twelve
(12) month period beginning on or after the Original Closing Date (a) that have a fair market value in the aggregate in excess of $1,000,000 or (b) for Net Cash Proceeds in the aggregate in excess of $1,000,000.

          "Asset Loss" shall have the meaning given to such term in Section
7.10.

          "Assignment and Acceptance" shall mean an assignment and acceptance entered into by an assigning Lender and an assignee Lender, accepted by the Agent, in accordance with Section 14.6(g), in the form attached hereto as Exhibit B.

          "Atcon" shall have the meaning given to such term in the preamble of this Credit Agreement.

          "Atlanta" shall mean ATLANTA Aktiengesellschaft.

          "Availability" shall mean an amount equal to the difference of (i) the Revolving Credit Borrowing Base minus (ii) the sum of (a) the outstanding amount of Revolving Loans and Letter of Credit Obligations plus (b) the aggregate amount, if any, of all trade payables of CBI and the other Credit Parties (other than members of the Chiquita Fresh German Group) aged in excess of historical levels with respect thereto and all book overdrafts in excess of historical practices with respect thereto, in each case as determined in good faith by the Agent.

          "Back-to-Back Loan" shall mean a loan made to a Subsidiary by a financial institution in which CBI or another Subsidiary (other than an Excluded Entity) owns a one hundred percent (100%) participation interest.

          "Base LIBOR Rate" means the rate per annum, determined by the Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/16%), based on the rates at which Dollar deposits are offered to major banks in the London interbank market on or about 11:00 a.m. (California time) two (2) Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Loan requested by CBI in accordance with this Credit Agreement, which determination shall be conclusive in the absence of manifest error.

          "Benefit Plan" shall mean a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which CBI, any Subsidiary of CBI or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

          "Bond Repurchase Fee" has the meaning set forth in Section 4.3.

          "Borrower" and "Borrowers" shall have the meaning given to such terms in the preamble of this Credit Agreement.

          "Borrower Entities" shall mean each Borrower, each Guarantor and each Subsidiary which is party to one or more Credit Documents.

          "Borrower Register" shall have the meaning given to such term in
Section 14.6(k).

          "Bring Down Date" shall have the meaning given to such term in the introductory paragraph to Article VI.

          "Business Day" shall mean any day other than a Saturday, a Sunday, a legal holiday or a day on which national banks are authorized or required by law or other governmental action to close, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

          "Capital Expenditures" shall mean expenditures for the acquisition (including the acquisition by capitalized lease) or improvement of capital assets, as determined in accordance with GAAP.

          "Capital Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          "Capital Stock" shall mean (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other equity interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one (1) year from the date of acquisition, (ii) time deposits or certificates of deposit of any commercial bank incorporated under the laws of the United States or any state thereof, of recognized standing having capital and unimpaired surplus in excess of $1,000,000,000 and whose short-term commercial paper rating at the time of acquisition is at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Services, Inc. (any such bank, an "Approved Bank"), with such deposits or certificates having maturities of not more than one (1) year from the date of acquisition, (iii) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (i) and (ii) above entered into with any Approved Bank, (iv) commercial paper or finance company paper issued by any Person incorporated under the laws of the United States or any state thereof and rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., and in each case maturing not more than one year after the date of acquisition, and (v) investments in money market funds that are registered under the Investment Company Act of 1940, as amended, which have net assets of at least $1,000,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (i) through (iv) above. All such Cash Equivalents must be denominated solely for payment in Dollars.

          "CBCNA" shall mean Chiquita Brands Company, North America, a Delaware corporation.

          "CBI" shall have the meaning given to such term in the preamble of this Credit Agreement.

          "CBI Guarantee" shall mean that certain Guarantee dated as of the Closing Date made by CBI in favor of the Agent.

          "CBI Maximum Credit Line" shall mean $112,100,000, as such amount may be reduced from time to time (A) pursuant to and in accordance with Section 2.3 and Section 13.12, (B) in connection with each Second Amendment Sale, as the Net Cash Proceeds of each Second Amendment Sale are used to prepay the Original Term Loans until an aggregate amount equal to $31,500,000 has been prepaid, by the amount so applied to such prepayment, (C) in connection with the CPF Sale, as CPF Sale Proceeds are used to make additional prepayments of the Original Term Loans (in excess of the $10,000,000 prepayment which was made on or about the CPF Closing Date), by the amount so applied to such prepayment, and (D) in connection with the Second Amendment Sales, as the Net Cash Proceeds of the Second Amendment Sales are used to make additional prepayments of the Original Term Loans (in excess of the $31,500,000 prepayments to be made on the Original Term Loans pursuant to clause (B) above), by the amount so applied to such prepayments.

          "CBII" shall mean Chiquita Brands International, Inc., a New Jersey corporation.

          "CBII Bonds" shall mean the CBII 10.56% Senior Notes due 2009 issued pursuant to the Indenture dated as of March 15, 2002, with Wells Fargo Bank Minnesota, National Association, as Trustee, and the Certificate of Actions dated March 18, 2002, approving the terms of such Senior Notes.

          "Change of Control" shall mean the occurrence of any of the following:
(i) any Person or group of Persons acting collectively, owns more than thirty percent (30%) of the equity shares of CBII entitled to vote for the election of the Board of Directors of CBII (the "Voting Shares"), (ii) at any time a majority of CBII's directors then in office consists of individuals who meet none of the following criteria: (A) such individuals are members of CBII's board of directors as of the date of this Credit Agreement; (B) such individuals were members of CBII's board of directors as of the date twelve months earlier than the date of determination; (C) such individuals are CBII directors appointed to replace any CBII directors who died, became disabled, or voluntarily resigned;
(D) such individuals are CBII directors who were approved by a vote of a majority of CBII directors who meet any of the criteria in (A), (B), (C), or (E) or who were previously appointed or elected in accordance with (D) or (E); or
(E) such individuals are CBII directors whose nomination for election by CBII shareholders was approved by a vote of a majority of CBII directors who meet any of the criteria in (A), (B), (C), or (D) or who were previously appointed or elected in accordance with (D) or (E), (iii) CBII ceases to own, directly or indirectly, one hundred percent (100%) of the issued and outstanding Capital Stock of CBI, or (iv) CBI ceases to own directly or indirectly one hundred percent (100%) of the issued and outstanding Capital Stock of Atcon, Euro Sub, Atlanta, Hameico GmbH or any Secured Credit Party (other than CBI) or Chiquita Banana Company B.V., a Netherlands company.

          "Chiquita Fresh European Group" shall mean the following Persons and their Subsidiaries (other than members of the Chiquita Fresh German Group):

          -    Banafruta-Comercio de Bananas, LDA
          -    Chiquita Banana Company, B.V.
          -    Chiquita Ceroz, s.r.o.
          -    Chiquita Compagnie des Bananes
          -    Chiquita CR, S.r.o.
          -    Chiquita Far East Holdings B.V.
          -    Chiquita Finland Oy
          -    Chiquita Fresh B.V.B.A.
          -    Chiquita Frupac B.V.
          -    Chiquita International Services Group N.V.
          -    Chiquita Italia, S.p.A.
          -    Chiquita Tropical Fruit Company B.V.
          -    International Banana Ripening Company N.V.
          -    Meneu Distribucion S.A.
          -    Processed Fruit Ingredients B.V.
          -    Spiers N.V.

          "Chiquita Fresh German Group" shall mean the following Persons and their Subsidiaries:

          -    "Atlanta" Handelsgesellschaft Harder & Co. GmbH
          -    A. Lehmann Fruchtagentur GmbH
          -    A. Lehmann Italia S.R.L.
          -    Agenfruits S.A.
          -    Amhof Frucht-GmbH
          -    ATABEL
          -    ATACRET s.r.l.
          -    Atcon
          -    ATLANTA Aktiengesellschaft
          -    Atlanta Austria Fruchthandel AG
          -    Atlanta Brasil LTDA
          -    Atlanta Fruchtagentur GmbH
          -    Atlanta Fruit Trade GmbH
          -    Atlanta Fruit Trade Kft Hungary
          -    Atlanta Kalisza Sp.z.o.o.
          -    Atlanta Pannonia Produktions und Handelsges mbH
          -    Atlanta PL GmbH
          -    Atlanta Prag Immobilien, sr.o.
          -    Atlanta Praha, Spol. Sr.o.
          -    Atlanta Spol.sr.o.
          -    Atlanta World Trade GmbH
          -    Atlantis Transportversicherung AG
          -    August Lehmann GmbH & Co. KG
          -    Bieger Beteiligungs-GmbH
          -    Bratlanta B.V.
          -    BT Bau + Technik GmbH
          -    Direct Fruit Marketing DFM GmbH
          -    F. August Lehmann Beteiligungs GmbH
          -    Fruchthandel Gesellschaft Scipio & Fischer mbH
          -    Fruchtunion Bieger GmbH & Co. KG
          -    Fruchtunion Duisburg GmbH
          -    FRUCHTUNION Grosshandel mit Nahrungs- und Genussmittel Ges.mbh
          -    Fruchtunion Hamburg GmbH
          -    Fruit2Trade AG
          -    FRUTERA Fruchthandel Cottbus GmbH
          -    Fruttexport S.r.l.
          -    "Gemos" Assekuranz Kontor GmbH & Co. KG
          -    Habeco Bananenvertrieb GmbH
          -    Habeco-Fruchthandel GmbH
          -    Hameico Bananenvertrieb Stuttgart GmbH
          -    Hameico Berlin GmbH
          -    Hameico Bremen GmbH
          -    Hameico Dortmund GmbH
          -    Hameico Frankfurt GmbH

          -    Hameico Fruchthandel GmbH
          -    Hameico Fruchthandelsgesellschaft mbH
          -    "Hameico" Fruit Trade GmbH
          -    Hameico Hannover GmbH
          -    Hameico Koeln GmbH
          -    Hameico Neunkirchen GmbH
          -    Hameico Nuernberg GmbH
          -    Harwes GmbH
          -    Italimex S.r.l.
          -    Jos. Ahorner Ges.m.b.H.
          -    Lehmann Immobilien GmbH
          -    Leipzig-Bremer Frucht-GmbH
          -    Meneu Export S.A.
          -    Olfko Fruchthandel GmbH
          -    Olko Fruchthandelsgesellschaft Westerland mbH
          -    Profil Werbe- und Verlagsgesellschaft mbH
          -    S.A. Ets. Yves LE ROUX
          -    S.I.E.F.a.r.l.
          -    Scipio GmbH & Co.
          -    Scipio Immobilien GmbH & Co. KG
          -    Scipio Nederland B.V.
          -    Zentralreiferei Bremerhaven GmbH

          "Chiquita Fresh Latin American Group" shall mean the following Persons and their Subsidiaries:

          - Antioquia Establishment/Bijzondere Benedenwindse Beleggingen Establishment/Uraba Establishment/Tairona Establishment/Quindio
               Establishment and their Subsidiaries
          - Banacorp, S.A./Compania Bananera Guatemalteca Independiente, S.A. and their Subsidiaries
          -    Baninc Establishment
          - Blue Fish Holdings Establishment/CILPAC Establishment and their Subsidiaries (excluding Heaton Holdings, Ltd. and its Subsidiaries)
          -    Catellia Ltd./Tropical Traders Ltd. and their Subsidiaries
          - Chiquita International Services Group N.V./Banexpro Ltd./Brundicorpi S.A. and their Subsidiaries
          -    Compania Agricola San Nicolas, S.A. and its Subsidiaries
          -    Compania La Cruz, S.A.
          -    Compania Mundimar, S.A.
          -    Conexpro Inc. Establishment and its Subsidiaries
          -    Financiera Agricola Limited
          -    Financiera Agro-Exportaciones Limitada
          -    Financiera Bananera Limitada
          -    Financiera Estrella Limited
          - Valk Deelnemingen Establishment, Zwaan Deelnemingen Establishment, Buizerd Deelnemingen Establishment, Mus Deelnemingen Establishment,

               Kaketoe Deelnemingen Establishment, Struisvogel Deelnemingen Establishment, SZS Sargasso Zeeblelangen B.V. Establishment, Occidentalis Atlantis Establishment, Zonnekoning Overzee B.V. Establishment and their Subsidiaries
          -    Western Commercial International Ltd.

          "CIL" shall mean Chiquita International Limited, a Bermuda company.

          "Closing" shall mean the date on which the conditions set forth in
Section 5.2 of this Credit Agreement have been satisfied or waived.

          "Closing Date" shall mean the time at which the Closing occurs, which time shall occur not later than March 31, 2003.

          "Code" shall have the meaning set forth in Section 1.3.

          "Collateral" shall mean any and all assets and rights and interests in or to property pledged from time to time as security for any or all of the Obligations, or any portion thereof, pursuant to the Security Documents whether now owned or hereafter acquired, including, without limitation, all of the Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles (including all intellectual property), Inventory, Instruments, Investment Property and Proceeds (each as defined in the Security Agreements).

          "Consolidated" or "consolidated" with reference to any term defined herein, shall mean that term as applied to the accounts of CBI and all of its consolidated Subsidiaries, consolidated in accordance with GAAP.

          "Consolidated Capital Expenditures" shall mean, for any applicable period of computation, an amount equal to the consolidated aggregate expenditures of CBI and its consolidated Subsidiaries (other than CPF and its Subsidiaries) during such fiscal period for the acquisition (including the acquisition by capitalized lease) or improvement of capital assets, as determined in accordance with GAAP.

          "Consolidated Cash Taxes" shall mean, for any applicable period of computation, the aggregate of all taxes of CBI and its consolidated Subsidiaries (other than CPF and its Subsidiaries) on a consolidated basis determined in accordance with applicable law and GAAP applied on a consistent basis, to the extent the same are paid in cash during such period and the aggregate amount of all tax distributions made in cash as described in Schedule 9.6 during such period.

          "Consolidated EBITDA" shall mean, for any applicable period of computation, the sum of (i) Consolidated Net Income for such period, but excluding therefrom all extraordinary items of income and all extraordinary non-cash items of loss, plus (ii) the aggregate amount of depreciation and amortization charges made in calculating Consolidated Net Income for such period, plus (iii) aggregate Consolidated Interest Expense for such period, plus
(iv) the aggregate amount of all income taxes reflected on the consolidated statements of income of CBI and its Subsidiaries (other than CPF and its Subsidiaries) for such period plus (v) the amount of all non-cash adjustments resulting from fresh start accounting to the extent such amounts were deducted in determining Consolidated Net Income.

          "Consolidated Fixed Charges" shall mean, for any applicable period of computation, without duplication, the sum of (i) all Consolidated Interest Expense for the applicable period, plus (ii) Consolidated Scheduled Funded Debt Payments due during the applicable period, plus (iii) Consolidated Cash Taxes for the applicable period, plus (iv) Unallocated CBII Overhead for the applicable period, plus (iv) amounts advanced or distributed by CBI or any Subsidiary to CBII to enable it to pay interest on CBII's Indebtedness.

          "Consolidated Funded Debt" shall mean, as of the date of determination, all Funded Indebtedness of CBI and its consolidated Subsidiaries (other than CPF and its Subsidiaries), determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" shall mean, for any applicable period of computation, interest expense, net of interest income, of CBI and its consolidated Subsidiaries (other than CPF and its Subsidiaries) for such period, as determined in accordance with GAAP.

          "Consolidated Net Income" shall mean, for any applicable period of computation, the consolidated net income (or net deficit) of CBI and its consolidated Subsidiaries (other than CPF and its Subsidiaries) for such period, after deduction of all expenses, taxes and other proper charges, all as determined in accordance with GAAP.

          "Consolidated Scheduled Funded Debt Payments" shall mean, for any applicable period of computation, the sum of all scheduled payments of principal on Consolidated Funded Debt for such period (including the principal component of payments due on Capital Leases or under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product (but excluding true leases) during the applicable period ending on such date); it being understood that Consolidated Scheduled Funded Debt Payments shall not include (i) voluntary prepayments or the mandatory prepayments required pursuant to Section 2.3 or (ii) principal payments with respect to Indebtedness of Indian River so long as such Indebtedness is not GAAP Indebtedness of CBI and its consolidated Subsidiaries.

          "Contractual Obligations" shall mean, with respect to any Person, any term or provision of any securities issued by such Person, or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement to which such Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "Controlled ERISA Affiliate" shall mean an ERISA Affiliate owned or controlled by CBII.

          "Coosemupar" shall have the meaning given to such term in Section 9.3(j).

          "Covenant Compliance Agreement" means each agreement pursuant to which one or more Subsidiaries has, among other things, agreed that it shall not take, or omit to take any action which would cause either Borrower to be in violation or breach of this Agreement.

          "CPF" shall mean Chiquita Processed Foods, L.L.C., a Delaware limited liability company.

          "CPF Closing" shall mean the "Closing" (as such term is defined in the CPF Purchase Agreement).

          "CPF Closing Date" shall mean the "Closing Date" (as such term is defined in the CPF Purchase Agreement).

          "CPF Purchase Agreement" shall have the meaning given to such term in
Section 9.3(j).

          "CPF Sale" shall mean the disposition of 100% of the limited liability company interests in CPF to Seneca as described in more detail in Section 9.3(j).

          "CPF Sale Proceeds" shall mean the sum of (a) the aggregate cash proceeds received by Friday Holdings from the CPF Sale, net of (i) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (ii) taxes paid or payable as a result thereof plus, without duplication, (b) the Seneca Share Proceeds.

          "Credit Agreement" shall mean this Second Amended and Restated Credit Agreement, dated as of the date hereof, as the same may be modified, amended, extended, restated or supplemented from time to time.

          "Credit Documents" shall mean, collectively, this Credit Agreement, the Revolving Notes, the Term Loan Notes, the Letters of Credit, the Fee Letter, the Security Documents, the Guarantees, the Post-Closing Agreement, the Covenant Compliance Agreement, the German Financing Documents and all other documents, agreements, instruments, opinions and certificates executed and delivered in connection herewith or therewith, as the same may be modified, amended, extended, restated or supplemented from time to time.

          "Credit Parties" shall mean the Borrowers and the Guarantors.

          "CTP" shall mean Chiquita Tropical Products Company, a Delaware corporation.

          "Default" shall mean an event, condition or default which, with the giving of notice, the passage of time or both would be an Event of Default.

          "Default Rate" shall have the meaning given to such term in Section
4.2.

          "Defaulting Lender" shall have the meaning given to such term in
Section 2.1(d)(iii).

          "Documents" shall have the meaning given to such term in Section
14.19.

          "DOL" shall mean the U.S. Department of Labor and any successor department or agency.

          "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

          "Eligible Accounts Receivable" shall mean the aggregate face amount of CBI's Accounts that conform to the warranties contained herein, less the aggregate amount of all customer deposits, returns, discounts, claims, credits, charges (including warehousemen's charges) and allowances of any nature (whether issued, owing, granted or outstanding), and less the aggregate amount of all reserves for slow paying accounts, foreign sales, and bill and hold (or deferred shipment) transactions. Unless otherwise approved in writing by the Agent, no Account shall be deemed to be an Eligible Account Receivable if:

          (i)       it arises out of a sale made by CBI to an Affiliate; or

          (ii) the Account (a) does not require full payment of the amount thereof within thirty (30) days of the applicable sale or (b) is unpaid more than ninety (90) days after the original due date; or

          (iii) fifty percent (50%) or more, in face amount, of other Accounts from such account debtor (or any affiliate thereof) are due or unpaid more than ninety (90) days after the original due date; or

          (iv) the amount of the Account, when aggregated with all other Accounts of such account debtor, exceeds fifteen percent (15%) in face value of all Accounts of CBI then outstanding, to the extent of such excess; or

          (v) (A) the account debtor is also a creditor of CBI, to the extent of the amount owed by CBI to the account debtor, (B) the account debtor has disputed its liability on, or the account debtor has made any claim with respect to, such Account or any other Account due from such account debtor to CBI, which has not been resolved or (C) the Account otherwise is or may become subject to any right of setoff by the account debtor, to the extent of the amount of such setoff; or

          (vi) the Account is owing by an account debtor that has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect to such account debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under the federal bankruptcy laws has been filed by or against the account debtor, or if such account debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

          (vii) the sale is to an account debtor outside the continental United States or Canada, unless the sale is (A) on letter of credit, guaranty or acceptance terms, or subject to credit insurance, in each case acceptable to the Agent in its sole discretion, or (B) otherwise approved by and acceptable to the Agent in its sole discretion; or

          (viii) the sale to the account debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

          (ix) the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor or its designee or the services giving rise to such Account have not been performed by or on behalf of CBI and accepted by the account debtor or its designee or the Account otherwise does not represent a final sale; or

          (x) the Accounts owing by a particular account debtor exceed a credit limit as to that account debtor determined by the Agent, in its reasonable discretion, to the extent such Accounts owing by the particular account debtor exceed such limit; or

          (xi) the Account is subject to a Lien which has priority over the Lien of the Agent in such Account other than Liens arising from claims under PACA; provided however, the Agent shall establish a reserve against Eligible Accounts Receivable to the extent of such PACA claims;

          (xii) the Account was acquired by CBI from CBII or any Affiliate of CBI;

          (xiii) the Account did not arise from the sale of bananas or plantains for which Chiquita Brands Company, North America or Chiquita (Canada) Inc. acted as CBI's sales agent pursuant to a contract approved by the Agent;

          (xiv)     the account debtor with respect to such Account is either
(i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which CBI has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC Section 3727), or (ii) any state of the United States (exclusive, however, of (y) Accounts owed by any state that does not have a statutory counterpart to the Assignment of Claims Act, or (z) Accounts owed by any state that does have a statutory counterpart to the Assignment of Claims Act as to which CBI has complied to Agent's satisfaction); or

          (xv) the account debtor with respect to such Account is a trucking company.

          In addition to the foregoing, Eligible Accounts Receivable shall include such Accounts as CBI shall request and that the Agent approves in advance, in writing and in its reasonable judgment.

          "Equity Issuance" shall mean any issuance by CBI or any of its Subsidiaries to any Person other than to CBI or any of its Subsidiaries or any direct or indirect parent of CBI of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or
(c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity. The term "Equity Issuance" shall not include any Asset Disposition.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

          "ERISA Affiliate" shall mean any (i) corporation which is or was at any time a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as CBI or any Subsidiary of CBI; (ii) partnership or other trade or business (whether or not incorporated) at any time under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with CBI or any Subsidiary of CBI; and
(iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as CBI or any Subsidiary of CBI, any corporation described in clause (i) above, or any partnership or trade or business described in clause (ii) above.

          ""Euro Sub" shall mean Atlanta Finanz Service GmbH & Co. KG (f/k/a Scipio Immobilien GmbH & Co. KG).

          "Event of Default" shall have the meaning provided for in Article XI.

          "Excluded Chiquita Fresh German Group Entity" shall mean each of the following Persons:

          -    Atlanta Bratislava
          -    Atlanta Budweis
          -    Atlanta Bulgaria GmbH
          -    BFG Bremische Finanz-beteiligungs-GmbH & Co. KG
          -    Port & Timme Fruchtbeteiligungs-GmbH, Hamburg
          -    T. Port (GmbH & Co.)

          "Excluded Entities" shall mean Frupac and its Subsidiaries and GWF and its Subsidiaries.

          "Excluded Taxes" shall have the meaning given to such term in Section 2.7.

          "Exempt Assignment" shall have the meaning given to such term in
Section 14.6(c).

          "Existing Commitment" of any Lender means the amount set forth opposite such Lender's name as its "Existing Commitment" on Schedule 1.1A hereto, as such amounts may be modified as a result of an assignment hereunder, or as a result of a reduction pursuant to Section 2.3.

          "Existing Lender" shall mean each of the Lenders with an Existing Commitment of greater than zero and their respective successors and assigns.

          "Existing Letters of Credit" shall mean those letters of credit listed on Schedule 1.1B hereto.

          "Existing Loans" shall mean the Revolving Loans and the Original Term Loans.

          "Existing Required Lenders" shall mean, at any time, Lenders which are then in compliance with their obligations hereunder (as determined by the Agent) and holding in the aggregate at least sixty-six and two-thirds percent (66 2/3%) of (i) the sum of all Existing

Commitments or (ii) if all the Existing Commitments have been terminated, the outstanding Original Term Loans, Revolving Loans and participation interests (including the participation interests of the Issuing Bank in any Letters of Credit).

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by it.

          "Fee Letter" shall mean the second amended and restated letter agreement, dated as of the date hereof, among the Agent, Atcon and CBI regarding the fees to be paid by CBI and Atcon to the Agent, as amended, restated, supplemented or otherwise modified from time to time.

          "Fees" shall mean, collectively, the Agent's Fees, the Letter of Credit Fee and the Issuing Bank Fees payable hereunder.

          "Financials" shall have the meaning given to such term in Section 6.6.

          "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of
(i) Consolidated EBITDA for such period to (ii) Consolidated Fixed Charges for such period.

          "Food Security Act" shall mean the Food Security Act of 1985, as amended, and any successor statute thereto, including all rules and regulations thereunder, all as the same may be in effect from time to time.

          "Foothill" shall have the meaning given to such term in the preamble of this Credit Agreement.

          "Foreign Currency Exchange Agreement" shall mean any foreign currency exchange agreement, hedging agreement, cap, collar or similar agreement entered into between one or more Credit Parties and any Lender or an affiliate of any Lender.

          "Foreign Lender" shall have the meaning given to such term in Section 2.7(a).

          "Friday Holdings" shall have the meaning given to such term in Section 9.3(j).

          "Frupac" shall mean Chiquita Frupac, Inc., a Delaware corporation.

          "Funded Indebtedness" shall mean, with respect to any Person, without duplication, (a) all Indebtedness of such Person other than Indebtedness of the types referred to in clause (e), (f), (g), (i), (k), (l) and (m) of the definition of "Indebtedness" set forth in this Section 1.1, (b) all Indebtedness of another Person of the type referred to in clause (a) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (c) all guaranties of such Person with respect to Indebtedness of the type referred to in clause (a) above of another Person and (d) Indebtedness of the type referred to in clause
(a) above of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

          "Funding Bank" shall have the meaning given to such term in Section
4.7.

          "Funding Losses" shall have the meaning given to such term in Section 4.8(b)(ii).

          "GAAP" shall mean generally accepted accounting principles in the United States of America, in effect from time to time.

          "GAAP Indebtedness" shall mean debt for borrowed money which is or is required to be reflected as a liability on the balance sheet of the respective obligor in accordance with GAAP.

          "German Acquisition" shall mean the transactions described on Schedule 1.1F.

          "German Collateral" shall mean any and all assets and rights and interests in or to property pledged by one or more members of the Chiquita Fresh German Group from time to time as security for any or all of the obligations owing in respect of any or all of the German Financing.

          "German Financing" shall mean the Term B Loans and the loans evidenced by the German Notes.

          "German Financing Documents" shall mean the German Notes, the German Pledge Agreements, and each other pledge agreement, security agreement, mortgage or other document, instrument or agreement pursuant to which one or more Persons grant a lien on any or all of their assets to secure any or all of the German Financing.

          "German Notes" shall mean (i) that certain promissory note dated the Closing Date made by Euro Sub to Atcon in the original principal amount of $65,000,000 and (ii) that certain promissory note dated the Closing Date made by Atlanta to Euro Sub in the original principal amount of $65,000,000.

          "German Pledge Agreements" shall mean each pledge agreement or similar agreement pursuant to which the equity, membership interests or partnership interests, or the equivalent thereof, of any Person (other than Atcon) that is, now or in the future, a member of the Chiquita Fresh German Group is pledged to secure any or all of the German Financing.

          "Government Acts" shall have the meaning given to such term in Section 3.8(a).

          "Governmental Authority" shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

          "Guarantees" shall mean the CBI Guarantee, those certain Guarantees dated as of the Original Closing Date made by certain of the Guarantors in favor of the Agent (for itself and the Lenders) and each other agreement pursuant to which any Person unconditionally guarantees the Obligations or any portion thereof.

          "Guarantors" shall mean CBI in its capacity as a guarantor of Acton's obligations, each of those Persons listed on Schedule 6.9 hereto as a Guarantor, each of those Persons that executes a Joinder Agreement to a Guarantee after the Closing Date and each other Person which unconditionally guarantees any or all of the Obligations.

          "GWF" shall mean Great White Fleet Ltd., a Bermuda company.

          "Hameico" shall have the meaning given to such term in Section 6.6.

          "Hedging Agreements" shall mean any Interest Rate Protection Agreement, foreign currency exchange agreement, commodity purchase or option agreement or other interest or exchange rate or commodity price hedging agreements.

          "Highest Lawful Rate" shall mean, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness under this Credit Agreement, under the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Credit Agreement and the other Credit Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under New York or such other jurisdiction's law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Credit Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

          "Inactive Subsidiary" shall mean each Subsidiary (other than a Guarantor, a Pledgor Entity or a Pledged Party) which (a) owns assets with a book value of less than $1,000,000 as of the last day of the past fiscal year or
(b) had sales for the past fiscal year of less than $1,000,000 (as of the Closing Date, the Inactive Subsidiaries are identified as such on Schedule 6.9 hereto as Inactive Subsidiaries).

          "Indebtedness" shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and either due within six months of the incurrence thereof or incurred on longer payment terms for the purchase of cans and related packaging products) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all guaranties of such Person with respect to Indebtedness of the type referred to in this definition of another Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Hedging Agreements (with the amount thereof, for the purposes of this Credit Agreement, being the net amount thereof in accordance with GAAP),
(j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (l) the principal portion of all obligations of such Person under synthetic leases, tax retention operating leases and other similar off-balance sheet financing arrangements (but excluding true leases) and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer and for which such Person is legally obligated.

          "Independent Accountant" shall mean a firm of independent public accountants of nationally recognized standing selected by CBI, which is "independent" as that term is defined in Rule 2-01 of Regulation S-X promulgated by the Securities and Exchange Commission.

          "Indian River" shall mean The Packers of Indian River, Ltd., a limited partnership formed under the laws of the state of Florida.

          "Initial Lender" shall mean Foothill or Ableco.

          "Insurance Premium Block" shall mean a block on Availability pursuant to Section 2.1 hereof that is instituted at any time when the sum of (i) Availability plus (ii) CBI's and its Subsidiaries' (other than any Excluded Entity's) unrestricted cash and Cash Equivalents, is less than $20,000,000. Such Insurance Premium Block shall, as of any date of determination, be in an amount equal to the lesser of (i) the Indebtedness then outstanding and permitted pursuant to clause (d)(xiv) of the defined term "Permitted Indebtedness," or
(ii) the amount of the insurance premium that would be payable for 90 days of the insurance policy for which the premium was financed as permitted pursuant to clause (d)(xiv) of the defined term "Permitted Indebtedness."

          "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan and ending 1, 2, or 3 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day,
(b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (e) CBI may not elect an Interest Period which will end after the Maturity Date.

          "Interest Rate" shall have the meaning given to such term in Section 4.1.

          "Interest Rate Protection Agreement" shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity purchase or option agreement or other interest or exchange rate or commodity price hedging agreements between CBI and any Lender or any affiliate of a Lender.

          "Internal Revenue Service" shall mean the Internal Revenue Service and any successor agency.

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto and all rules and regulations promulgated thereunder.

          "Inventory" shall mean all of CBI's inventory, including without limitation, (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in CBI's business; (ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service; and (iii) all goods returned to or repossessed by CBI.

          "Investment" in any Person shall mean (i) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise, but exclusive of the acquisition of inventory, supplies, equipment and other property or assets used or consumed in the ordinary course of business of CBI or its Subsidiaries and Consolidated Capital Expenditures not otherwise prohibited hereunder) of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such Person, (ii) any deposit (other than deposits constituting a Permitted
Lien) with, or advance, loan or other extension of credit (other than sales of inventory or services on credit in the ordinary course of business and payable or dischargeable in accordance with customary trade terms and sales on credit of the type described in clauses (c) or (d) of Section 9.3) to, such Person or
(iii) any other capital contribution to or investment in such Person, including, without limitation, any obligation incurred for the benefit of such Person. In determining the aggregate amount of Investments outstanding at any particular time, (a) the amount of any Investment represented by a guaranty shall be taken at not less than the maximum principal amount of the obligations guaranteed and still outstanding; (b) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (d) there shall not be deducted from the aggregate amount of Investments any decrease in the market value thereof.

          "Issuing Bank" shall mean Foothill or any Person that is acceptable to the Agent which shall issue an L/C Undertaking for the account of CBI.

          "Issuing Bank Fees" shall have the meaning given to such term in
Section 4.5(b).

          "Joinder Agreement" shall mean an agreement in the form of Exhibit J attached hereto.

          "L/C Undertaking" shall mean a participation in, or a reimbursement or indemnification undertaking with respect to, a Letter of Credit.

          "Lender" shall have the meaning given to such term in the preamble of this Credit Agreement.

          "Lending Party" shall have the meaning given to such term in Section 14.7.

          "Letter of Credit Committed Amount" shall have the meaning given to such term in Section 3.1.

          "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

          "Letter of Credit Fee" shall have the meaning given to such term in
Section 4.5(a).

          "Letter of Credit Obligations" shall mean, at any time, the sum of (i) the aggregate undrawn amount of all Letters of Credit outstanding at such time, plus (ii) the aggregate amount of all drawings under Letters of Credit for which the Issuing Bank has not at such time been reimbursed, paid or repaid, plus
(iii) without duplication, the aggregate amount of all payments made by each Lender to the Issuing Bank with respect to such Lender's participation in L/C Undertakings as provided in Section 3.3 for which CBI has not at such time reimbursed the Lenders, whether by way of a Revolving Loan or otherwise.

          "Letters of Credit" shall mean the stand-by letters of credit issued by an Underlying Issuer for the account of CBI for which an L/C Undertaking has been provided or undertaken by the Issuing Lender, and all amendments, renewals, extensions or replacements thereof.

          "Leverage Ratio" shall mean, for any date of determination, the ratio of (i) GAAP Indebtedness of CBI and its Subsidiaries (other than CPF and its Subsidiaries) on that date to (ii) Consolidated EBITDA for the four quarters ending on such date.

          "Liabilities" shall have the meaning given to such term in Section
2.10.

          "LIBOR Deadline" shall have the meaning given to such term in Section 4.8(b)(i).

          "LIBOR Notice" means a written notice in the form of Exhibit D-1.

          "LIBOR Option" shall have the meaning given to such term in Section 4.8(a).

          "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by the Agent (rounded upwards, if necessary, to the next 1/16%) by dividing (a) the Base LIBOR Rate for such Interest Period, by
(b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

          "LIBOR Rate Loan" means each portion of a Revolving Loan or an Original Term Loan that bears interest at a rate determined by reference to the LIBOR Rate.

          "Lien" shall mean any lien, license, claim, charge, pledge, security interest, deed of trust, mortgage, or other encumbrance.

          "Loan" or "Loans" shall mean the Revolving Loans and/or the Term Loans (or a portion of any Revolving Loan or Term Loan), individually or collectively, as appropriate.

          "Loan Account" shall have the meaning given to such term in Section
2.5.

          "Material Adverse Change" shall mean (a) a change in the business, operations, assets, liabilities or condition (financial or otherwise) of CBI and its Subsidiaries, taken as a whole, or the Collateral, which in either case would materially and adversely affect the ability of the Borrower Entities, taken as a whole, to perform their obligations under the Credit Documents, or
(b) a material adverse change in the rights and remedies of the Agent or any Lender thereunder.

          "Material Adverse Effect" shall mean (a) an effect on the business, operations, assets, liabilities or condition (financial or otherwise) of CBI and its Subsidiaries, taken as a whole, or the Collateral, which in either case would materially and adversely affect the ability of the Borrower Entities, taken as a whole, to perform their obligations under the Credit Documents, or
(b) a material adverse effect on the rights and remedies of the Agent or any Lender thereunder.

          "Material Contract" shall mean any contract (other than any of the Credit Documents), whether written or oral, to which CBI or any of its Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

          "Maturity Date" shall mean June 7, 2004.

          "Maximum Credit Line" shall mean $167,100,000, as such amount may be reduced from time to time (A) pursuant to and in accordance with Section 2.3 and
Section 13.12, (B) in connection with each Second Amendment Sale, as the Net Cash Proceeds of each Second Amendment Sale are used to prepay the Original Term Loans until an aggregate amount equal to

$31,500,000 has been prepaid, by the amount so applied to such prepayment, (C) in connection with the CPF Sale, as CPF Sale Proceeds are used to make additional prepayments of the Original Term Loans or the Term B Loans (in excess of the $20,000,000 prepayments which were made on or about the CPF Closing
Date), by the amount so applied to such prepayments, and (D) in connection with the Second Amendment Sales, as the Net Cash Proceeds of the Second Amendment Sales are used to make additional prepayments of the Term Loans (in excess of the $31,500,000 prepayments to be made on the Original Term Loans pursuant to clause (B) above), by the amount so applied to such prepayments.

          "Minimum Rate" shall have the meaning given to such term in Section
4.1.

          "Mortgages" shall mean each mortgage, security agreement and fixture filing, deed of trust or other real estate security document executed in favor of or for the benefit of the Agent and/or the Lenders to secure any or all of the Obligations.

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA and (i) which is, or within the immediately preceding six (6) years was, contributed to by CBI, any Subsidiary of CBI or any ERISA Affiliate or (ii) with respect to which CBI or any Subsidiary of CBI may incur any liability.

          "Net Cash Proceeds" shall mean the aggregate cash proceeds and Cash Equivalents received by CBI or the applicable Subsidiary in respect of any Asset Disposition, Specified Asset Disposition or Equity Issuance, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by CBI or the applicable Subsidiary in any Asset Disposition, Specified Asset Disposition or Equity Issuance.

          "Note" or "Notes" shall mean the Revolving Notes and/or the Term Loan Notes, individually or collectively, as appropriate.

          "Notice of Borrowing" shall have the meaning given to such term in
Section 2.1(d)(i).

          "Obligations" shall mean the Loans, any other loans and advances or extensions of credit made or to be made by any Lender to either of the Borrowers, or to others for the account of either of the Borrowers, in each case, pursuant to the terms and provisions of this Credit Agreement, together with interest thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) and, including, without limitation, any reimbursement obligation or indemnity of CBI or its Subsidiaries on account of Letters of Credit and all other Letter of Credit Obligations, and all indebtedness, fees, liabilities and obligations which may at any time be owing to the Agent or any Lender pursuant to this Credit Agreement or any other Credit Document, whether now in existence or incurred from time to time hereafter, whether unsecured or secured by pledge, Lien upon or security interest in any of CBI's assets or property or the assets or property of any other Person, whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether CBI or any Subsidiary is liable to the Agent or any Lender for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include any other indebtedness owing to the Agent or any Lender under this Credit Agreement and/or the other Credit Documents, the liability of either Borrower to any Lender pursuant to this Credit Agreement as maker or endorser of any promissory note or other instrument for the payment of money, any liability to the Agent or any Lender pursuant to this Credit Agreement or any other Credit Document under any instrument of guaranty or indemnity (including CBI's and the other Guarantors' guaranty of the Term B Loans), or arising under any guaranty, endorsement or undertaking which the Agent or any Lender may make or issue to others for the account of either Borrower pursuant to this Credit Agreement, including any accommodation extended with respect to applications for Letters of Credit, all liabilities and obligations owing from either Borrower to the Agent or any Lender, or any affiliate of the Agent or a Lender, arising under Interest Rate Protection Agreements entered into for the purpose of hedging interest rate risk under this Credit Agreement, and all liabilities and obligations owing from either Borrower arising under one or more Foreign Currency Exchange Agreements.

          "Operative Documents" shall mean the Credit Documents and the Security Documents.

          "Orderly Liquidation Value" shall mean the value of the trademarks and related rights owned by CBI, as set forth in the Appraisal.

          "Original Closing Date" shall mean March 7, 2001.

          "Original Credit Agreement" shall have the meaning given to such term in the recitals to this Credit Agreement.

          "Original Credit Parties" shall mean the Persons which were "Credit Parties" as defined in the Original Credit Agreement on the Original Closing Date.

          "Original Obligations" shall mean "Obligations" as defined in the Original Credit Agreement and as defined in the Amended and Restated Credit Agreement.

          "Original Term Loan Notes" shall have the meaning given to such term in Section 2.2(e).

          "Original Term Loans" shall mean "Term Loans" as defined in the Original Credit Agreement.

          "Other Taxes" shall have the meaning given to such term in Section 2.7(c).

          "PACA" shall mean the Perishable Agricultural Commodities Act, 7 U.S.C. Section 499.

          "PAFCO" shall mean Puerto Armuelles Fruit Co., Ltd.

          "PAFCO Framework Agreement" shall have the meaning given to such term in Section 9.3(j).

          "PAFCO Investment" shall have the meaning given to such term in
Section 9.3(j).

          "PAFCO Loan" shall mean an extension of credit in the amount of Five Million Dollars ($5,000,000) by CIL to Coosemupar, either directly or through a participation in a loan to be granted by Banco Nacional de Panama or another bank or financial institution to Coosemupar.

          "PAFCO Sale" shall mean the disposition of all or substantially all of the banana plantation assets owned by PAFCO to Coosemupar as described in more detail in Section 9.3(j).

          "Participant Register" shall have the meaning given to such term in
Section 14.6(l).

          "PBGC" shall mean the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

          "Permitted Acquisitions" shall mean the German Acquisition or an Acquisition by any Borrower Entity of an Acquired Company which Acquisition complies with the following requirements (in each case to the satisfaction of the Agent): (i) the Acquired Company shall be an operating company that engages in a line of business substantially similar to the business that one or more Borrower Entities engaged in on the Original Closing Date (or if such acquisition is consummated by one or more members of the Chiquita Fresh German Group, the Acquired Company shall be an operating company that engages in a line of business substantially similar to the business, and in substantially the same geographic area, that one or more members of the Chiquita Fresh German Group engaged in on the Closing Date), (ii) the Agent shall have received, if available, a review of the financial condition of the Acquired Company conducted by a firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Agent and such other reports and analyses in connection with the Acquisition as the Agent may reasonably request and an internal summary of the results of the Borrower Entity's due diligence and/or its economic justification for such Acquisition and the bases therefor (excluding any information in any such report, analyses or summary to which the attorney client privilege applies), (iii) the Agent shall have completed a field examination relating to the applicable Acquired Company and the results thereof are satisfactory to the Agent, (iv) the Agent shall have received all items required by Sections 7.9, 7.10 and 7.16 in connection with the Acquired Company,
(v) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (vi) CBI shall have delivered to the Agent a pro forma compliance certificate demonstrating that, upon giving effect to such Acquisition on a pro forma basis, CBI and its Subsidiaries shall be in compliance with all of the covenants set forth in Article VIII and no Default or Event of Default shall exist immediately prior to or immediately after the consummation of the Acquisition, and (viii) CBI shall have delivered to the Agent all Acquisition Documents in connection with such Permitted Acquisition which documents shall be reasonably satisfactory to the Agent.

          "Permitted Indebtedness" shall mean Indebtedness which meets all of the following tests at the time it is incurred: (a) if such Indebtedness is incurred after the Original Closing Date, CBI, on a pro forma basis and assuming such Indebtedness is incurred, would be in compliance with the financial covenants set forth herein, (b) after giving effect to the incurrence of such Indebtedness, the aggregate principal amount of all GAAP Indebtedness of CBI and its Subsidiaries (including without duplication, GAAP Indebtedness owing under the Credit Documents and GAAP Indebtedness of Excluded Entities, but excluding Indebtedness owing by CBI to CBII and evidenced by that certain Subordinated Promissory Note dated December 31, 2000 in an original principal amount equal to $40,000,000) at such time (i) does not exceed $540,000,000 at any time on a consolidated basis, or (ii) does not, when added, without duplication, to all Indebtedness of such Persons of the types described in clauses (f), (g), (j), (l) or (m) of the definition of Indebtedness (but, in the case of clause (m), excluding Indebtedness of CTP arising solely by virtue of its role as general partner of Indian River), exceed $565,000,000 at all times, (c) after giving effect to the incurrence of such Indebtedness, the aggregate principal amount of all GAAP Indebtedness of CBI and its Subsidiaries (including without duplication, GAAP Indebtedness owing under the Credit Documents and GAAP Indebtedness of Excluded Entities (other than CPF and its Subsidiaries) but excluding Indebtedness owing by CBI to CBII and evidenced by that certain Subordinated Promissory Note dated December 31, 2000 in an original principal amount equal to $40,000,000) at such time (i) does not exceed $360,000,000 at any time, on a consolidated basis, or (ii) does not, when added, without duplication, to all Indebtedness of such Persons of the types described in clauses (f), (g), (j), (l) or (m) of the definition of Indebtedness (but, in the case of clause (m), excluding Indebtedness of CTP arising solely by virtue of its role as general partner of Indian River), exceed $385,000,000 at all times and (d) Indebtedness which consists of:

          (i) Indebtedness owing to the Agent and the Lenders with respect to the Revolving Loans, the Term Loans, the Letters of Credit or otherwise, pursuant to the Credit Documents;

          (ii) trade payables incurred in the ordinary course of the business and other payment obligations under grower contracts entered into in the ordinary course of business;

          (iii) purchase money Indebtedness (including Capital Leases) incurred after the Original Closing Date by CBI or any of its Subsidiaries not otherwise constituting Permitted Indebtedness and incurred to finance the purchase of fixed assets provided that (A) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $10,000,000 at any one time outstanding (excluding any such Indebtedness referred to in clause (v) immediately below); (B) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and
(C) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

          (iv) obligations of CBI or any of its Subsidiaries in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks or commodity price fluctuations and not for speculative purposes;

          (v) (a) Indebtedness described on Schedule 1.1D attached hereto and any refinancings or replacements of such Indebtedness; provided that the aggregate principal amount of such Indebtedness is not increased, the scheduled maturity dates of such Indebtedness are not shortened and such refinancing is on terms and conditions no more restrictive than the terms and conditions of the Indebtedness being refinanced and (b) Indebtedness consisting of the German Financing;

          (vi) unsecured Indebtedness owing to CBI or a Subsidiary by CBI or a Subsidiary, as long as the related Investment is permitted hereunder;

          (vii) Indebtedness of Persons who are members of the Chiquita Fresh European Group as long as (i) such Indebtedness is non-recourse to CBI and each of its Subsidiaries which is not a member of the Chiquita Fresh European Group, and (ii) such Indebtedness, when added to the aggregate principal amount of all other Indebtedness of the members of the Chiquita Fresh European Group (other than Indebtedness described in clause (vi) above), is in an aggregate outstanding principal amount not to exceed $30,000,000 at any time and is otherwise not prohibited by any document or instrument to which one or more members of the Chiquita Fresh European Group is a party;

          (viii) Indebtedness of Persons who are members of the Chiquita Fresh German Group as long as (i) such Indebtedness is non-recourse to CBI and each of its Subsidiaries which is not a member of the Chiquita Fresh German Group, and (ii) such Indebtedness, when added to the aggregate principal amount of all other Indebtedness of the members of the Chiquita Fresh German Group (other than Indebtedness incurred pursuant to the German Financing and Indebtedness described in clause (vi) above or described on Schedule 1.1D), is in an aggregate outstanding principal amount not to exceed $1,000,000 at any time and is otherwise not prohibited by any document or instrument to which one or more members of the Chiquita Fresh German Group is a party;

          (ix) Indebtedness of Persons who are members of the Chiquita Fresh Latin American Group as long as (i) such Indebtedness is non-recourse to CBI and each of its Subsidiaries which is not a member of the Chiquita Fresh Latin American Group and such Indebtedness is otherwise not prohibited by any document or instrument to which one or more members of the Chiquita Fresh Latin American Group is a party, and (ii) such Indebtedness, when added to the aggregate principal amount of all other Indebtedness of the members of the Chiquita Fresh Latin American Group (but excluding Back-to-Back Loans and other Indebtedness described in clause (vi) above), is in an aggregate outstanding principal amount not to exceed $35,000,000 at any time;

          (x) Indebtedness of GWF and its Subsidiaries as long as (i) such Indebtedness is non-recourse to CBI and each of its Subsidiaries (other than GWF) which is not a Subsidiary of GWF and such Indebtedness is otherwise not prohibited by any document or instrument to which GWF or one or more of its Subsidiaries is a party and (ii) the aggregate outstanding principal amount of all such Indebtedness of GWF and its Subsidiaries, when added to the aggregate principal amount of all other Indebtedness of GWF and its Subsidiaries (other than Indebtedness described in clause (vi) above), does not exceed $225,000,000 at any time;

          (xi) Indebtedness of CPF and its Subsidiaries as long as (i) such Indebtedness is non-recourse to CBI and each of its Subsidiaries (other than CPF) which is not a Subsidiary of CPF and is otherwise not prohibited by any document or instrument to which CPF or one or more of its Subsidiaries is a party and (ii) the aggregate outstanding principal amount of all such

Indebtedness of CPF and its Subsidiaries when added to the aggregate principal amount of all other Indebtedness of CPF and its Subsidiaries (other than Indebtedness described in clause (vi) above), does not exceed $200,000,000 at any time;

          (xii) Indebtedness of Frupac or its Subsidiaries as long as (i) such Indebtedness is non-recourse to CBI or any of its Subsidiaries (other than Frupac) which is not a Subsidiary of Frupac and is otherwise not prohibited by any document or instrument to which Frupac or one or more of its Subsidiaries is a party and (ii) the aggregate outstanding principal amount of all such Indebtedness of Frupac and its Subsidiaries when added to the aggregate principal amount of all other Indebtedness of Frupac and its Subsidiaries (other than Indebtedness described in clause (vi) above), does not exceed $25,000,000 at any time;

          (xiii) Indebtedness of CTP arising solely from its status as a general partner of Indian River;

          (xiv) Indebtedness in an amount not to exceed $15,000,000 outstanding at any time incurred by CBI to finance the payment of insurance premiums;

          (xv) such other Indebtedness as the Aggregate Required Lenders in their sole and absolute discretion approve in writing; provided, however, if such other Indebtedness involves solely the Chiquita Fresh German Group, then such other Indebtedness shall not require the approval of the Aggregate Required Lenders, but shall require the approval in writing, in their sole discretion, of the Term B Required Lenders;

          (xvi) Indebtedness of one or more Subsidiaries to the extent, and solely to the extent, that the related Investment in such Subsidiary is permitted pursuant to clause (xxx) of the definition of "Permitted Investments"; and

          (xvii) Indebtedness of Atlanta or Eurosub owing to CBI to the extent, and solely to the extent, that the related Investment by CBI in Atlanta or Eurosub is permitted pursuant to clause (xxxi) of the definition of "Permitted Investments".

          "Permitted Investments" shall mean:

          (i)       Cash Equivalents;

          (ii) interest-bearing demand or time deposits (including certificates of deposit) which are insured by the Federal Deposit Insurance Corporation ("FDIC") or a similar federal insurance program; provided, however, that CBI may, in the ordinary course of business, maintain in its operating accounts from time to time amounts in excess of then applicable FDIC or other program insurance limits;

          (iii) Investments existing on the Original Closing Date and set forth on Schedule 1.1E attached hereto (including capitalization of any intercompany advances shown thereon);

          (iv) advances to officers, directors and employees of CBII, CBI or any of CBI's Subsidiaries for expenses incurred or anticipated to be incurred in the ordinary course as long as (a) no advances to any one Person are in excess of $250,000 in the aggregate at any time outstanding (except for a one-time $750,000 advance to one employee) and (b) all such advances do not exceed $5,000,000 in the aggregate at any time outstanding;

          (v)       Qualified Investments made in or to a Secured Credit Party;

          (vi) Qualified Investments made by Persons other than members of the Chiquita Fresh European Group in or to one or more Persons who are, as of the Closing Date, members of the Chiquita Fresh Latin American Group (or Persons which are Wholly-Owned Subsidiaries of such members of the Chiquita Fresh Latin America Group) (it being agreed that a Back-to-Back Loan to any member of the Chiquita Fresh Latin American Group shall, solely for the purposes of this clause, constitute an Investment in or to such member of the Chiquita Fresh Latin American Group and not an Investment in or to the applicable lender);

          (vii) Qualified Investments made by Persons (other than members of the Chiquita Fresh Latin American Group) in or to one or more Persons who are, as of the Closing Date, members of the Chiquita Fresh European Group (or Persons which are Wholly-Owned Subsidiaries of such members of the Chiquita Fresh European Group), as long as the aggregate amount thereof made after the Original Closing Date does not exceed $15,000,000 less any Qualified Investments made by Persons pursuant to clause (viii) below;

          (viii) Qualified Investments made by Persons (other than members of the Chiquita Fresh Latin American Group) in or to one or more Persons who are, as of the Closing Date, members of the Chiquita Fresh German Group (or Persons which are Wholly-Owned Subsidiaries of such members of the Chiquita Fresh German Group), as long as the aggregate outstanding amount thereof (A) does not exceed
(1) at all times prior to May 30, 2003, $15,000,000 or (2) at all times thereafter, $10,000,000 and (B) when added to the aggregate outstanding amount of Qualified Investments made by Persons pursuant to clause (vii) above, does not exceed $15,000,000;

          (ix) Qualified Investments made by Persons who are members of the Chiquita Fresh European Group in or to one or more Persons who are, as of the Closing Date, members of the Chiquita Fresh European Group (or Persons which are Wholly-Owned Subsidiaries of such members of the Chiquita Fresh European Group);

          (x) Qualified Investments made by Persons who are members of the Chiquita Fresh German Group in or to one or more Persons who are, as of the Closing Date, members of the Chiquita Fresh German Group (or Persons which are Wholly-Owned Subsidiaries of such members of the Chiquita Fresh German Group);

          (xi) Qualified Investments (other than those permitted pursuant to clause (vi) above) made by Persons who are members of the Chiquita Fresh Latin American Group as long as the aggregate outstanding amount thereof made after the Original Closing Date does not exceed $15,000,000 at any one time;

          (xii) Qualified Investments (other than those permitted pursuant to clause (vii) or (ix) above) made by Persons who are members of the Chiquita Fresh European Group as long as the aggregate outstanding amount thereof made after the Original Closing Date does not exceed $10,000,000 at any one time;

          (xiii) Qualified Investments (other than those permitted pursuant to clause (viii) or (x) above) made by Persons who are members of the Chiquita Fresh German Group as long as the aggregate outstanding amount thereof made after the Closing Date does not exceed $1,000,000 at any one time;

          (xiv) Qualified Investments made by the Secured Credit Parties (other than Investments made in or to a member of the Chiquita Fresh Latin American Group, members of the Chiquita Fresh European Group, an Excluded Entity or an Inactive Subsidiary) as long as the aggregate outstanding amount thereof made after the Original Closing Date does not exceed $15,000,000 at any time;

          (xv) Investments made at a time when no Event of Default has occurred and is continuing (A) (other than by Excluded Entities or one or more members of the Chiquita Fresh German Group) in independent growers in the ordinary course of business as long as the aggregate outstanding balance thereof does not exceed $10,000,000 at any time or (B) by one or more members of the Chiquita Fresh German Group in independent growers in the ordinary course of business as long as the aggregate outstanding balance thereof does not exceed $2,000,000 at any time;

          (xvi)     Investments made by one or more Excluded Entities;

          (xvii) Loans made by CBI to Frupac which do not exceed $25,000,000 outstanding at any time during the months of September to June and which do not exceed $10,000,000 outstanding at any time during the months of July and August;

          (xviii)   Loans made by Chiquita Banana Company B.V., a Netherlands
company, to CIL;

          (xix)     [intentionally omitted]

          (xx) Investments consisting of securities or debt instruments which are proceeds of Specified Asset Dispositions or Asset Dispositions (to the extent permitted by Section 9.3);

          (xxi)     Investments described on Schedule 9.3A;

          (xxii) A loan to CBII for Permitted Restructuring Expenses or any transfer of funds as permitted by Section 9.6;

          (xxiii)   such other Investments as the Aggregate Required Lenders in their sole discretion approve in writing; provided, however, if such other Investments involve solely the Chiquita Fresh German Group, then such other Investments shall not require the approval of the Aggregate Required Lenders, but shall require the approval in writing, in their sole discretion, of the Term B Required Lenders;

          (xxiv) advances to CTP solely to the extent necessary to permit CTP to make capital expenditures;

          (xxv) advances consisting of the payment of insurance premiums by CBI on insurance policies that insure CBI and one or more Subsidiaries, Excluded Entities or CBII, as long as each such advance is repaid to CBI by the applicable Subsidiary (other than Secured Credit Parties), Excluded Entity or CBII within 90 days after the date on which such advance was made;

          (xxvi) advances consisting of payment of insurance claim deductibles and self-insured retentions by CBI on liability insurance policies that insure CBI and one or more Subsidiaries, Excluded Entities or CBII, provided (a) each such advance is repaid to CBI by the applicable Subsidiary (other than Secured Credit Parties), Excluded Entity or CBII within 90 days after the date on which such advance was made; and (b) the aggregate amount of such advances outstanding at any given time, excluding those made on behalf of the Secured Credit Parties, does not exceed $1,000,000;

          (xxvii)   indemnity obligations incurred by CBI to secure the payment of insurance claim deductibles and self-insured retentions and to support operational bonding obligations of one or more Subsidiaries, Excluded Entities or CBII, provided that (a) any payment made by CBI in compliance with such indemnity obligation is repaid to CBI by the applicable Subsidiary (other than Secured Credit Parties), Excluded Entity or CBII within 90 days after the date on which such payment was made, (b) any letters of credit issued for the account of CBI shall be Letters of Credit; and (c) the aggregate amount of the indemnity obligation of CBI shall not exceed $3,000,000 for Subsidiaries (other than Secured Credit Parties), Excluded Entities or CBII for any given annual policy year;

          (xxviii) Investments made in or to Excluded Entities or Exportadora Chiquita-ENZA Chile Limitada (other than those made by an Excluded Entity) as long as (a) all such Investments made after March 6, 2002, do not exceed $3,000,000 in the aggregate at any time outstanding and (b) at the time of any such Investment (i) no Event of Default shall have occurred and be continuing and (ii) the sum of Availability plus CBI and its Subsidiaries' (other than any Excluded Entity's) unrestricted cash and Cash Equivalents shall be equal to at least $65,000,000;

          (xxix) Investments made in or to any newly formed or newly acquired Subsidiary or to an Inactive Subsidiary that is ceasing to be an Inactive Subsidiary where such Subsidiary has not yet signed applicable Joinder Agreements, Security Agreements, Guaranty Agreements or Pledge Agreements if required by the terms of this Agreement, provided, however, that (i) notice was provided to the Agent within sixty (60) Business Days after such Subsidiary was formed or acquired or ceased to be an Inactive Subsidiary and (ii) all such Investments shall not exceed $500,000 per Subsidiary and $1,000,000 in the aggregate at any time outstanding;

          (xxx) Investments made in one or more Subsidiaries (other than Atlanta or Euro Sub) in an aggregate amount not to exceed at any time (A) the aggregate amount of the Net Cash Proceeds from Second Amendment Sales and CPF Sale Proceeds minus (B) the aggregate amount paid to CBII pursuant to Section 9.6(e) minus (C) the aggregate amount invested pursuant to clause (xxxi) of the definition of Permitted Investments minus, without duplication, (D) the aggregate amount of the Net Cash Proceeds from Second Amendment Sales and CPF Sale Proceeds applied directly or indirectly to repay Loans, as long as (1) all amounts invested pursuant to this clause
(xxx) shall, promptly upon the applicable Subsidiary's receipt thereof, be used to pay Indebtedness of such Subsidiary or of one or more Subsidiaries of such Subsidiary, (2) no Default or Event of Default shall have occurred and be continuing at the time of such Investments (or would result therefrom) and (3) simultaneously with the making of such Investment, CBI notifies Agent of such Investment; and

          (xxxi)Investments by CBI or its Subsidiaries in Atlanta or Euro
Sub in an aggregate amount not to exceed at any time (A) the aggregate amount of the Net Cash Proceeds from Second Amendment Sales and CPF Sale Proceeds minus
(B) the aggregate amount paid to CBII pursuant to Section 9.6(e) minus (C) the aggregate amount invested pursuant to clause (xxx) of the definition of Permitted Investments minus, without duplication, (D) the aggregate amount of the Net Cash Proceeds from Second Amendment Sales and CPF Sale Proceeds applied directly or indirectly to repay Loans, as long as (1) to the extent such Investments are made in Atlanta, Atlanta promptly and in any event within two
(2) Business Days, use the proceeds of such Investments for so long as the German Note executed by Atlanta in favor of Euro Sub is in effect, to repay obligations owing by Atlanta to Euro Sub evidenced by such German Note, and thereafter, to make an Investment in all events permitted hereby in Euro Sub,
(2) Euro Sub promptly, and in any event within two Business Days, uses the proceeds of such Investments (or, for so long as the German Note executed by Atlanta in favor of Euro Sub is in effect, repayment in the case of an Investment in Atlanta which Atlanta then uses to repay obligations owing by Atlanta to Euro Sub evidenced by such German Note) to repay obligations owing by Euro Sub to Atcon evidenced by a German Note and (3) Atcon is, as a result of the limited waivers provided pursuant to the Second Amendment and Second Limited Waiver, permitted to use, and Atcon immediately uses, the proceeds of such repayment to make a repayment of Term B Loans;

          Notwithstanding the foregoing, Permitted Investments shall not include
(i) Investments made in or to an Inactive Subsidiary (other than Investments permitted pursuant to clauses (iii), (xxv), (xxvi), (xxvii) or (xxviii) above);
(ii) Investments made in or to an Excluded Entity (other than Investments permitted pursuant to clauses (iii), (xvii), (xix), (xxv), (xxvi), (xxvii), (xxviii) or (xxx) above and Investments made by an Excluded Entity"); (iii) Investments (other than as described in clause (xxii), (xxv), (xxvi) or (xxvii) above) made in or to CBII or any Subsidiary of CBII which is not CBI or a Subsidiary of CBI; and (iv) investments in or to CTP other than those permitted pursuant to clause (xxiv) above.

          "Permitted Liens" shall mean

          (i) Liens granted to the Agent or the Lenders or any affiliate of a Lender pursuant to any Credit Document;

          (ii)      Liens listed on Schedule 1.1C attached hereto;

          (iii) Liens on fixed assets securing purchase money Indebtedness (including Capital Leases) to the extent permitted under Section 9.2, provided that (A) any such Lien attaches to such assets concurrently with or within thirty (30) days after the acquisition thereof and only to the assets to be acquired and (B) a description of the assets so acquired is furnished to the Agent;

          (iv) Liens of warehousemen, mechanics, materialmen, workers, repairmen, fillers, packagers, processors, common carriers, landlords and other similar Liens arising by operation of law or otherwise, not waived in connection herewith, for amounts that are not yet due and payable or which are being diligently contested in good faith by CBI by appropriate proceedings, provided that in any such case an adequate reserve is being maintained by CBI for the payment of same;

          (v) attachment or judgment Liens individually or in the aggregate not in excess of $250,000 (exclusive of (a) any amounts that are duly bonded to the satisfaction of the Agent in its reasonable judgment or (b) any amount adequately covered by insurance as to which the insurance company has acknowledged in writing its obligations for coverage);

          (vi) Liens for taxes, assessments or other governmental charges not yet due and payable or which are being diligently contested in good faith by CBI or the applicable Subsidiary charged with such Lien by appropriate proceedings, provided that in any such case an adequate reserve is being maintained by CBI for the payment of same in accordance with GAAP;

          (vii) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance;

          (viii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, regulatory or statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business;

          (ix)      Liens arising from claims under PACA;

          (x) Liens on assets of GWF, CPF or Frupac or their respective Subsidiaries to secure Indebtedness of one or more of such Persons as long as the owner of the assets which are the subject of such Liens is the primary obligor on such Indebtedness (or is a Subsidiary or parent of such primary obligor, provided that, in the case of a parent, such parent is an Excluded Entity), and as long as the applicable Indebtedness is permitted pursuant to clause (d)(x), (d)(xi), (d)(xii) or (d)(xiii) of the definition of Permitted Indebtedness herein;

          (xi) Liens on assets of a Person (other than on Collateral or assets intended to constitute Collateral) to secure Indebtedness of such Person permitted hereunder;

          (xii) Liens on insurance proceeds and unearned insurance premiums which secure the Permitted Indebtedness described in clause (d)(xiv) of the definition of Permitted Indebtedness; and

          (xiii) such other Liens as the Aggregate Required Lenders in their sole and absolute discretion approve in writing; provided, however, if such other Liens involve solely the

Chiquita Fresh German Group, then such other Liens shall not require the approval of the Aggregate Required Lenders, but shall require the approval in writing, in their sole discretion, of the Term B Required Lenders.

          "Permitted Restructuring Expenses" shall mean payments made on or before March 31, 2002 to or for the benefit of CBII for legal, investment banking and other professional fees and related expenses (including court costs) incurred in connection with the proposed restructuring of CBII's Indebtedness and which are made at a time when all of the following conditions are satisfied:
(i) no Event of Default has occurred and is continuing (or would be caused thereby); (ii) the average Availability plus CBI's and its Subsidiaries' (other than any Excluded Entity's) unrestricted cash and Cash Equivalents for the thirty (30) day period ending ten (10) days prior to the date of such payment was at least $20,000,000; (iii) the amount of such payment, when added to all other payments made during such fiscal quarter, other than any payment of the "Restructuring Fee" to The Blackstone Group as contemplated by clause (iv) below and other than any payment of the fee payable to Houlihan, Lokey, Howard & Zukin as contemplated by clause (vi) below, does not exceed $3,000,000; provided that if the total of all such payments made under this clause (iii) in any fiscal quarter shall be less than $3,000,000, the unutilized portion of such $3,000,000 permitted payment may be carried forward into subsequent fiscal quarters so long as aggregate payments, other than any payment of the "Restructuring Fee", of more than $6,000,000 are not made in any fiscal quarter; (iv) if the payment is to fund payment of the "Restructuring Fee" owing to The Blackstone Group pursuant to that certain engagement letter between The Blackstone Group and CBII dated November 6, 2000, the amount of such payment shall not exceed the lesser of the maximum amount owing for that fee and $7,600,000; (v) if the payment is made after the commencement of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding by or against CBII, the payment shall be made by way of a loan from CBI to CBII which is protected by an appropriate court order which is acceptable to the Agent and the Existing Required Lenders and specifically assigned to the Agent as Collateral; and (vi) if the payment is to CBII to permit CBII to pay the success fee of Houlihan Lokey Howard & Zukin, such success fee shall not exceed $5,000,000.

          "Person" shall mean any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, entity, party or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each.

          "Pledge Agreements" shall mean (i) that certain Stock Pledge Agreement dated as of the Original Closing Date between the pledgors named therein and the Agent, (ii) that certain LLC Pledge Agreement dated as of the Original Closing Date between the pledgors named therein and the Agent, (iii) the German Pledge Agreements, and (iv) each other agreement (other than a Security Agreement) pursuant to which the equity of any Person is pledged to the Agent to secure any of the Obligations.

          "Pledged Party" shall mean each Person (other than a Credit Party) whose equity, in whole or in part, is pledged to the Agent to secure any of the Obligations.

          "Pledgor Entity" means each Person which has pledged equity in a Pledged Party to the Agent to secure the Obligations.

          "Portfolio Sale" shall have the meaning given to such term in Section 14.6(c).

          "Post-Closing Agreement" shall mean that certain Post-Closing Agreement, dated as of the date hereof, among the Borrowers and the Agent.

          "Prime Rate" shall mean the rate which Wells Fargo announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Wells Fargo (and its affiliates) may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          "Prime Rate Loan" means each portion of a Loan that bears interest at a rate determined by reference to the Prime Rate.

          "Pro Rata Share" of any (i) Existing Lender means a fraction, the numerator of which is such Existing Lender's Existing Commitment and the denominator of which is the sum of all Existing Lenders' Existing Commitments; provided, however, in the event that all Existing Commitments have been terminated or reduced to zero, Pro Rata Share shall be determined according to the Existing Commitments in effect immediately prior to such termination and
(ii) Term B Lender means a fraction, the numerator of which is such Term B Lender's Term B Loan Commitment and the denominator of which is the sum of all Term B Lenders' Term B Loan Commitments; provided, however, that after each Term B Lender has funded its portion of the Term B Loans, Pro Rata Share of any Term B Lender shall mean a fraction, the numerator of which is such Term B Lender's outstanding Term B Loans and the denominator of which is the sum of all outstanding Term B Loans.

          "Process Agent" shall have the meaning given to such term in Section 14.3.

          "Proprietary Rights" shall have the meaning given to such term in
Section 6.18.

          "Qualified Investment" means an Investment which meets all of the following tests: (i) it is made when no Default or Event of Default has occurred and is continuing (or would be caused thereby), (ii) it is made to a Person which is Solvent after giving effect to such Investment but ignoring intercompany liabilities to CBI and its Subsidiaries (provided, however, that Investments in an aggregate amount not to exceed $3,000,000 per fiscal year may be made in Persons without regard to this clause (ii) as long as such Investments otherwise are "Qualified Investments"); (iii) if it is a loan, it is made to a Person which is not subject to any restriction, contractual or otherwise, that would prohibit or restrain it from returning or repaying such Investment, (iv) if it is an Investment described in clauses (xi), (xii), (xiii) or (xiv) of the definition of Permitted Investments, it is made when CBI, immediately after giving effect thereto, has Availability of at least $10,000,000 and (v) if such Investment is an Acquisition, it constitutes a Permitted Acquisition.

          "Qualified Refinancing" shall mean a refinancing of this Credit Agreement in which all of the Obligations are paid in full in cash and for which Ableco or Foothill or an Affiliate thereof is agent.

          "Rating Agencies" shall have the meaning given to such term in Section 2.10.

          "Register" shall have the meaning given to such term in Section
14.6(f).

          "Registered Loan" shall have the meaning given to such term in Section 2.5(b).

          "Registered Note" shall have the meaning given to such term in Section 2.5(b).

          "Reportable Event" shall mean any of the events described in Section 4043 of ERISA and the regulations thereunder.

          "Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

          "Restricted Payment" shall mean (i) any cash dividend or other cash distribution, direct or indirect, on account of any shares of any class of Capital Stock of CBI or any of its Subsidiaries, as the case may be, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of CBI or any of its Subsidiaries now or hereafter outstanding by CBI or any of its Subsidiaries, as the case may be, except for any redemption, retirement, sinking funds or similar payment payable solely in such shares of that class of stock or in any class of stock junior to that class, (iii) any cash payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any shares of any class of Capital Stock of CBI or any of its Subsidiaries now or hereafter outstanding, or (iv) any payment to any Affiliate of CBI except to the extent expressly permitted in this Credit Agreement.

          "Retiree Health Plan" shall mean an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to persons after termination of employment, other than as required by Section 601 of ERISA.

          "Revolving Credit Borrowing Base" shall have the meaning given to such term in Section 2.1(b)(i).

          "Revolving Credit Borrowing Base Certificate" shall have the meaning given to such term in Section 7.1(e)(i).

          "Revolving Credit Committed Amount" shall mean, at any time, the CBI Maximum Credit Line less the principal balance of then outstanding Original Term Loans.

          "Revolving Loans" shall have the meaning given to such term in Section 2.1(b).

          "Revolving Notes" shall have the meaning given to such term in Section 2.1(c).

          "Sale Leaseback Transaction" shall have the meaning given to such term in Section 9.13.

          "Second Amendment and Second Limited Waiver" shall mean the Second Amendment and Second Limited Waiver to the Second Amended and Restated Credit Agreement, dated as of August 11, 2003, among the Borrowers, Wells Fargo, the Agent and the Lenders.

          "Second Amendment Sales" shall mean, collectively, all of the transactions set forth on Schedule 1.1H, and "Second Amendment Sale" shall mean any of such transactions.

          "Secondary Transactions" shall mean the transactions described on
Schedule 1.1G hereto, as long as at all times that such transactions are being consummated, Availability is at least $65,000,000.

          "Secured Credit Parties" shall mean each Credit Party (other than any member of the Chiquita Fresh German Group) which is also a party to a Security Agreement.

          "Securitization" shall have the meaning given to such term in Section 2.10.

          "Securitization Party" shall have the meaning given to such term in
Section 2.10.

          "Security Agreements" shall mean (i) the Security Agreement dated as of the Original Closing Date between the Agent, CBI and the obligors named therein, (ii) the Security Agreement dated as of the Original Closing Date between the Agent and Chiquita (Canada) Inc., (iii) composite Guarantee and Charge dated as of the Closing Date, as amended, by and among the Agent and CIL, Banexpro Ltd., Catellia Ltd., Tela Railroad Company Ltd., Financiera Agricola, Ltd., Financiera Estrella Ltd., and M.M. Holding Ltd. and (iv) each other agreement (other than a Pledge Agreement) pursuant to which one or more Persons grant a lien on any or all of their assets to secure any or all of the Obligations.

          "Security Documents" shall mean, collectively, the Security Agreements, the Pledge Agreements, the Mortgages, any Acknowledgment Agreements and any lockbox agreement or any other tri-party arrangement with respect to the bank accounts of either of the Borrowers.

          "Seneca" shall have the meaning given to such term in Section 9.3(j).

          "Seneca Shares" shall have the meaning given to such term in Section 9.3(j).

          "Seneca Share Proceeds" shall mean the aggregate cash proceeds received by CBI or any Subsidiary of CBI in respect of any disposition of Seneca Shares, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof.

          "Settlement Period" shall have the meaning given to such term in
Section 2.1(d)(ii).

          "Solvent" shall mean, with respect to any Person, that (i) the fair saleable value of such Person's assets exceeds all of its probable liabilities,
(ii) such Person does not have unreasonably small capital in relation to the business in which it is or proposes to be engaged and (iii) such Person has not incurred, and does not believe that it will incur, debts beyond its ability to pay such debts as they become due.

          "Specified Asset Disposition" means each disposition of one or more of the assets described on Schedule 9.3.

          "Subsidiary" shall mean, as to any Person, (a) any corporation more than fifty percent (50%) of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a fifty percent (50%) interest in the total capital, total income and/or total ownership interests of such entity at any time and (c) any partnership in which such Person is a general partner (it being agreed that unless otherwise designated, "Subsidiary" shall mean any direct or indirect "Subsidiary" of CBI); provided however, that neither Indian River nor Heaton Holdings Ltd., a Cayman Islands company, shall constitute a Subsidiary of CBI or any of its Subsidiaries, unless such entity is consolidated with CBI or any of its Subsidiaries in accordance with GAAP.

          "Taxes" shall mean any federal, state, local or foreign income, sales, use, transfer, payroll, personal, property, occupancy, franchise or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any interest or penalties thereon.

          "Term B Lender" shall mean each of the Lenders holding outstanding Term B Loans or with a Term B Loan Commitment greater than zero and their respective successors and assigns.

          "Term B Loans" shall have the meaning given to such term in Section 2.2(b).

          "Term B Loan Commitment" of any Lender means the amount set forth opposite such Lender's name as its "Term B Loan Commitment" on Schedule 1.1A.

          "Term B Loan Notes" shall have the meaning given to such term in
Section 2.2(e).

          "Term B Required Lenders" shall mean, at any time, Term B Lenders which are then in compliance with their obligations hereunder (as determined by the Agent) and holding in the aggregate at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Term B Loans.

          "Term Loans" shall mean the Original Term Loans and/or the Term B
Loans.

          "Term Loan Notes" shall mean the Original Term Loan Notes and the Term B Loan Notes.

          "Termination Event" shall mean (i) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan; (ii) the withdrawal of CBI, any Subsidiary of CBI or any ERISA Affiliate from a Benefit Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Benefit Plan pursuant to Section 4041 of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal, within the meaning of Sections 4203 and 4205 of ERISA, of CBI, any Subsidiary of CBI or any ERISA Affiliate from a Multiemployer Plan.

          "Trademark License Agreement" shall mean that certain Trademark License Agreement dated November 1, 2001, by and between CBI and CIL.

          "Trademark Note" shall mean that certain Promissory Note executed by CIL in favor of CBI dated November 1, 2001.

          "Tropical Farms" means farms (and related assets, including farm land held in reserve but not currently planted) located in Guatemala, Chile, Colombia, Panama, Honduras, Costa Rica, Guadeloupe, Martinique or Ivory Coast on which bananas, plantains and similar produce is grown, but excluding any assets subject to the PAFCO Sale.

          "UCP" shall have the meaning given to such term in Section 3.7.

          "Unallocated CBII Overhead" shall mean the following overhead and disbursements of CBII, but only to the extent that they are not otherwise allocated to CBI and its consolidated Subsidiaries: consulting fees and expenses, salaries, pension and benefit expenses, taxes (other than taxes on income or revenue), insurance costs, legal expenses, communication and maintenance fees, travel expenses, outside accounting fees, headquarter office expenses, deferred compensation and non-contractual severance expenses, but excluding Permitted Restructuring Expenses and principal, interest and other fees related to any Indebtedness.

          "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a Letter of Credit at the request of the Issuing Bank for the benefit of CBI.

          "Voting Stock" shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

          "Wells Fargo" shall have the meaning given to such term in the preamble of this Credit Agreement.

          "Wholly-Owned Subsidiary" of a Person means each entity in which (other than directors' qualifying shares or the equivalent thereof required by law) one hundred percent (100%) of the outstanding equity interests are directly owned, beneficially and of record, by such Person or by one or more of such Person's Wholly-Owned Subsidiaries.

     1.2   Accounting Terms and Determinations
           -----------------------------------

           Unless otherwise defined or specified herein, all accounting terms shall be construed herein and all accounting determinations for purposes of determining compliance with Sections 8.1 through 8.5 hereof and otherwise to be made under this Credit Agreement shall be made in accordance with GAAP applied on a basis consistent in all material respects with the Financials. All financial statements required to be delivered hereunder from and after the Original Closing Date and all financial records shall be maintained in accordance with GAAP as in effect as of the date of such financial statements. If GAAP shall change from the basis used in preparing the consolidated financial statements of CBI dated as of September 30, 2000, the certificates required to be delivered pursuant to Section 7.1 demonstrating compliance with the covenants contained herein shall include calculations setting forth the adjustments necessary to demonstrate how CBI is in compliance with the financial covenants based upon GAAP as in effect as of the date of the consolidated financial statements of CBI dated as of September 30, 2000. If CBI shall change its method of inventory accounting, all calculations necessary to determine compliance with the covenants contained herein shall be made as if such method of inventory accounting had not been so changed.

     1.3   Other Definitional Terms.
           ------------------------

           Terms not otherwise defined herein which are defined in the Uniform Commercial Code as in effect in the State of New York from time to time (the "Code") shall have the meanings given them in the Code. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to the Credit Agreement as a whole and not to any particular provision of this Credit Agreement, unless otherwise specifically provided. References in this Credit Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Credit Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include", "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing, computer disk, e-mail and other means of reproducing words in a visible form. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively. References to any times herein shall refer to Eastern Standard time or Eastern Daylight time, as then in effect.

                                   ARTICLE II.

                                      LOANS

     2.1   Revolving Loans.
           ---------------

               (a) Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each of the Existing Lenders severally agrees to lend to CBI at any time or from time to time on or after the Closing Date and before the Maturity Date, such Existing Lender's Pro Rata Share of the Revolving Credit Committed Amount as may be requested or deemed requested by CBI.

               (b)  Determination of Revolving Credit Borrowing Base.

           (i) Each of the Existing Lenders severally agrees, subject to the terms and conditions of this Credit Agreement, from time to time, to make loans and advances to CBI hereunder on a revolving basis. Such loans and advances to CBI (each, a "Revolving Loan"; and collectively, the "Revolving Loans") together with the Letter of Credit Obligations outstanding with respect to the Letters of Credit shall not in the aggregate exceed the least of ( the "Revolving Credit Borrowing Base"):

                    (A) the Revolving Credit Committed Amount at such time minus the aggregate amount of the Insurance Premium Block then in place;

                    (B) twenty-five percent (25%) of the Orderly Liquidation Value minus the aggregate amount of the Insurance Premium Block then in place;

                    (C)  the following amount:

                         (1) an amount up to eighty-five percent (85%) of Eligible Accounts Receivable; plus

                         (2) twenty percent (20%) of the Orderly Liquidation Value, minus

                         (3) the aggregate amount of reserves established by the Agent from time to time in its sole discretion, exercised in a commercially reasonable manner and in good faith, including, without limitation, reserves for claims under PACA (including, without limitation, a reserve in an amount equal to all amounts then owed to Persons other than CIL for the purchase of bananas and plantains) and reserves for accruals to be paid to customers, minus

                         (4) the aggregate amount of the Insurance Premium Block then in place; or

                    (D) the amount equal to Consolidated EBITDA of CBI and its Subsidiaries (other than CPF and its Subsidiaries) as of the most recently completed twelve month fiscal period for which information is available (exclusive of unusual items as determined in accordance with GAAP and non-cash items to the extent not already excluded in determining Consolidated EBITDA) minus the sum of (1) the outstanding principal balance of the Original Term Loans and (2) the aggregate amount of the Insurance Premium Block then in place.

Subject to the relevant terms and provisions set forth herein, the Agent at all times shall have the right to reduce or increase the advance rates (but not in excess of the advance rates set forth in the definition of Revolving Credit Borrowing Base) and standards of eligibility under this Credit Agreement, in each case in its sole discretion, exercised in a commercially reasonable manner and in good faith, if the Agent shall determine in its reasonable credit judgment that there is a risk that the Obligations may be undersecured as a result of a change in the condition or valuation of the Collateral. Such reduction or increase shall become effective after one (1) Business Day's prior notice from the Agent to CBI and the Existing Lenders. Each Existing Lender expressly authorizes the Agent to determine, subject to the terms of this Credit Agreement, on behalf of such Existing Lender whether or not Accounts shall be deemed to constitute Eligible Accounts Receivable.

           (ii) No Existing Lender shall be obligated at any time to make available to CBI its Pro Rata Share of any requested Revolving Loan if such amount plus its Pro Rata Share of all Revolving Loans, Letter of Credit Obligations and Original Term Loans then outstanding would exceed such Existing Lender's Existing Commitment at such time. No Existing Lender shall be obligated to make available, nor shall the Agent make available, any Revolving Loans to CBI to the extent such Revolving Loan when added to the then outstanding Revolving Loans and all Letter of Credit Obligations would cause the aggregate outstanding Revolving Loans and all Letter of Credit Obligations to exceed the Revolving Credit Borrowing Base. CBI shall promptly repay to the Agent for the account of the Existing Lenders from time to time the full amount of the excess, if any of (A) the amount of all Revolving Loans and Letter of Credit Obligations outstanding over (B) the lesser of (1) the Revolving Credit Committed Amount at such time and (2) the Revolving Credit Borrowing Base.

           (c) Revolving Notes. The obligations to repay the Revolving Loans and to pay interest thereon shall be evidenced by separate promissory notes of CBI to each Existing Lender in substantially the form of Exhibit C-1 attached hereto (the "Revolving Notes"), with appropriate insertions, one Revolving Note being payable to the order of each Existing Lender in a principal amount equal to such Existing Lender's Pro Rata Share of the Revolving Credit Committed Amount and representing the obligations of CBI to pay such Existing Lender the amount of such Existing Lender's Pro Rata Share of the Revolving Credit

          Committed Amount or, if less, the aggregate unpaid principal amount of all Revolving Loans made by such Existing Lender hereunder, plus interest accrued thereon, as set forth herein. CBI irrevocably authorizes each Existing Lender to make or cause to be made appropriate notations on its Revolving Note, or on a record pertaining thereto, reflecting Revolving Loans and repayments thereof. The outstanding amount of the Revolving Loans set forth on such Existing Lender's Revolving Note or record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Existing Lender, but the failure to make such notation or record, or any error in such notation or record shall not limit or otherwise affect the obligations of CBI hereunder or under any Revolving Note to make payments of principal of or interest on any Revolving Note when due.

               (d)  Borrowings under Revolving Notes.


           (i) Subject to Section 4.8(b)(i), each request for borrowings hereunder shall be made by a notice in the form attached hereto as Exhibit D from CBI to the Agent (a "Notice of Borrowing"), given not later than 11:00 a.m. New York City time on the Business Day on which the proposed borrowing is requested to be made for Revolving Loans. Each Notice of Borrowing shall be given by either telephone or telecopy, and, if requested by the Agent, confirmed in writing if by telephone, setting forth (1) the requested date of such borrowing, (2) the aggregate amount of such requested borrowing, (3) certification by CBI that it has complied in all respects with Article V, all of which shall be specified in such manner as is necessary to comply with all limitations on Revolving Loans outstanding hereunder (including, without limitation, availability under the Revolving Credit Borrowing Base) and (4) the account at which such requested funds should be made available. Each Notice of Borrowing shall be irrevocable by and binding on CBI. CBI shall be entitled to borrow Revolving Loans in a minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof (or the remaining amount of the Revolving Credit Committed Amount at such time, if less). Revolving Loans may be repaid and reborrowed in accordance with the provisions hereof.

           (ii) The Agent shall give to each Existing Lender prompt notice (but in no event later than 2:00 p.m. New York City time on the date of the Agent's receipt of notice from CBI) of each Notice of Borrowing by telecopy, telex or cable (other than any Notice of Borrowing which will be funded by the Agent in accordance with subsection (d)(iii) below). No later than 3:00 p.m. New York City time on the date on which a borrowing is requested to be made pursuant to the applicable Notice of Borrowing, each Existing Lender will make available to the Agent at the address of the Agent set forth on the signature pages hereto, in immediately available funds, its Pro Rata Share of such borrowing requested to be made. Unless the Agent shall have been notified by any Existing Lender prior to the date of borrowing that such Existing Lender does not intend to make available to the Agent its portion of the borrowing to be made on such date, the Agent may assume that such Existing Lender will make such amount available to the Agent as required above and the Agent may, in reliance upon such assumption, make available the amount of the borrowing to be provided by such Existing Lender. Upon fulfillment of the conditions set forth in Article V for such borrowing, the Agent will make such funds available to CBI at the account specified by CBI in such Notice of Borrowing.

           (iii) Because CBI anticipates requesting borrowings of Revolving Loans on a daily basis and repaying Revolving Loans on a daily basis through the collection of Accounts and the proceeds of other Collateral, resulting in the amount of outstanding Revolving Loans fluctuating from day to day, in order to administer the Revolving Loans in an efficient manner and to minimize the transfer of funds between the Agent and the Existing Lenders, the Existing Lenders hereby instruct the Agent, and the Agent may (but is not obligated to)
(A) make available, on behalf of the Existing Lenders, the full amount of all Revolving Loans requested by CBI not to exceed $20,000,000 in the aggregate at any one time outstanding without requiring that CBI give the Agent a Notice of Borrowing with respect to such borrowing and without giving each Existing Lender prior notice of the proposed borrowing, of such Existing Lender's Pro Rata Share thereof and the other matters covered by the Notice of Borrowing and (B) if the Agent has made any such amounts available as provided in clause (A), upon repayment of Revolving Loans by CBI, apply such amounts repaid directly to the amounts made available by the Agent in accordance with clause (A) and not yet settled as described below; provided that the Agent shall not advance funds as described in clause (A) above if the Agent has actually received prior to such borrowing (1) an officer's certificate from CBI pursuant to and in accordance with Section 7.1(j) that a Default or Event of Default is in existence or (2) a Notice of Borrowing from CBI wherein the certification provided therein states that the conditions to the making of the requested Revolving Loans have not been satisfied or (3) a written notice from any Existing Lender that the conditions to such borrowing have not been satisfied, which officer's certificate, Notice of Borrowing or notice, in each case, shall not have been rescinded. If the Agent advances Revolving Loans on behalf of the Existing Lenders, as provided in the immediately preceding sentence, the amount of outstanding Revolving Loans and each Existing Lender's Pro Rata Share thereof shall be computed weekly rather than daily and shall be adjusted upward or downward on the basis of the amount of outstanding Revolving Loans as of 5:00 p.m. New York City time on the Business Day immediately preceding the date of each computation; provided, however, that the Agent retains the absolute right at any time or from time to time to make the aforedescribed adjustments at intervals more frequent than weekly. The Agent shall deliver to each of the Existing Lenders after the end of each week, or such lesser period or periods as the Agent shall determine, a summary statement of the amount of outstanding Revolving Loans for such period (such week or lesser period or periods being hereafter referred to as a "Settlement Period"). If the summary statement is sent by the Agent and received by the Existing Lenders prior to 12:00 Noon New York City time on any Business Day each Existing Lender shall make the transfers described in the next succeeding sentence no later than 3:00 p.m. New York City time on the day such summary statement was sent; and if such summary statement is sent by the Agent and received by the Existing Lenders after 12:00 Noon New York City time on any Business Day, each Existing Lender shall make such transfers no later than 3:00 p.m. New York City time on the next succeeding Business Day. If in any Settlement Period, the amount of an Existing Lender's Pro Rata Share of the Revolving Loans is in excess of the amount of Revolving Loans actually funded by such Existing Lender, such Existing Lender shall forthwith (but in no event later than the time set forth in the next preceding sentence) transfer to the Agent by wire transfer in immediately available funds the amount of such excess; and, on the other hand, if the amount of an Existing Lender's Pro Rata Share of the Revolving Loans in any Settlement Period is less than the amount of Revolving Loans actually funded by such Existing Lender, the Agent shall forthwith transfer to such Existing Lender by wire transfer in immediately available funds the amount of such difference. The obligation of each of the Existing Lenders to transfer such funds shall be irrevocable and unconditional and without recourse to or warranty by the Agent. Each of the Agent and the Existing Lenders agree to mark their respective books and records at the end of each Settlement Period to show at all times the dollar amount of their respective Pro Rata Shares of the outstanding Revolving Loans. Because the Agent on behalf of the Existing Lenders may be advancing and/or may be repaid Revolving Loans prior to the time when the Existing Lenders will actually advance and/or be repaid Revolving Loans, interest with respect to Revolving Loans shall be allocated by the Agent to each Existing Lender (including the Agent) in accordance with the amount of Revolving Loans actually advanced by and repaid to each Existing Lender (including the Agent) during each Settlement Period and shall accrue from and including the date such Revolving Loans are advanced by the Agent to but excluding the date such Revolving Loans are repaid by CBI in accordance with Section 2.4 or actually settled by the applicable Existing Lender as described in this Section 2.1(d)(iii).

           (iv)     If the amounts described in subsection (d)(i), (d)(ii) or
(d)(iii) of this Section 2.1 are not in fact made available to the Agent by an Existing Lender (such Existing Lender being hereinafter referred to as a "Defaulting Lender") and the Agent has made such amount available to CBI, the Agent shall be entitled to recover such corresponding amount on demand from such Defaulting Lender. If such Defaulting Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify CBI and CBI shall immediately (but in no event later than five (5) Business Days after such demand) pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Defaulting Lender and CBI, (A) interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to CBI to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to either (1) if paid by such Defaulting Lender, the overnight Federal Funds Rate or (2) if paid by CBI, the then applicable rate of interest, calculated in accordance with Section 4.1, plus (B) in each case, an amount equal to any costs (including legal expenses) and losses incurred as a result of the failure of such Defaulting Lender to provide such amount as provided in this Credit Agreement. Nothing herein shall be deemed to relieve any Existing Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which CBI may have against any Existing Lender as a result of any default by such Existing Lender hereunder, including, without limitation, the right of CBI to seek reimbursement from any Defaulting Lender for any amounts paid by CBI under clause (B) above on account of such Defaulting Lender's default.

           (v) The failure of any Existing Lender to make the Revolving Loan to be made by it as part of any borrowing shall not relieve any other Existing Lender of its obligation, if any, hereunder to make its Revolving Loan on the date of such borrowing, but no Existing Lender shall be responsible for the failure of any other Existing Lender to make the Revolving Loan to be made by such other Existing Lender on the date of any borrowing.

           (vi) Each Existing Lender shall be entitled to earn interest at the then applicable rate of interest, calculated in accordance with Article IV, on outstanding Revolving Loans which it has funded to the Agent from the date such Existing Lender funded such Revolving Loan to, but excluding, the date on which such Existing Lender is repaid with respect to such Revolving Loan.

           (vii) Notwithstanding the obligation of CBI to send written confirmation of a Notice of Borrowing made by telephone if and when requested by the Agent, in the event that the Agent agrees to accept a Notice of Borrowing made by telephone, such telephonic Notice of Borrowing shall be binding on CBI whether or not written confirmation is sent by CBI or requested by the Agent. The Agent may act prior to the receipt of any requested written confirmation, without any liability whatsoever, based upon telephonic notice believed by the Agent in good faith to be from CBI or its agents. The Agent's records of the terms of any telephonic Notices of Borrowing shall be conclusive on CBI in the absence of gross negligence or willful misconduct on the part of the Agent in connection therewith.

     2.2   Term Loans.
           ----------

               (a) Original Term Loan. As of the date hereof, the aggregate outstanding principal amount of the Original Term Loans is $50,100,000. Once Term Loans are paid or prepaid, they may not be reborrowed.

               (b) Amount of Term B Loans. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Term B Lender severally agrees to make available to Atcon on the Closing Date term loans in Dollars (each a "Term B Loan" and collectively the "Term B Loans") equal to such Term B Lender's Pro Rata Share of $65,000,000 for the purposes hereinafter set forth. Once Term B Loans are paid or prepaid, they may not be reborrowed.

               (c) Funding of Term B Loans. Not later than Noon New York City time on March 28, 2003, each Term B Lender will make available to the Agent for the account of Atcon, at the office of the Agent in funds immediately available to the Agent, the amount of such Term B Lender's Pro Rata Share of $65,000,000. Atcon hereby irrevocably authorizes the Agent to disburse the proceeds of the Term B Loans in immediately available funds by wire transfer as directed by Atcon in writing.

               (d) Repayment of Original Term Loans and Term B Loans. The principal amount of the Original Term Loans shall be repaid in consecutive monthly payments on the first day of each calendar month; such payments commenced with the first day of October, 2002 and shall continue until the Original Term Loans are repaid in full. The amount of each such payment on the Original Term Loans (other than the final payment) shall equal $1,250,000. In addition to the other payments of the principal amount of Term B Loans required hereunder, a portion of the principal amount of the Term B Loans shall be repaid in an amount equal to $3,000,000 not later than December 31, 2003; provided, however, that to the extent that the principal amount of the Term B Loans are prepaid in an aggregate amount equal to at least $10,000,000 within four Business Days of the CPF Closing Date, the requirements of this sentence shall be deemed satisfied. If not sooner repaid, the principal amount of the Term Loans shall be repaid in full on the Maturity Date.

               (e) Term Notes. The obligations to repay the Original Term Loans and to pay interest thereon shall be evidenced by separate promissory notes of CBI to each applicable Lender in substantially the form of Exhibit C-2 attached hereto (the "Original Term Loan Notes"), with appropriate insertions, one Original Term Loan Note being payable to the order of each Existing Lender in a principal amount equal to such Existing Lender's Pro Rata Share of the Original Term Loans and representing the obligations of CBI to pay such Existing Lender the amount of such Existing Lender's Pro Rata Share of the Original Term Loans or, if less, the aggregate unpaid principal amount of the Original Term Loans made by such Existing Lender hereunder, plus interest accrued thereon, as set forth herein. The obligations to repay the Term B Loans and to pay interest thereon shall be evidenced by separate promissory notes of Atcon to each Term B Lender in substantially the form of Exhibit C-3 attached hereto (the "Term B Loan Notes"), with appropriate insertions, one Term B Loan Note being payable to the order of each Term B Lender in a principal amount equal to such Term B Lender's Pro Rata Share of the Term B Loans and representing the obligations of Atcon to pay such Term B Lender the amount of such Term B Lender's Pro Rata Share of the Term B Loans or, if less, the aggregate unpaid principal amount of the Term B Loans made by such Lender hereunder, plus interest accrued thereon, as set forth herein. Each Borrower irrevocably authorizes each applicable Lender to make or cause to be made appropriate notations on its Term Loan Notes, or on a record pertaining thereon, reflecting Term Loans and repayments thereof. The outstanding amount of the Term Loans set forth on such Lender's Term Loan Notes or record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to make such notation or record, or any error in such notation or record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Term Loan Note to make payments of principal of or interest on any Term Loan Note when due.

     2.3   Optional and Mandatory Prepayments.
           ----------------------------------

               (a) Voluntary Prepayments. Except as set forth below, the Borrowers shall have the right to prepay Loans in whole or in part from time to time, without premium or penalty; provided, however, that each such partial prepayment of Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof. Amounts prepaid on Existing Loans under this Section 2.3(a) shall be applied first to Revolving Loans, then to the Original Term Loans, and then to the Term B Loans. Voluntary prepayments on the Original Term Loans shall not be permitted unless, immediately prior to such prepayment, the sum of the Existing Commitments are equal to the then outstanding principal amount of the Original Term Loans. All voluntary prepayments of the Original Term Loans shall be applied to the remaining principal installments thereof in the inverse order of maturity thereof. No voluntary prepayments of the Term B Loans shall be permitted unless all obligations under the Original Term Loans have been paid in full and no Revolving Loans are outstanding. The Borrowers have the option, at any time upon ninety (90) days prior written notice to Agent, to terminate this Credit Agreement by paying to Agent, in cash, the Obligations (including either (i) providing cash collateral to be held by Agent in an amount equal to one hundred five percent (105%) of the then extant Letter of Credit Obligations, or (ii) causing the original Letters of Credit to be returned to the Issuing Bank), in full, together with the Applicable Prepayment Premium (which may be allocated based upon letter agreements between Agent and individual Lenders). If the Borrowers have sent a notice of termination pursuant to the provisions of this section, then the Existing Commitments shall terminate and the Borrowers shall be obligated to repay the Obligations (including either (i) providing cash collateral to be held by the Agent in an amount equal to one hundred five percent (105%) of the then extant Letter of Credit Obligations, or (ii) causing the original Letters of Credit to be returned to the Issuing Bank (with an applicable authorization to cancel such Letters of Credit), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Credit Agreement in such notice. In the event of the termination of this Credit Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any insolvency or bankruptcy related proceeding, or (iv) restructure, reorganization or compromise of any or all of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructuring, or arrangement in any insolvency or bankruptcy related proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Agent and the Lenders or profits lost by the Agent and the Lenders as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Agent and the Lenders, the Borrowers, jointly and severally, shall pay the Applicable Prepayment Premium to the Agent (which may be allocated based upon letter agreements between Agent and individual Lenders).

               (b)  Mandatory Prepayments.

           (i) Revolving Credit Committed Amount. If at any time, the sum of the aggregate principal amount of outstanding Revolving Loans plus Letter of Credit

Obligations outstanding shall exceed the amount of the Revolving Credit Borrowing Base, CBI immediately shall prepay, subject to Section 4.8(c), the Revolving Loans, and (after all Revolving Loans have been repaid) cash collateralize the Letter of Credit Obligations, in an amount sufficient to eliminate such excess.

          (ii) Asset Loss. To the extent of Net Cash Proceeds received in connection with an Asset Loss, CBI or Atcon, as the case may be, shall prepay the Loans (in the case of CBI) or the Term B Loans (in the case of Atcon) in an amount equal to one hundred percent (100%) of such Net Cash Proceeds unless the Agent shall have elected not to apply the proceeds realized from such Asset Loss to the prepayment of the Loans (any such prepayment under this Section 2.3(b)(ii) to be applied, subject to Section 4.8(c), as set forth in clause (vi) below).

          (iii) Asset Transfers. Promptly, and in any event within one (1) day following the occurrence of any Asset Disposition, CBI or Atcon, as the case may be, shall prepay the Loans (in the case of CBI) or the Term B Loans (in the case of Atcon) in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Asset Disposition (any such prepayment under this Section 2.3(b)(iii) to be applied, subject to Section 4.8(c), as set forth in clause (vi) below). Promptly, and in any event within one (1) day following the occurrence of any Specified Asset Disposition, CBI or Atcon, as the case may be, shall prepay the Loans (in the case of CBI) or the Term B Loans (in the case of Atcon) in an aggregate amount equal to the greater of (a) seventy-five percent (75%) of the Net Cash Proceeds of such Specified Asset Disposition or (b) the amount set forth opposite the description of the applicable assets on Schedule
9.3 (any such prepayment under this Section 2.3(b)(iii) to be applied, subject to Section 4.8(c), as set forth in clause (vi) below).

          (iv) Issuances of Equity and Payments with respect to Trademarks. Promptly, and in any event within five (5) days following the receipt by either of the Borrowers of Net Cash Proceeds from any Equity Issuance occurring after the Original Closing Date, CBI or Atcon, as the case may be, shall prepay the Loans (in the case of CBI) or the Term B Loans (in the case of Atcon) in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Equity Issuance (any such prepayment under this Section 2.3(b)(iv) to be applied, subject to Section 4.8(c), as set forth in clause (vi) below). Promptly, and in any event within one (1) day following the receipt of any payment under or pursuant to the Trademark License Agreement or Trademark Note, CBI shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds received (any such payment under this Section 2.3(b)(iv) to be applied, subject to Section 4.8(c), as set forth in clause (vi) below); provided however, if, at the time of such receipt no Default or Event of Default has occurred and is continuing, no such prepayment shall be required pursuant to this sentence.

          (v) Intercompany Loan Payments. Promptly, and in any event within one (1) Business Day following payment of principal on a German Note, Atcon shall prepay the Term B Loans in an amount equal to the payment on such German Note.

          (vi) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.3(b) shall be applied, subject to Section 4.8(c), as follows:

               (A) with respect to all amounts prepaid pursuant to Section 2.3(b)(i), to Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of Letter of Credit Obligations;

               (B) with respect to all amounts prepaid pursuant to Sections 2.3(b)(ii)-(iii) in connection with an Asset Loss, Asset Disposition or Specified Asset Disposition, (other than an Asset Loss, Asset Disposition or Specified Asset Disposition by any member of the Chiquita Fresh German Group) (1) first to the Original Term Loans, to be applied to the remaining principal installments thereof in the inverse order of maturity, (2) second to the Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of Letter of Credit Obligations and (3) third to the Term B Loans;

               (C) with respect to all amounts prepaid pursuant to Sections 2.3(b)(ii)-(iii) in connection with an Asset Loss, Asset Disposition or Specified Asset Disposition by any member of the Chiquita Fresh German Group, to the Term B Loans;

               (D) with respect to all amounts prepaid pursuant to Section 2.3(b)(iv) (other than an Equity Issuance by any member of the Chiquita Fresh German Group),/ /unless CBI shall otherwise elect a different application in its discretion (1) first to the Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of Letter of Credit Obligations, (2) second to the Original Term Loans, to be applied pro rata to the remaining principal installments thereof in the inverse order of maturity and (3) third to the Term B Loans; and

               (E) with respect to all amounts prepaid pursuant to Section 2.3(b)(iv) in connection with an Equity Issuance by any member of the Chiquita Fresh German Group, to the Term B Loans.

     So long as no Event of Default shall have occurred and be continuing, amounts on deposit in any cash collateral account in respect of Letter of Credit Obligations shall be remitted promptly to CBI upon satisfaction of such Letter of Credit Obligations. Upon and during the continuance of an Event of Default, amounts on deposit in any cash collateral account in respect of Letter of Credit Obligations shall be applied in accordance with the Security Agreement. Upon each application of funds pursuant to this
     Section 2.3(b)(vi) (other than pursuant to Section 2.3(b)(vi)(A)) to the Term Loans, Revolving Loans or to a cash collateral account in respect of Letter of Credit Obligations, (i) the Maximum Credit Line shall be reduced by the amount so applied and (ii) to the extent that the funds applied pursuant to this Section 2.3(b)(vi) were not applied to Term B Loans, each Existing Lender's Existing Commitment shall be reduced by its Pro Rata Share of the amount so applied and the CBI Maximum Credit Line shall be reduced by the amount so applied.

               (c) Voluntary Reductions. The Borrowers may from time to time permanently reduce or terminate the Maximum Credit Line and/or the CBI Maximum Credit Line (and upon each reduction of the CBI Maximum Credit Line, the Maximum Credit Line shall also be reduced by the amount of such reduction in the CBI Maximum Credit Line) in whole or in part (in minimum aggregate amounts of $5,000,000 or in integral multiples of $5,000,000 in excess thereof (or, if less, the full remaining amount of the Existing Commitment) upon three (3) Business Days' prior written notice to the Agent; provided, however, that no such termination or reduction shall be made which would cause the aggregate principal amount of (i) Original Term Loans to exceed the CBI Maximum Credit Line, (ii) Term B Loans to exceed the difference of (A) the Maximum Credit Line and (B) the CBI Maximum Credit Line or (iii) Revolving Loans plus Letter of Credit Obligations outstanding to exceed the Revolving Credit Borrowing Base, unless, concurrently with such termination or reduction, Loans are repaid to the extent necessary to eliminate such excess. The Agent shall promptly notify each affected Lender of receipt by the Agent of any notice from the Borrowers pursuant to this Section 2.3(c). Upon each reduction in the CBI Maximum Credit Line, each Lender's Existing Commitment shall be reduced by its Pro Rata Share of the amount of such reduction.

               (d) Maturity Date. The Existing Commitments of the Lenders and the Letter of Credit Commitment of the Issuing Bank shall automatically terminate on the Maturity Date.

     2.4   Payments and Computations.
           -------------------------

               (a) The Borrowers shall make each payment hereunder and under the Notes not later than 2:00 p.m. New York City time on the day when due. Payments made by either Borrower shall be in Dollars to the Agent at its address referred to in Section 14.5 hereof in immediately available funds without deduction, withholding, setoff or counterclaim. As soon as practicable after the Agent receives payment from either Borrower, but in no event later than one (1) Business Day after such payment has been made, subject to Section 2.1(d)(iii), the Agent will cause to be distributed like funds relating to the payment of principal, interest, or Fees (other than amounts payable to the Agent to reimburse the Agent and the Issuing Bank for fees and expenses payable solely to them pursuant to Article IV hereof) or expenses payable to the Agent and the Lenders in accordance with
          Section 14.8 hereof ratably to the Lenders, and like funds relating to the payment of any other amounts payable to such Lender. The Borrowers' obligations to the Lenders with respect to such payments shall be discharged by making such payments to the Agent pursuant to this
          Section 2.4(a) or if not timely paid or any Event of Default then exists, may be added to the principal amount of the Revolving Loans outstanding.

               (b) Each Borrower hereby authorizes each Lender to charge from time to time against any or all of such Borrower's accounts with such Lender any of the Obligations which are then due and payable. Each Lender receiving any payment as a result of charging any such account shall promptly notify the Agent thereof and make such arrangements as the Agent shall request to share the benefit thereof in accordance with Section 2.8.

               (c) Any payments falling due under this Credit Agreement on a day other than a Business Day shall be due and payable on the next succeeding Business Day and shall accrue interest at the applicable interest rate provided for in this Credit Agreement to but excluding such Business Day. Computation of interest and fees hereunder shall be made on the basis of actual number of days elapsed over a 360 day year.

     2.5   Maintenance of Account; Register.
           --------------------------------

               (a) The Agent shall maintain an account (the "Loan Account") on its books in the name of each Borrower in which the respective Borrower will be charged with all loans and other extensions of credit made by Agent and the Lenders (including, without limitation, the Issuing Bank) to the respective Borrower or for the respective Borrower's account, including the Revolving Loans, the Term Loans, the Letter of Credit Obligations and any other Obligations, including any and all costs, expenses and attorney's fees which the Agent may incur, including, without limitation, in connection with the exercise by or for the Lenders of any of the rights or powers herein conferred upon the Agent (other than in connection with any assignments or participations by any Lender) or in the prosecution or defense of any action or proceeding by or against the respective Borrower or the Lenders concerning any matter arising out of, connected with, or relating to this Credit Agreement or the Accounts, or any Obligations owing to the Lenders by the Borrowers. In no event shall prior recourse to any Accounts or other Collateral be a prerequisite to the Agent's right to demand payment of any Obligation upon its maturity. Further, it is understood that the Agent shall have no obligation whatsoever to perform in any respect any of CBI's contracts or obligations relating to the Accounts.

               (b) The Borrowers agree to record the amount of each Revolving Loan and each Term Loan on the Borrower Register referred to in
          Section 14.6(k). Each Revolving Loan and each Term Loan recorded on the Borrower Register (the "Registered Loan") may not be evidenced by promissory notes other than a Registered Note (as defined below). Upon the registration of any Revolving Loan or a Term Loan, any promissory note (other than a Registered Note) evidencing the same shall be null and void and shall be returned to the respective Borrower. The Borrowers agree, at the request of any Lender, to execute and deliver to such Lender a promissory note in registered form to evidence such Registered Loan (i.e. containing registered note language) and registered as provided in Section 14.6 (a "Registered Note"), payable to the order of such Lender and otherwise duly completed. Once recorded on the Borrower Register, the Obligations evidenced by such Note may not be removed from the Borrower Register so long as it remains outstanding, and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

     2.6   Statement of Account
           --------------------

          After the end of each month the Agent shall send CBI, as representative of both Borrowers, a statement showing the accounting for the charges, loans, advances and other transactions occurring between the Lenders and the Borrowers during that month. The monthly statements shall be deemed correct and binding upon the Borrowers and shall constitute an account stated between the Borrowers and the Lenders unless the Agent receives a written statement of exceptions from the Borrowers within thirty (30) days after same is mailed to CBI.

     2.7   Taxes.
           -----

               (a) Any and all payments by the Borrowers hereunder or under the Notes to or for the benefit of any Lender shall be made, in accordance with Section 2.4, free and clear of and without deduction for any and all present or future Taxes, deductions, charges or withholdings and all liabilities with respect thereto, excluding, in the case of each such Lender and the Agent, Taxes imposed on or measured by the Agent's or any Lender's net income or receipts or franchise taxes or taxes measured by the Agent's or such Lender's, as applicable, net worth by the jurisdiction under the laws of which such Lender or the Agent, as applicable, is organized or maintains a lending office (any such excluded Taxes, collectively, "Excluded Taxes"). If either Borrower shall be required by law to deduct any Taxes (other than Excluded Taxes) from or in respect of any sum payable hereunder or under any Note to or for the benefit of any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions of Taxes (including deductions of Taxes applicable to additional sums payable under this Section 2.7) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law; provided, however, that the Borrowers shall be under no obligation to increase the sum payable to any Lender not organized under the laws of the United States or a state thereof (a "Foreign Lender") by an amount equal to the amount of the U.S. Tax required to be withheld under United States law from the sums paid to such Foreign Lender, if such withholding is caused by the failure of such Foreign Lender to be engaged in the active conduct of a trade or business in the United States or all amounts of interest and fees to be paid to such Foreign Lender hereunder are not effectively connected with such trade or business within the meaning of U.S. Treasury Regulation 1.1441-4(a).

               (b) Each Foreign Lender agrees that it will deliver to CBI, as representative of both Borrowers, and the Agent (i) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form(s), as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, together with any other certificate or statement of exemption required under the Internal Revenue Code or regulations issued thereunder. Each such Lender also agrees to deliver to CBI, as representative of both Borrowers, and the Agent two (2) further copies of the said Form W-8BEN or W-8ECI and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to CBI, and such extensions or renewals thereof as may reasonably be requested by CBI or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises CBI and the Agent. Such Lender shall certify (A) in the case of a Form W-8BEN or W-8ECI, that it is entitled to receive payments under this Credit Agreement without deduction or withholding of any U.S. federal income taxes and (B) in the case of a Form W-8 or W-9, that it is entitled to an exemption from U.S. backup withholding tax.

               (c) In addition, the Borrowers agree to pay any present or future stamp, documentary, privilege, intangible or similar Taxes or any other excise or property Taxes, charges or similar levies that arise at any time or from time to time (other than Excluded Taxes) (i) from any payment made under any and all Credit Documents, (ii) from the transfer of the rights of any Lender under any Credit Documents to any other Lender or Lenders or (iii) from the execution or delivery by the Borrowers of, or from the filing or recording or maintenance of, or otherwise with respect to, any and all Credit Documents (hereinafter referred to as "Other Taxes").

               (d) The Borrowers will indemnify each Lender and the Agent for the full amount of Taxes (including, without limitation and without duplication, any Taxes imposed by any jurisdiction on amounts payable under this Section 2.7), subject to (i) the exclusion set out in the first sentence of Section 2.7(a), (ii) the provisions of Section 2.7(b), and (iii) the provisions of the proviso set forth in Section 2.7(a), and will indemnify each Lender and the Agent for the full amount of Other Taxes (including, without limitation and without duplication, any Taxes imposed by any jurisdiction on amounts payable under this Section 2.7) paid by such Lender or the Agent (on its own behalf or on behalf of any Lender), as the case may be, in respect of payments made or to be made hereunder, and any liability (including penalties, interest and expenses) arising solely therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment of this indemnification shall be made within thirty (30) days from the date such Lender or the Agent, as the case may be, makes written demand therefor.

               (e) Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrowers shall furnish to the Agent, at its address referred to in Section 14.5, the original or certified copy of a receipt evidencing payment thereof.

               (f) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.7 shall survive the payment in full of all Obligations hereunder and under the Revolving Notes or the Term Notes.

     2.8   Sharing of Payments.
           -------------------

          If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff or otherwise) on account of the Loans made by it or its participation in Letters of Credit in excess of its Pro Rata Share of a payment that is to be applied to Existing Loans or its Pro Rata Share of a payment that is to be applied to Term B Loans as provided for in this Credit Agreement, such Lender shall forthwith purchase from the other applicable Lenders such participations in the Loans made by them or in their participation in Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment accruing to all applicable Lenders in accordance with their respective ratable shares as provided for in this Credit Agreement; provided, however, that if all or any portion of such excess is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) or any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.8 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the respective Borrower in the amount of such participation.

     2.9   Pro Rata Treatment.
           ------------------

          Each Loan, each payment or prepayment of principal of any Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans, each payment of the Letter of Credit Fee, each reduction of the Existing Commitments and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans and their participation interests in the Letters of Credit; provided, however, that the foregoing fees payable hereunder to the Lenders shall be allocated to each Lender based on such Lender's Pro Rata Share of the Existing Commitments or the outstanding Term B Loans, as applicable.

     2.10  Securitization.
           --------------

          The Borrowers hereby acknowledge that the Lenders and any of their affiliates may sell or securitize the Obligations (a "Securitization") through the pledge of the Obligations as collateral security for loans to such Lenders or their affiliates or through the sale of the Obligations or the issuance of direct or indirect interests in the Obligations, which loans to such Lenders or their affiliates or direct or indirect interests will be rated by Moody's, Standard & Poor's or one or more other rating agencies (the "Rating Agencies"). The Borrowers shall cooperate reasonably with such Lenders and their affiliates to effect any such Securitization including, without limitation, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by such Lenders, in connection with the Securitization, provided that (i) any such amendment or additional documentation does not impose material additional costs on the Borrowers, (ii) any such amendment or additional documentation does not materially adversely affect the rights, or materially increase the obligations (including administrative duties or reporting obligations), of the Borrowers under the Credit Documents or change or affect in a manner adverse to the Borrowers the financial terms of the Obligations, and (b) providing such information as may be reasonably requested by such Lenders, in connection with the rating of the Obligations or the Securitization, (c) providing in connection with any rating of the Obligations, a certificate (i) agreeing to indemnify such Lenders and any of their affiliates, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, the "Securitization Parties") for any losses, claims, damages or liabilities (the "Liabilities") to which such Lenders, their affiliates or such Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Credit Document or in any writing delivered by or on behalf of the Borrowers and their respective affiliates to the Agent or one or more Lenders in connection with any Credit Document or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and such indemnity shall survive any transfer by such Lenders or their successors or assigns of the Obligations, and (ii) agreeing to reimburse such Lenders and any of their affiliates and other Securitization Parties for any legal or other expenses reasonably incurred by such Persons in connection with defending the Liabilities; and (d) providing such information regarding the Borrowers, the Guarantors, the Collateral and other property, assets and business of the Borrowers and the Guarantors (including appraisals and valuations) as may be reasonably requested by such Lenders or their successors or assignees.

                                  ARTICLE III.

                                LETTERS OF CREDIT

     3.1   Issuance.
           --------

          Subject to the terms and conditions hereof and of the Letter of Credit Documents, if any, and any other terms and conditions which the Issuing Bank may reasonably require, the Existing Lenders will participate in the issuance by the Issuing Bank to the Underlying Issuer from time to time of one or more L/C Undertakings with respect to Letters of Credit issued from time to time by the Underlying Issuer in Dollars from the Original Closing Date until the Maturity Date as CBI may request, in each case in a form acceptable to the Issuing Bank; provided, however, that (a) the Letter of Credit Obligations outstanding shall not at any time exceed thirty million Dollars ($30,000,000) (the "Letter of Credit Committed Amount") and (b) the sum of the aggregate principal amount of outstanding Revolving Loans plus Letter of Credit Obligations outstanding shall not at any time exceed the Revolving Credit Borrowing Base. No Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance or (y) as originally issued or as extended, have an expiry date extending beyond the Maturity Date. Each Letter of Credit shall comply with the related Letter of Credit Documents. The issuance and expiry date of each Letter of Credit shall comply with the related Letter of Credit Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. Notwithstanding anything to the contrary herein or otherwise, no Letter of Credit shall be issued to or for the benefit of CBII (or any Person in its capacity as a creditor of CBII) or to support, replace or supplement any obligation of CBII, except for those Letters of Credit set forth in Schedule 3.1 hereto.

     3.2   Notice and Reports.
           ------------------

          The request for the issuance of a Letter of Credit shall be submitted by CBI to the Issuing Bank at least three (3) Business Days prior to the requested date of issuance. The Issuing Bank will, upon request, disseminate to each of the Existing Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date as well as any payment or expirations which may have occurred.

     3.3   Participation.
           -------------

          Each Existing Lender, shall be deemed, upon issuance of a Letter of Credit, to have purchased without recourse a risk participation from the Issuing Bank in the applicable L/C Undertaking and the Issuing Bank's rights with respect to such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its Pro Rata Share of such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Bank therefor and discharge when due, its Pro Rata Share of the obligations arising under such L/C Undertaking. Without limiting the scope and nature of each such Existing Lender's participation in any L/C Undertaking, to the extent that the Issuing Bank has not been reimbursed as required hereunder, each such Existing Lender shall pay to the Issuing Bank its Pro Rata Share of such unreimbursed drawing pursuant to the provisions of Section 3.4. The obligation of each such Existing Lender to so reimburse the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of CBI to make a payment to the Issuing Bank as a result of drawings under any Letter of Credit, together with interest as hereinafter provided.

     3.4   Payment.
           -------

          In the event of any drawing under any Letter of Credit, the Issuing Bank will, promptly upon receiving actual knowledge thereof, notify CBI. Unless CBI shall immediately notify the Issuing Bank that CBI intends to otherwise make a payment to the Issuing Bank in the amount of such drawing as a result of such drawing, CBI shall be deemed to have requested that the Existing Lenders make a Revolving Loan in the amount of the drawing as provided in Section 3.5 on the related Letter of Credit, the proceeds of which will be used to satisfy the related obligations to the Issuing Bank. CBI promises to make a payment to the Issuing Bank in an amount equal to the amount of each drawing on a Letter of Credit on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If CBI shall fail to pay the Issuing Bank as provided hereinabove, the amount of such payment which has not been made to the Issuing Bank shall bear interest at a per annum rate equal to the interest rate applicable to Revolving Loans that are Prime Rate Loans. CBI's payment obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment CBI may claim or have against the Underlying Issuer, the Issuing Bank, the Agent, the Existing Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of CBI to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Bank will promptly notify the other Existing Lenders of the amount of any payment owing to the Issuing Bank as a result of a draw on a Letter of Credit that has not been paid by CBI as provided above, and each such Existing Lender shall promptly pay to the Agent for the account of the Issuing Bank in Dollars and in immediately available funds, the amount of such Existing Lender's Pro Rata Share of such amount. Such payment shall be made on the Business Day such notice is received by such Existing Lender from the Issuing Bank if such notice is received at or before 2:00 p.m. New York City time otherwise such payment shall be made at or before 12:00 Noon New York City time on the Business Day next succeeding the day such notice is received. If such Existing Lender does not pay such amount to the Issuing Bank in full upon such request, such Existing Lender shall, on demand, pay to the Agent for the account of the Issuing Bank interest on the unpaid amount during the period from the date of such drawing until such Existing Lender pays such amount to the Issuing Bank in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Existing Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Prime Rate. Each Existing Lender's obligation to make such payment to the Issuing Bank, and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Existing Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of CBI hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by an Existing Lender to the Issuing Bank, such Existing Lender shall, automatically and without any further action on the part of the Issuing Bank or such Existing Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Bank) in the related unreimbursed drawing portion of the Letter of Credit Obligation and in the interest thereon and in the related Letter of Credit Documents, and shall have a claim against CBI with respect thereto.

     3.5   Repayment with Revolving Loans.
           ------------------------------

          On any day on which CBI shall have requested, or been deemed to have requested, a Revolving Loan advance to make a payment as a result of a drawing under a Letter of Credit, the Agent shall give notice to the Existing Lenders that a Revolving Loan has been requested or deemed requested by CBI to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance shall be immediately made to CBI by all such Existing Lenders (notwithstanding any termination of the Existing Commitments pursuant to Section 11.2) pro rata based on the respective Pro Rata Shares of such Existing Lenders (determined before giving effect to any termination of the Existing Commitments pursuant to Section 11.2) and the proceeds thereof shall be paid directly by the Agent to the Issuing Bank for application to the respective Letter of Credit Obligations. Each such Existing Lender hereby irrevocably agrees to make its Pro Rata Share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Article V are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or
(vi) any termination of the Existing Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a bankruptcy or insolvency proceeding with respect to CBI), then each such Existing Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from CBI on or after such date and prior to such purchase) from the Issuing Bank such participation in the outstanding Letter of Credit Obligations as shall be necessary to cause each such Existing Lender to share in such Letter of Credit Obligations ratably (based upon the respective Pro Rata Shares of the Existing Lenders (determined before giving effect to any termination of the Existing Commitments pursuant to Section 11.2)), provided that at the time any purchase of participation pursuant to this sentence is actually made, the purchasing Existing Lender shall be required to pay to the Issuing Bank, to the extent not paid to the Issuing Bank by CBI in accordance with the terms of
Section 3.4, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Revolving Loan advance, the Federal Funds Rate, and thereafter at a rate equal to the Prime Rate.

     3.6   Renewal, Extension.
           ------------------

          The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

     3.7   Uniform Customs and Practices.
           -----------------------------

          The Issuing Bank or the Underlying Issuer may provide that the Letters of Credit shall be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated by reference therein and deemed in all respects to be a part thereof.

     3.8   Indemnification; Nature of Issuing Bank's Duties.
           ------------------------------------------------

               (a) In addition to their other obligations under this Article III, CBI agrees to protect, indemnify, pay and save the Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or any L/C Undertaking or (B) the failure of the Underlying Issuer or the Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").

               (b) As between CBI and the Issuing Bank, CBI shall assume all risks of the acts, omissions or misuse of any Letter of Credit or any L/C Undertaking by the beneficiary thereof. The Issuing Bank shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (iv) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (v) for any consequences arising from causes beyond the control of the Issuing Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Bank's rights or powers hereunder.

               (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Bank under any resulting liability to CBI. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Bank against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by CBI, including, without limitation, any and all Government Acts. The Issuing Bank shall not, in any way, be liable for any failure by the Issuing Bank or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Bank.

               (d) Nothing in this Section 3.8 is intended to limit the reimbursement obligations of CBI contained in Section 3.4 above. The obligations of CBI under this Section 3.8 shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Bank to enforce any right, power or benefit under this Credit Agreement.

               (e)  Notwithstanding anything to the contrary contained in this
          Section 3.8, CBI shall have no obligation to indemnify the Issuing Bank in respect of any liability incurred by the Issuing Bank arising solely out of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction.

     3.9   Responsibility of Issuing Bank.
           ------------------------------

          It is expressly understood and agreed that the obligations of the Issuing Bank hereunder to the Existing Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Bank shall be entitled to assume that the conditions precedent set forth in Article III or V have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Article III shall be deemed to prejudice the right of any Existing Lender to recover from the Issuing Bank any amounts made available by such Existing Lender to the Issuing Bank pursuant to this Article III in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Bank.

     3.10  Conflict with Letter of Credit Documents.
           ----------------------------------------

          In the event of any conflict between this Credit Agreement and any Letter of Credit Document (including any letter of credit application), this Credit Agreement shall control.

                                   ARTICLE IV.

                                INTEREST AND FEES

     4.1   Interest on Loans.
           -----------------

          Subject to Section 4.8(a), interest on the Loans and other amounts charged to the Loan Account shall accrue each day on the balance thereof, and shall be payable monthly in arrears on the first day of each calendar month (for the preceding month). Subject to the provisions of Section 4.2, the interest rate (the "Interest Rate") with respect to (a) all Obligations (other than those owing to the Term B Lenders) and relating to (i) a LIBOR Rate Loan shall be equal to the LIBOR Rate plus three and three-quarters percent (3.75%) and (ii) a Prime Rate Loan shall be equal to a per annum rate equal to the Prime Rate plus one percent (1%) and (b) the Term B Loans shall be equal to a per annum rate equal to the Prime Rate plus three and one-quarter percent (3.25%). The interest rates hereunder shall be calculated based on a 360 day year for the actual number of days elapsed.

          The foregoing notwithstanding, at no time shall any portion of the Obligations bear interest on any day on the daily balance thereof at a per annum rate (i) with respect to Obligations owing to the Agent or the Existing Lenders less than six percent (6.00%) or (ii) with respect to Obligations owing to the Term B Lenders, less than seven and one-half percent (7.50%) (collectively, the "Minimum Rate"). To the extent that interest accrued hereunder at the rate otherwise set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day shall automatically be deemed increased to the Minimum Rate.

     4.2   Interest After Event of Default.
           -------------------------------

          Interest on the Loans and other amounts charged to the Loan Account, as of the date an Event of Default occurs, and at all times thereafter until the earlier of the date upon which (a) all Obligations have been paid and satisfied in full in cash or (b) such Event of Default shall have been cured or waived, shall be payable on demand at a rate equal to the greater of (a) the Interest Rate, or (b) the Minimum Rate, in each case, plus two percent (2%) per annum (the "Default Rate"). Interest shall be payable on any other amount due hereunder and shall accrue at the Default Rate from the date due and payable until paid in full. The rates hereunder shall be calculated based on a 360-day year for the actual number of days elapsed.

     4.3   Bond Repurchase Fee.
           -------------------

          Simultaneous with the making of payments pursuant to Section 9.6(e), CBI shall pay to the Agent a fee (the "Bond Repurchase Fee") equal to four tenths of one percent (.40%) multiplied by the amount of such payment; provided, however, that such fee shall not be applicable to the first Fifty Million Dollars ($50,000,000) of such payments.

     4.4   Agent's Fees.
           ------------

          CBI and Atcon shall pay all fees required to be paid to the Agent under the Fee Letter at the times and in the amounts set forth therein.

     4.5   Letter of Credit Fees.
           ---------------------

               (a) Letter of Credit Fee. In consideration of the issuance of Letters of Credit hereunder, CBI promises to pay to the Agent for the account of each Existing Lender a fee (the "Letter of Credit Fee") on such Existing Lender's Pro Rata Share of the average daily maximum amount available to be drawn under each such Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to three percent (3%) per annum. The Letter of Credit Fee will be payable in arrears on a monthly basis.

               (b) Issuing Bank Fees. In addition to the Letter of Credit Fee payable pursuant to clause (a) above, CBI promises to pay to the Issuing Bank for its own account without sharing by the other Existing Lenders the letter of credit fronting and negotiation fees agreed to by CBI and the Issuing Bank from time to time and the customary charges from time to time of the Issuing Bank with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Bank Fees") and all fees or other amounts charged to the Issuing Bank by the Underlying Issuer.

     4.6   Authorization to Charge Loan Account.
           ------------------------------------

          Each Borrower hereby authorizes the Agent to charge its Loan Account with the amount of all payments, fees and other amounts due hereunder or under the Fee Letter to the Lenders, the Agent and the Issuing Bank as and when such payments become due. Each Borrower confirms that any charges which the Agent may so make to such Borrower's accounts as herein provided will be made as an accommodation to such Borrower and solely at the Agent's discretion.

     4.7   Indemnification in Certain Events.
           ---------------------------------

          If after the Original Closing Date, either (a) any change in or in the interpretation of any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to Foothill or any other banking or financial institution from whom any of the Lenders borrow funds or obtain credit (a "Funding Bank") or any of the Lenders, or (b) a Funding Bank or any of the Lenders complies with any future guideline or request from any central bank or other Governmental Authority or (c) a Funding Bank or any of the Lenders determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any of the Lenders complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (c), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any of the Lenders' capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding

Bank's or Lenders' policies with respect to capital adequacy) by an amount deemed by such Lender to be material, and the result of any of the foregoing events described in clauses (a), (b) or (c) is or results in an increase in the cost to any of the Lenders of funding or maintaining any Existing Commitment, the Revolving Loans, the Term Loans or the Letters of Credit, then the Borrowers shall from time to time upon demand by the Agent, pay to the Agent additional amounts sufficient to indemnify the Lenders against such increased cost. A certificate as to the amount of such increased cost shall be submitted to the Borrowers by the Agent and shall be conclusive and binding absent manifest error.

     4.8   LIBOR Option.
           ------------

               (a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Prime Rate, CBI shall have the option (the "LIBOR Option") to have interest on all or a portion of the Revolving Loans or the Original Term Loans be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which the Aggregate Required Lenders or Agent on behalf thereof elect to accelerate the maturity of all or any portion of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless CBI properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Prime Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, CBI no longer shall have the option to request that Revolving Loans or Original Term Loans bear interest at the LIBOR Rate and Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Prime Rate Loans hereunder.

               (b)  LIBOR Election.

               (i) CBI may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) at least three (3) Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of CBI's election of the LIBOR Option for a permitted portion of the Revolving Loans or Original Term Loans and an Interest Period pursuant to this Section shall be made by delivery to the Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by the Agent before the LIBOR Deadline (to be confirmed by delivery to the Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. New York City time (California time) on the same day. Promptly upon its receipt of each such LIBOR Notice, the Agent shall provide a copy thereof to each of the Existing Lenders.

               (ii) Each LIBOR Notice shall be irrevocable and binding on CBI. In connection with each LIBOR Rate Loan, CBI shall indemnify, defend, and hold the

     Agent and the Existing Lenders harmless against any loss, cost, or expense incurred by the Agent or any Existing Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall, with respect to the Agent or any Existing Lender, be deemed to equal the amount determined by the Agent or such Existing Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which the Agent or such Existing Lender would be offered were it to be offered, at the commencement of such period, for Dollar deposits of a comparable amount and period in the London interbank market. A certificate of the Agent or an Existing Lender delivered to CBI setting forth any amount or amounts that the Agent or such Existing Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error.

               (iii) CBI shall have not more than five (5) LIBOR Rate Loans in the aggregate in effect at any given time. CBI may only exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

               (c) Prepayments. CBI may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any mandatory prepayment in accordance with Section 2.3(b) or for any other reason, including early termination of the term of this Credit Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, CBI shall indemnify, defend, and hold Agent and the Existing Lenders and their Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above; provided, however that if any prepayment would prepay a LIBOR Rate Loan, CBI may elect to either prepay such Loan at such time or have the Agent hold any such prepayment amount as cash collateral until the end of the Interest Period applicable to such LIBOR Rate Loan. All amounts held by the Agent as cash collateral pursuant to this Section 4.8(c) and not yet applied to prepay Loans shall bear interest for the account of CBI at a rate equal to the Federal Funds Rate. All such interest shall be treated as a portion of the original amount held as cash collateral by the Agent and shall be applied to prepay LIBOR Rate Loans, if applicable, in accordance with this Section 4.8(c).

               (d)  Special Provisions Applicable to LIBOR Rate.

               (i) The LIBOR Rate may be adjusted by the Agent with respect to any Existing Lender on a prospective basis to take into account any additional or increased costs to such Existing Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Existing Lender shall give CBI and the Agent notice of such a determination and adjustment and the Agent promptly shall transmit the notice to each other Existing Lender and, upon its receipt of the notice from the affected Existing Lender, CBI may, by notice to such affected Existing Lender (y) require such Existing Lender to furnish to CBI a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

               (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation or application thereof, shall at any time after the date hereof, in the reasonable opinion of any Existing Lender, make it unlawful or impractical for such Existing Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Existing Lender shall give notice of such changed circumstances to the Agent and CBI and the Agent promptly shall transmit the notice to each other Existing Lender and (y) in the case of any LIBOR Rate Loans of such Existing Lender that are outstanding, the date specified in such Existing Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Existing Lender thereafter shall accrue interest at the rate then applicable to Prime Rate Loans, and (z) CBI shall not be entitled to elect the LIBOR Option until such Existing Lender determines that it would no longer be unlawful or impractical to do so.

               (e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Existing Lender, nor any of their participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if each Existing Lender or its participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

                                   ARTICLE V.

                              CONDITIONS PRECEDENT

          The obligation of the Lenders to make the Term Loans or any Revolving Loan or of the Issuing Bank to issue any Letter of Credit hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such Term Loans or any Revolving Loan or issuance of such Letter of Credit the following conditions precedent:

     5.1   Original Closing Date Conditions.
           --------------------------------

          The obligation of each Lender to make Loans and/or of the Issuing Bank to issue Letters of Credit under the Original Credit Agreement was subject to the satisfaction, on or prior to the Original Closing Date, of the following conditions precedent (all of which were either satisfied or waived):

               (a) Executed Credit Documents. Receipt by the Agent of duly executed copies of: the Original Credit Agreement; the Notes issued pursuant to the Original Credit Agreement; the Security Documents and the Guarantees; and all other Credit Documents, and each other agreement, document, certificate or instrument described on the Closing Checklist attached to the Original Credit Agreement as Exhibit K, each in form and substance acceptable to the Agent and the Lenders in their sole discretion.

               (b)  Corporate Documents. Receipt by the Agent of the following:

               (i) Charter Documents. Copies of the articles or certificates of incorporation or formation or other charter documents of each Original Credit Party certified, to the extent available, to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or formation and certified by a secretary or assistant secretary of such Original Credit Party to be true and correct as of the Original Closing Date.

               (ii) Bylaws. A copy of the bylaws or limited liability company agreement or similar agreement of each Original Credit Party certified by a secretary or assistant secretary of such Original Credit Party to be true and correct as of the Original Closing Date.

               (iii) Resolutions. Copies of resolutions of the Board of Directors or similar managing body of each Original Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Original Credit Party to be true and correct and in force and effect as of the Original Closing Date.

               (iv) Good Standing. Copies of (i) certificates of good standing, existence or its equivalent with respect to each Original Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect and
     (ii) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate taxing Governmental Authorities.

               (v) Incumbency. An incumbency certificate of each Original Credit Party certified by a secretary or assistant secretary to be true and correct as of the Original Closing Date.

               (c) Financial Statements. Receipt by the Agent and the Lenders of the unaudited balance sheet of CBI as of, and a statement of income for the period ending, September 30, 2000 prepared by the chief accounting officer of CBI and such other information relating to the Borrower Entities (determined at the Original Closing Date) as the Agent may reasonably require in connection with the structuring and syndication of credit facilities of the type described herein.

               (d) Opinions of Counsel. Receipt by the Agent of an opinion, or opinions (which covered, among other things, authority, legality, validity, binding effect, enforceability and attachment and perfection of liens) satisfactory to the Agent, addressed to the Agent and the Lenders and dated the Original Closing Date, from legal counsel to CBI and the relevant Subsidiaries.

               (e)  Collateral. Receipt by the Agent of:

               (i) searches of Uniform Commercial Code, PPSA or other similar filings in the jurisdiction of the chief executive office of each Secured Credit Party (as defined in the Original Credit Agreement) as of the Original Closing Date and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

               (ii) duly executed UCC, PPSA or other similar financing statements for each appropriate jurisdiction as is necessary, in the Agent's sole discretion, to perfect the Agent's security interest in the Collateral;

               (iii) searches of ownership of intellectual property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Agent in order to perfect the Agent's security interest in the Collateral;

               (iv) all instruments and chattel paper in the possession of CBI, together with allonges or assignments as may be necessary or appropriate to perfect the Agent's security interest in the Collateral to the extent required under the Security Agreement;

               (v) duly executed consents as are necessary, in the Agent's sole discretion, to perfect the Agent's security interest in the Collateral, including, without limitation, such Acknowledgment Agreements as the Agent may require;

               (vi) duly executed tri-party agreements in form and substance acceptable to the Agent with respect to each bank account of CBI (other than payroll and petty cash bank accounts maintained as zero balance accounts and other similar bank accounts having limited or no activity and balances of not more than $10,000 and disbursement accounts and investment accounts acceptable to the Agent); and

               (vii) duly executed mortgages on the real property which is owned by CBCNA.

               (f) Prioriity of Liens. Receipt by the Agent of satisfactory evidence that the Agent, on behalf of the Lenders, holds a perfected, first priority Lien on all Collateral (subject only to Permitted Liens).

               (g) Opening Revolving Credit Borrowing Base Certificate. Agreement between the Agent and CBI upon the Revolving Credit Borrowing Base calculation and reporting procedures and receipt by the Agent of a Revolving Credit Borrowing Base Certificate as of March 7, 2001, substantially in the form of Exhibit G and certified by the chief accounting officer or treasurer of CBI on the Original Closing Date to be true and correct as of February 24, 2001.

               (h)  [intentionally deleted]

               (i)  [intentionally deleted]

               (j) Evidence of Insurance. Receipt by the Agent of copies of insurance policies or certificates of insurance of CBI and it Subsidiaries evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, without limitation, naming the Agent as loss payee on behalf of the Lenders and as additional insured to the extent required by Section 7.10.

               (k) Corporate Structure. The corporate capital and ownership structure of CBI and its Subsidiaries shall be as described in
          Schedule 6.9.

               (l) Consents. Receipt by the Agent of evidence that all governmental, shareholder and third party consents and approvals required in connection with the transactions and the related financings contemplated hereby and expiration of all applicable waiting periods without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Agent could have such effect.

               (m) Litigation. There shall not exist any pending or threatened action, suit, investigation or proceeding against CBI or any of its Subsidiaries or its assets that could reasonably be expected to have a Material Adverse Effect.

               (n) Other Indebtedness. Receipt by the Agent of evidence that, after giving effect to the making of the Loans made on the Original Closing Date, CBI and its Subsidiaries shall have no Funded Indebtedness other than the Indebtedness under the Credit Documents and as disclosed on Schedule 1.1D.

               (o) Solvency Certificate. Receipt by the Agent of an officer's certificate for CBI prepared by its chief accounting officer or treasurer as to the financial condition, solvency and related matters of CBI, in each case after giving effect to the initial borrowings under the Credit Documents, in substantially the form of Exhibit H hereto.

               (p) Officer's Certificates. Receipt by the Agent of a certificate or certificates executed by the president or chief accounting officer or treasurer of CBI as of the Original Closing Date stating that (i) after giving effect to the making of the Loans and application of the proceeds thereof, CBI is in compliance with all existing financial obligations, (ii) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (iii) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect CBI or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect and (iv) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (A) CBI is Solvent, (B) no Default or Event of Default exists, (C) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and
          (D) CBI is in compliance with each of the financial covenants set forth in Article VIII.

               (q) Fees and Expenses. Payment by CBI of all fees and expenses owed by it to the Lenders and the Agent, including, without limitation, payment to the Agent of the fees set forth in the Fee Letter.

               (r)  Sources and Uses; Payment Instructions. Receipt by the
          Agent of (a) a statement of sources and uses of funds covering all payments reasonably expected to be made by CBI in connection with the transactions contemplated by the Credit Documents to be consummated on the Original Closing Date, including an itemized estimate of all fees, expenses and other closing costs and (b) payment instructions with respect to each wire transfer to be made by the Agent on behalf of the Lenders or CBI on the Original Closing Date setting forth the amount of such transfer, the purpose of such transfer, the name and number of the account to which such transfer is to be made, the name and ABA number of the bank or other financial institution where such account is located and the name and telephone number of an individual that can be contacted to confirm receipt of such transfer.

               (s) Account Designation Letter. Receipt by the Agent of an Account Designation Letter substantially in the form of Exhibit I hereto.

               (t) Material Adverse Change. (i) No material adverse change in the business, operations, profits or prospects of CBI and its Subsidiaries, taken as a whole, shall have occurred since September 30, 2000 and (ii) on or prior to the Original Closing Date, there shall not have occurred a substantial impairment of the financial markets generally which, in the opinion of the Lenders, has materially and adversely affected the transactions contemplated hereby.

               (u) Availability. The Lenders shall be satisfied that, after reserving for amounts to bring the current liabilities of CBI within their terms (and after giving effect to payments made to comply with item (r) above), the sum of (a) Availability plus (ii) the unrestricted cash and Cash Equivalents then held or owned directly by CBI, shall be equal to at least $40,000,000.

               (v) PACA. Receipt by the Agent of evidence satisfactory to the Agent that all contracts between CBI and any of its Subsidiaries that are subject to the benefits of PACA have payment terms of at least thirty-one (31) days and include language necessary to exclude the underlying sales transactions from the benefits of PACA.

               (w) Subordination. Receipt by the Agent of evidence satisfactory to the Agent that (i) either (A) all obligations (other than obligations in an aggregate principal amount not to exceed $40,000,000, which are evidenced by a note in form and substance acceptable to the Agent, and other than amounts accruing after January 1, 2001 relating to amounts owing with respect to overhead or tax sharing agreements) of CBI or any of its Subsidiaries owing to CBII have been converted into equity or (B) all claims of and amounts, now or in the future, owing by CBI or any of its Subsidiaries to CBI or any of its

          Subsidiaries are subordinated to the Obligations, and (ii) all claims of, and amounts now or in the future owing by CBI or any of its Subsidiaries to CBII are subordinated to the Obligations.

               (x) Sales Agent. Receipt by the Agent of evidence satisfactory to the Agent that (i) CBCNA is the agent of CBI for the sale of bananas, plantains and other items in the United States and that all money received by CBCNA in connection with such sales is received for the benefit of, and is the property of, CBI, (ii) CBCNA is no longer the agent of, and no longer collects any funds for or on behalf of, CBII, (iii) Chiquita (Canada) Inc. is the agent of CBI for the sale of bananas, plantains and other items in Canada and that all money received by Chiquita (Canada) Inc. in connection with such sales is received for the benefit of, and is the property of, CBI and (iv) Chiquita (Canada) Inc. is no longer the agent of, and no longer collects any funds for or on behalf of, CBII.

               (y) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender, including, without limitation, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of CBI.

               (z) Receipt by the Agent of copies, certified by an officer of CBI as being true, correct, complete and in full force and effect and not modified, of each of the following documents:

               (i) that certain License Agreement dated as of December 31, 2000 by and between CBI and CBII;

               (ii) that certain Banana Supply Agreement made effective as of December 31, 2000 by and between CIL and CBI;

               (iii) that certain Business Assignment Agreement made effective as of December 31, 2000 by and between CBII and CBI;

               (iv) that certain U.S. Sale of Fruit Commission Sales Agreement dated effective as of December 31, 2000 by and between CBI and CBCNA;

               (v) that certain Canadian Sale of Fruit Commission Sales Agreement dated effective as of December 31, 2000 by and between CBI and Chiquita (Canada) Inc.;

              (vi) that certain Waiver dated as of December 31, 2000 by and between CIL and CBI; and

               (vii) that certain Subordinated Promissory Note dated December 31, 2000 made by CBI in favor of CBII in an original principal amount equal to $40,000,000.

     5.2  Closing Conditions.
          ------------------

          The obligation of each Lender to make Loans and/or of the Issuing Bank to issue Letters of Credit under this Credit Agreement is subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent:

               (a) Executed Credit Documents. Receipt by the Agent of duly executed copies of this Credit Agreement, the Notes, all other Credit Documents amended or otherwise modified or executed in connection with the transactions contemplated by this Credit Agreement, and each other agreement, document, certificate or instrument described on the Closing Checklist attached hereto as Exhibit K, each in form and substance acceptable to the Agent and the Lenders in their reasonable judgment.

               (b) Corporate Documents. Receipt by the Agent of a certificate of a secretary or assistant secretary of each Secured Credit Party certifying that as of the Closing Date the following statements are true and correct or attaching the following, as applicable.

               (i) Charter Documents. The articles or certificates of incorporation or formation or other charter documents of each Secured Credit Party have not been amended after the Original Closing Date or, in the case of Secured Credit Parties that became such after the Original Closing Date, the date such information was supplied to the Agent.

               (ii) Bylaws. The bylaws or limited liability company agreement or similar agreement of each Secured Credit Party has not been amended after the Original Closing Date or, in the case of Secured Credit Parties that became such after the Original Closing Date, the date such information was supplied to the Agent.

               (iii) Resolutions. Copies of resolutions of the Board of Directors or similar managing body of each Credit Party approving, in the case of the Borrowers, the Credit Agreement and, in the case of the other Credit Parties, the transactions contemplated by the Credit Agreement and, in the case of the Borrowers, authorizing execution and delivery thereof, and in the case of the other Credit Parties, acknowledging and reaffirming the Credit Documents to which such other Credit Party is a party.

               (c) Opinions of Counsel. Receipt by the Agent of an opinion, or opinions (which shall cover, among other things, authority, legality, validity, binding effect, enforceability) satisfactory to the Agent, addressed to the Agent and the Lenders and dated the Closing Date, from legal counsel to the Borrowers.

               (d) Officer's Certificates. The Agent shall have received a certificate or certificates executed by the president or chief accounting officer or treasurer of CBI as of the Closing Date stating that (i) after giving effect to the making of the Loans and application of the proceeds thereof, the Borrowers are in compliance with all existing financial obligations, (ii) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (iii) except as disclosed to the Agent in writing by the Borrowers, no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect the Borrowers or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect and (iv) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated herein or therein to occur on such date, (A) each of the Borrowers is Solvent, (B) no Default or Event of Default exists, (C) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (D) the Borrowers are in compliance with each of the financial covenants set forth in Article VIII.

               (e) Fees and Expenses. Payment by the Borrowers of all fees and expenses owed by the Borrowers to the Lenders and the Agent, including, without limitation, payment to the Agent of the fees set forth in the Fee Letter.

               (f) Material Adverse Change. (i) No material adverse change in the business, operations, profits or prospects of CBI and its Subsidiaries, taken as a whole, shall have occurred since September 30, 2002 and (ii) on or prior to the Closing Date, there shall not have occurred a substantial impairment of the financial markets generally which, in the opinion of the Lenders, has materially and adversely affected the transactions contemplated hereby.

               (g) Availability. The Lenders shall be satisfied that on the Closing Date (for the purposes of the making of the Term B Loans and the other Loans to be made on the Closing Date), after reserving for amounts to bring the current liabilities of CBI and its Subsidiaries (other than the Excluded Entities) within their terms, the sum of (i) Availability, plus (ii) CBI's and its Subsidiaries' (other than any Excluded Entity's) unrestricted cash and Cash Equivalents shall be equal to at least $25,000,000.

               (h) Review of Books and Records. Satisfactory review by the Lenders of the Borrowers' books and records and the operating projections for CBI and its Subsidiaries performed by a third party.

               (i) Review of German Acquisition and German Financing Documents. Satisfactory review by the Lenders of the German Acquisition and German Financing Documents.

               (j) Completion of German Acquisition. Evidence of completion of the German Acquisition and the simultaneous funding of the German Financing with the proceeds of the Term B Loans.

               (k) Post-Closing Agreement. Receipt by the agent of a Post-Closing Agreement, in form and substance satisfactory to the Agent, duly executed by each of the Borrowers.

               (l) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender, including, without limitation, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Borrowers.

     5.3  Conditions to all Loans and Letters of Credit.
          ---------------------------------------------

               (a) On the date of the making of any Term Loan, Revolving Loan or the issuance of any Letter of Credit, both before and after giving effect thereto and to the application of the proceeds therefrom, the following statements shall be true in the reasonable judgment of the Agent (and each request for a Term Loan, a Revolving Loan and request for a Letter of Credit, and the acceptance by the respective Borrower of the proceeds of such Term Loan, Revolving Loan or issuance of such Letter of Credit, shall constitute a representation and warranty by such Borrower that on the date of such Term Loan, Revolving Loan or issuance of such Letter of Credit before and after giving effect thereto and to the application of the proceeds therefrom, such statements are true):

               (i) the representations and warranties contained in the Credit Documents are true and correct in all material respects on and as of the date of such Term Loan, Revolving Loan or issuance of such Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and complete on and as of such earlier date);

               (ii) no event has occurred and is continuing, or would result from such Term Loan, Revolving Loan or issuance of such Letter of Credit or the application of the proceeds thereof, which would constitute a Default or an Event of Default under this Credit Agreement; and

               (iii) No material adverse change in the business, operations, profits or prospects of CBI and its Subsidiaries, taken as a whole, shall have occurred since September 30, 2002.

               (b) In connection with the making of any Revolving Loan or Term Loan, the Agent shall have received a Notice of Borrowing to the extent such Notice of Borrowing is required to be given with respect to the making of such Revolving Loan or Term Loan.

                                   ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES

          Notwithstanding anything to the contrary in this Credit Agreement or any of the other Credit Documents, to the extent that any of the representations and warranties in this Article VI relate to any of the members of the Chiquita Fresh German Group other than Atcon or any of their activities, operations, liabilities, or properties, such representations and warranties shall be limited in each such instance until June 30, 2003 (the "Bring Down Date") to the knowledge (after due inquiry) as of the Closing Date of CBI and its Subsidiaries (other than members of the Chiquita Fresh German Group). The Borrowers covenant and agree to prepare and to deliver to each Term B Lender by the Bring Down Date written supplements to all schedules to this Credit Agreement so that the representations and warranties in this Article VI are true and correct as of the Bring Down Date as if such supplements were part of the applicable schedules and, to the extent that each Term B Lender notifies the Agent in writing that such supplements are acceptable, such supplements shall constitute part of the applicable Schedule.

          In order to induce the Lenders to enter into this Credit Agreement and the Issuing Bank to issue the Letters of Credit, and to make available the credit facilities contemplated hereby, each Borrower hereby represents and warrants to the Lenders and the Issuing Bank as of the Closing Date, on the date of each extension of credit hereunder and on the Bring Down Date, as follows:

     6.1   Organization and Qualification.
           ------------------------------

          CBI and each of its Subsidiaries (i) is a limited liability company, corporation or entity duly organized, validly existing and in good standing under the laws of the state of its jurisdiction or organization, (ii) has the power and authority to own its properties and assets and to transact the businesses in which it is presently, or proposes to be, engaged, and (iii) is duly qualified and is authorized to do business and is in good standing in every jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect. Schedule 6.1 contains a true, correct and complete list of all jurisdictions in which each Secured Credit Party is qualified to do business as a foreign corporation or foreign limited liability company as of the Closing Date.

     6.2   Solvency.
           --------

          Each Borrower is Solvent.

     6.3   Liens; Inventory.
           ----------------

          There are no Liens in favor of third parties with respect to any of the Collateral, other than Permitted Liens. Upon the proper filing of financing statements and the proper recordation of other applicable documents with the appropriate filing or recordation offices in each of the necessary jurisdictions, the security interests granted pursuant to the Credit Documents constitute and shall at all times constitute valid and enforceable and, with respect to assets in which a security interest can be perfected by filing, first, prior and perfected Liens on the Collateral (other than Permitted Liens). Each Borrower or the relevant Subsidiary, as applicable, is or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a Lien therein, free and clear of any and all Liens in favor of third parties, except Permitted Liens. CBI and each of its Subsidiaries which is a party to a Security Document will at its expense warrant, until payment in full of the Obligations and termination of the Existing Commitments, and, at the Agent's request, defend the Collateral from any and all Liens (other than Permitted Liens) of any third party.

     6.4   No Conflict.
           -----------

          The execution and delivery by each of the Borrower Entities of this Credit Agreement and each of the other Credit Documents executed and delivered in connection herewith by one or more of the Borrower Entities and the performance of the obligations of such Borrower Entities hereunder and thereunder and the consummation by such Borrower Entities of the transactions, including without limitation the German Acquisition and the German Financing, contemplated hereby and thereby: (i) are within the corporate or limited liability company powers of such Borrower Entity; (ii) are duly authorized by the Board of Directors or similar managing body of such Borrower Entity; (iii) are not in contravention of the terms of the organizational documents of such Borrower Entity or of any indenture, contract, lease, agreement, instrument or other commitment to which such Borrower Entity is a party or by which such Borrower Entity or any of its properties are bound; (iv) do not require the consent, registration or approval of any Governmental Authority or any other Person (except such as have been duly obtained, made or given, and are in full force and effect); (v) do not contravene any statute, law, ordinance, regulation, rule, order or other governmental restriction applicable to or binding upon such Borrower Entity; and (vi) will not, except as contemplated herein for the benefit of the Agent on behalf of the Lenders, result in the imposition of any Liens upon any property of such Borrower Entity under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which such Borrower Entity is a party or by which it or any of its property may be bound or affected.

     6.5   Enforceability.
           --------------

          The Credit Agreement and all of the other Credit Documents executed and delivered by each Borrower are the legal, valid and binding obligations of such Borrower, and with respect to those Credit Documents executed and delivered by any of CBI's Subsidiaries, of each such Subsidiary, and are enforceable against each Borrower and such Subsidiaries, as the case may be, in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (ii) general principles of equity and (iii) the effect of foreign laws which may limit the enforcement of certain provisions of a Credit Document executed by a non-United States entity provided that the effect thereof does not materially impair the rights and remedies of the Agent and the Lenders under such Credit Document.

     6.6   Financial Data.
           --------------

          CBI has furnished to the Lenders the following financial statements (the "Financials"): (i) the unaudited consolidated balance sheet of CBI as of, and consolidated statements of income for the fiscal year ended, December 31, 2001; (ii) the unaudited consolidated balance sheet of CBI as of, and consolidated statement of income for the nine (9) months ended, September 30, 2002 prepared by the chief accounting officer of CBI and (iii) the unaudited consolidated balance sheet of "Hameico" Fruit Trade GmbH ("Hameico"), as of, and consolidated statement of income for the years ended, September 30, 2002 and 2001, prepared by the chief accounting officer of Atlanta. The Financials are and the historical financial statements to be furnished to the Lenders in accordance with Section 7.1 below will be in accordance with the books and records of CBI, except as provided in Section 7.1, and fairly present the financial condition of CBI at the dates thereof and the results of operations for the periods indicated (subject, to normal year-end and audit adjustments and the absence of statements of cash flows, shareholder's equity and footnotes). Such financial statements have been and will be prepared in conformity with GAAP (other than the financial statements of Hameico previously provided to the Lenders which shall have been prepared in accordance with German generally accepted accounting principles) consistently applied throughout the periods involved, except as provided in Section 7.1 or as otherwise disclosed in such financial statements. Since September 30, 2002, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

     6.7   Locations of Offices, Records and Inventory.
           -------------------------------------------

          The Secured Credit Parties' principal places of business and chief executive offices are set forth in Schedule 6.7 hereto, and the books and records of the Secured Credit Parties and all chattel paper and all records of accounts are located at the principal places of business and chief executive offices of such Secured Credit Party. There is no jurisdiction in the United States in which any Secured Credit Party or any of its Subsidiaries has any Collateral (except for vehicles, intermodal equipment consisting of containers, mobile refrigeration units and mobile generator sets, Inventory held for shipment by third Persons, Inventory in transit, Inventory held for processing by third Persons, or immaterial quantities of assets, equipment or Inventory) other than those jurisdictions listed on Schedule 6.7. Schedule 6.7 is a true, correct and complete list of (i) the legal names and addresses of each warehouseman, filler, processor and packer at which Inventory is stored, (ii) the address of the chief executive offices of the Secured Credit Parties and
(iii) the address of all offices where records and books of account of the Secured Credit Parties are kept. None of the receipts received by any of the Secured Credit Parties from any warehouseman, filler, processor or packer states that the goods covered thereby are to be delivered to bearer or to the order of a named person or to a named person and such named person's assigns.

     6.8   Fictitious Business Names.
           -------------------------

          No Secured Credit Party has used any corporate or fictitious name during the five (5) years preceding the date hereof, other than the name shown on its or such Subsidiary's articles or certificate of incorporation or certification of formation and as set forth on Schedule 6.8.

     6.9   Subsidiaries.
           ------------

          The only Subsidiaries of CBI are those listed on Schedule 6.9 attached hereto. The record and beneficial owner of all of the shares of Capital Stock of each of the Subsidiaries listed on Schedule 6.9 is as set forth on Schedule 6.9, there are no proxies, irrevocable or otherwise, with respect to such shares, and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any Capital Stock of any Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of its Capital Stock or securities convertible into or exchangeable for such shares. All of such shares so owned by CBI are owned by it free and clear of any Liens other than Permitted Liens. Each of the Persons identified on
Schedule 6.9 as an Inactive Subsidiary is an Inactive Subsidiary.

     6.10  No Judgments or Litigation.
           --------------------------

          Except as set forth on Schedule 6.10, no judgments, orders, writs or decrees are outstanding against CBI or any of its Subsidiaries nor is there now pending or, to the best of each Borrower's knowledge after diligent inquiry, threatened any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against CBI or any of its Subsidiaries except judgments and pending or threatened litigation, contested claims, investigations, arbitrations and governmental proceedings which could not reasonably be expected to have a Material Adverse Effect.

     6.11  No Defaults.
           -----------

          Neither CBI nor any of its Subsidiaries is in default under any term of any indenture, contract, lease, agreement, instrument or other commitment to which any of them is a party or by which any of them is bound which default has had or could be reasonably expected to have a Material Adverse Effect.

     6.12  No Employee Disputes.
           --------------------

          There are no controversies pending or, to the best of each Borrower's knowledge after diligent inquiry, threatened between CBI or any of its Subsidiaries and any of their respective employees, other than those arising in the ordinary course of business which could not, in the aggregate, have a Material Adverse Effect.

     6.13  Compliance with Law.
           -------------------

          Neither CBI nor any of its Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government, or any other Governmental Authority or any self regulatory organization, or any judgment, decree or order of any court, applicable to its business or operations except where the aggregate of all such violations or failures to comply would not have a Material Adverse Effect. The conduct of the business of CBI and each of its Subsidiaries is in conformity with all securities, commodities, energy, public utility, zoning, building code, health, OSHA and environmental requirements and all other foreign, federal, state and local governmental and regulatory requirements and requirements of any self regulatory organizations, except where such non-conformities could not reasonably be expected to have a Material Adverse Effect. Neither CBI nor any of its Subsidiaries has received any notice to the effect that, or otherwise been advised that, it is not in compliance with, and neither CBI nor any of its Subsidiaries has any reason to anticipate that any currently existing circumstances are likely to result in the violation of any such statute, law, ordinance, regulation, rule, judgment, decree or order which failure or violation could reasonably be expected to have a Material Adverse Effect.

     6.14  PACA.
           ----

          Neither CBI nor any of its Subsidiaries has violated or failed to comply with PACA, except for any violation or failure which could not reasonably be expected to have a Material Adverse Effect. Neither the purchases by CIL of bananas nor the purchases by CIL of plantains give rise to the formation of a trust under PACA. Neither the purchases by CBI of bananas from CIL nor the purchases from CIL of plantains give rise to the formation of a trust under PACA. Neither the bananas nor the plantains, the sales of which in each case give rise to Accounts, nor the Accounts, are subject to a trust under PACA.

     6.15  ERISA.
           -----

          Neither CBI, any of its Subsidiaries nor any Controlled ERISA Affiliate maintains or contributes to any Benefit Plan or Retiree Health Plan other than those listed on Schedule 6.15. Each such Benefit Plan has been and is being maintained and funded in accordance with its terms and in compliance in all material respects with all provisions of ERISA and the Internal Revenue Code applicable thereto. CBI, each of its Subsidiaries and each Controlled ERISA Affiliate has fulfilled all obligations related to the minimum funding standards of ERISA and the Internal Revenue Code for each Benefit Plan, is in compliance in all material respects with the currently applicable provisions of ERISA and of the Internal Revenue Code and has not incurred any liability (other than routine liability for premiums) under Title IV of ERISA. Except as previously reported to the Agent, no Termination Event has occurred nor has any other event occurred that may result in such a Termination Event which could reasonably be expected to have a Material Adverse Effect. No event or events have occurred in connection with which CBI, any of its Subsidiaries, any Controlled ERISA Affiliate, any fiduciary of a Benefit Plan or any Benefit Plan, directly or indirectly, would be subject to any liability, individually or in the aggregate, under ERISA, the Internal Revenue Code or any other law, regulation or governmental order or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which any such entity has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order which could reasonably be expected to have a Material Adverse Effect. No ERISA Affiliate (excluding for purposes hereof any ERISA Affiliate which is a Controlled ERISA Affiliate) has incurred or to the best knowledge of CBI and its Subsidiaries, could reasonably be expected to incur, any liability under ERISA, the Internal Revenue Code, or any other applicable law that has had or could reasonably be expected to have a Material Adverse Effect.

     6.16  Compliance with Environmental Laws.
           ----------------------------------

          Except as disclosed on Schedule 6.16 attached hereto, (a) the operations of CBI and each of its Subsidiaries comply with all applicable federal, state or local environmental, health and safety statutes, regulations, directions, ordinances, criteria or guidelines except where such failure to comply could not reasonably be expected to have a Material Adverse Effect and
(b) to each Borrower's knowledge, none of the operations of CBI or any of its Subsidiaries is the subject of any judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute, regulation, direction, ordinance, criteria or guidelines except where such proceeding could not reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 6.16, to each Borrower's knowledge, none of the operations of CBI or any of its Subsidiaries is the subject of any federal or state investigation evaluating whether CBI or any of its Subsidiaries disposed any hazardous or toxic waste, substance or constituent or other substance at any site that may require remedial action, or any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent, or other substance into the environment where it is reasonably likely that any Borrower's share of the cost of remediation or clean-up would exceed $250,000. Except as disclosed on Schedule 6.16, neither CBI nor any of its Subsidiaries has filed any notice under CERCLA Section 103(c), 42 U.S.C. Section 9603(c) or its equivalent order, or any other federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting an unpermitted spill or release of a hazardous or toxic waste, substance or constituent that remains uncorrected where it is reasonably likely that CBI's share of the cost of remediation or clean-up would exceed $250,000. Except as disclosed on Schedule 6.16, neither any Borrower nor any of its Subsidiaries has any contingent liability of which any Borrower has knowledge or reasonably should have knowledge in connection with any release of any hazardous or toxic waste, substance or constituent, nor has any Borrower or any of its Subsidiaries received any notice, letter or other indication of potential liability arising from the disposal of any hazardous or toxic waste, substance or constituent, except where such potential liability could not reasonably be expected to have a Material Adverse Effect.

     6.17  Use of Proceeds.
           ---------------

          All proceeds of the Loans will be used only in accordance with Section 7.13.

     6.18  Intellectual Property.
           ---------------------

          CBI and each of its Subsidiaries possess adequate assets, licenses, patents, patent applications, copyrights, service marks, trademarks and trade names to continue to conduct its business as heretofore conducted by it.
Schedule 6.18 attached hereto sets forth (a) all of the federal, state and foreign registrations of trademarks, service marks and trade names of CBI and its Subsidiaries, and all pending applications for any such registrations, (b) all of the patents and registered copyrights of CBI and its Subsidiaries and all pending applications therefor and (c) all other trademarks, service marks and trade names owned by or licensed to and used by CBI or any of its Subsidiaries in connection with their businesses and the loss of which would have a Material Adverse Effect (collectively, clauses (a), (b) and (c), the "Proprietary Rights"). CBI or one of its Subsidiaries is the owner of each of the trademarks listed on Schedule 6.18 as indicated on such schedule, and except as set forth on Schedule 6.18, no other Person has the right to use any of such marks in commerce either in the identical form or, to the knowledge of CBI and its Subsidiaries, in such near resemblance thereto as may be likely to cause confusion or to cause mistake or to deceive. Each of the trademarks listed on Schedule 6.18 and identified as a "U.S." registered trademark is a federally registered trademark of CBI or one of its Subsidiaries having the registration number and issue date set forth on Schedule 6.18. The Proprietary Rights listed on Schedule 6.18 are all those used in the businesses of CBI and its Subsidiaries, the loss of which would have a Material Adverse Effect. Except as disclosed on Schedule 6.18, no person has a right to receive any royalty or similar payment in respect of any Proprietary Rights pursuant to any contractual arrangements entered into by CBI, or any of its Subsidiaries, and, to the knowledge of CBI and its Subsidiaries, no person otherwise has a right to receive any royalty or similar payment in respect of any such Proprietary Rights except as disclosed on Schedule 6.18. Except as disclosed on Schedule 6.18 or as permitted by Section 9.14, neither CBI nor any of its Subsidiaries has granted any license or sold or otherwise transferred any interest in any of the Proprietary Rights to any other person. To the knowledge of CBI and its Subsidiaries, the use of each of the Proprietary Rights by CBI and its Subsidiaries is not infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights, and no proceeding has been instituted against or written notice received by CBI or any of its Subsidiaries that are presently outstanding alleging that the use of any of the Proprietary Rights infringes upon or otherwise violates the rights of any third party in or to any of the Proprietary Rights, except such alleged infringement that is not reasonably likely to have a Material Adverse Effect. Neither CBI nor any of its Subsidiaries has given notice to any Person that it is infringing on any of the Proprietary Rights and to the best of each Borrower's knowledge, no Person is infringing on any of the Proprietary Rights, unless such alleged infringement could not reasonably be expected to have a Material Adverse Effect. All of the Proprietary Rights of CBI and its Subsidiaries are valid and enforceable rights of CBI and its Subsidiaries and will not cease to be valid and in full force and effect by reason of the execution and delivery of this Credit Agreement or the Credit Documents or the consummation of the transactions contemplated hereby or thereby. CBI is the owner of the Proprietary Rights which are the subject of the Appraisal and CBII does not own any of such Proprietary Rights.

     6.19  Licenses and Permits.
           --------------------

          CBI and each of its Subsidiaries has obtained and holds in full force and effect, all material franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary to the operation of its business as presently conducted. Neither CBI nor any of its Subsidiaries is in violation of the terms of any such franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval in any such case which could not reasonably be expected to have a Material Adverse Effect.

     6.20  Title to Property.
           -----------------

          Other than as set forth in Schedule 6.20, each Borrower Entity has good and marketable title to all of its owned property (including without limitation, all real and other property in each case as reflected in the Financial Statements delivered to the Agent hereunder), other than properties disposed of in the ordinary course of business or in any manner otherwise permitted under this Credit Agreement since the date of the most recent audited consolidated balance sheet of CBI, and in each case subject to no Liens other than Permitted Liens.

     6.21  Labor Matters.
           -------------

          Other than as set forth in Schedule 6.21, there is (a) no material unfair labor practice complaint pending against CBI or any of its Subsidiaries or, to the best knowledge of CBI, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements that has or could reasonably be expected to have a Material Adverse Effect is so pending against CBI or any of its Subsidiaries or, to the best knowledge of each Borrower, threatened against any of them, (b) no strike, labor dispute, slowdown or stoppage pending against CBI or any of its Subsidiaries or, to the best knowledge of each Borrower, threatened against any of them that has or could reasonably be expected to have a Material Adverse Effect, and (c) no union representation question with respect to the employees of CBI or any Subsidiaries and no union organizing activity that has or could reasonably be expected to have a Material Adverse Effect.

     6.22  Investment Company.
           ------------------

          Neither CBI nor any of its Subsidiaries is (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (b) a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (c) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Credit Agreement or the other Credit Documents or to perform its obligations hereunder or thereunder.

     6.23  Margin Security.
           ---------------

          Neither CBI nor any of its Subsidiaries owns any margin stock (other than margin stock of CBII owned as of the Closing Date with a fair market value of less than $50,000) and no portion of the proceeds of any Loans or Letters of Credit shall be used by any Borrower for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or for any other purpose, in either case, which violates the provisions or Regulation T, U or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Credit Agreement.

     6.24  No Event of Default.
           -------------------

          No Default or Event of Default has occurred and is continuing.

     6.25  Taxes and Tax Returns.
           ---------------------

          Each Borrower Entity has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (a) that are not yet delinquent or (b) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. Except as covered by (a) and (b) of the immediately preceding sentence, with respect to those arising after the date hereof, no Borrower is aware of any proposed material tax assessments against it or any other Borrower Entity.

     6.26  Indebtedness; CBII Obligations.
           ------------------------------

          Neither CBI nor any of its Subsidiaries has Indebtedness that is senior, pari passu or subordinated in right of payment to their Indebtedness to the Lenders hereunder, except for Permitted Indebtedness. Except as set forth on
Schedule 6.26, neither CBI nor any of its Subsidiaries has guaranteed (in whole or in part) or is otherwise directly or indirectly responsible or liable for any or all of the obligations of CBII.

     6.27  Status of Accounts.
           ------------------

          Each Account is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by CBI in the ordinary course of its business; the goods and inventory being sold and the Accounts created are its exclusive property and are not and shall not be subject to any Lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Liens; and CBI's customers have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without any dispute, offset, defense, counterclaim or contra (including, but not limited to, claims arising under PACA) that could reasonably be expected to have, when aggregated with any such other disputes, offsets, defenses, counterclaims or contras, a Material Adverse Effect. CBI confirms to the Lenders that any and all taxes or fees relating to its business, its sales, the Accounts or the goods relating thereto, are its sole responsibility and that same will be paid by CBI when due (unless duly contested and adequately reserved for) and that none of said taxes or fees is or will become a lien on or claim against the Accounts.

     6.28  Representations and Warranties.
           ------------------------------

          Each of the representations and warranties made in the Operative Documents by CBI and its Subsidiaries and, to the knowledge of each Borrower and its Subsidiaries, the other parties thereto, was or will be true and correct in all material respects as of when made.

     6.29  Material Contracts.
           ------------------

          Schedule 6.29 sets forth a true, correct and complete list of all the Material Contracts currently in effect. None of the Material Contracts contains provisions the performance or nonperformance of which have or could reasonably be expected to have a Material Adverse Effect. All of the Material Contracts are in full force and effect, and no material defaults currently exist thereunder.

     6.30  Survival of Representations.
           ---------------------------

          All representations made by one or more Borrower Entities in this Credit Agreement and in any other Credit Document shall survive the execution and delivery hereof and thereof.

     6.31  Affiliate Transactions.
           ----------------------

          Except as set forth on Schedule 6.31 (and transactions permitted by Section 9.2, Section 9.7 or Section 9.8), neither CBI nor any of its Subsidiaries is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of CBI or any of CBI's Subsidiaries is a party except (a) in the ordinary course of and pursuant to the reasonable requirements of CBI's or such Subsidiary's business and (b) upon fair and reasonable terms no less favorable to CBI or such Subsidiary than it could obtain in a comparable arm's-length transaction with an unaffiliated Person.

     6.32  Insurance.
           ---------

          As of the Closing Date, Schedule 6.32 accurately describes the insurance coverage maintained by CBI and its Subsidiaries.

     6.33  Accuracy and Completeness of Information.
           ----------------------------------------

          Except for projections, all factual information heretofore, contemporaneously or hereafter furnished by or on behalf of CBI or any of its Subsidiaries in writing to the Agent, any Lender, or the Independent Accountant for purposes of or in connection with this Credit Agreement or any Credit Documents, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time. All projections from time to time delivered to the Agent or one or more Lenders have been prepared based upon assumptions which each Borrower believes in good faith are reasonable at the time such projections are delivered to the Agent or such Lenders.

     6.34  Atcon.
           -----

          Atcon has no assets or operations other than its loan (and security rights related thereto) to Euro Sub as a part of the German Financing.

                                  ARTICLE VII.

                              AFFIRMATIVE COVENANTS

          Until termination of this Credit Agreement and the Existing Commitments hereunder and payment and satisfaction of all Obligations due or to become due hereunder, each Borrower agrees that it shall, and, with respect to covenants which apply to its Subsidiaries or to Credit Parties, it shall cause its Subsidiaries or the Credit Parties, as applicable, to, unless the Aggregate Required Lenders (or, if the provisions of this Article VII explicitly state otherwise, the Existing Required Lenders or the Term B Required Lenders, as applicable) shall have otherwise consented in writing:

     7.1   Information.
           -----------

          Each Borrower will furnish to the Lenders the following information within the following time periods:

               (a) within one hundred twenty (120) days after the close of each fiscal year of CBI, the audited consolidated balance sheet, consolidated statements of income, shareholders' equity and cash flow of CBI and its consolidated Subsidiaries for such year setting forth in comparative form the corresponding figures for the preceding year, prepared in accordance with GAAP, and accompanied by a report and unqualified opinion (such report and opinion not to include any going concern qualification) of Ernst & Young LLP or other Independent Accountant selected by CBI and approved by the Aggregate Required Lenders;

               (b) within sixty (60) days after the end of each of the first three (3) fiscal quarters of CBI, the unaudited consolidated balance sheet, consolidated statement of income and consolidated statement of cash flow, of CBI and its consolidated Subsidiaries in the form regularly prepared by CBI and consistent with the Financials, together with a certificate of the chief accounting officer or treasurer of CBI stating that such financial statements fairly present the financial condition of CBI and its consolidated Subsidiaries at the dates thereof and the results of their operations for the periods indicated (subject to normal year-end and audit adjustments and the absence of statements of shareholders' equity and footnotes) and that such financial statements have been prepared in conformity with GAAP consistently applied throughout the periods involved except as otherwise disclosed in such financial statements;

               (c)  within sixty (60) days after the end of each fiscal
          December and within thirty (30) days after the end of each other fiscal month of CBI (other than January, March, June and September), a copy of the internal operating income analysis for such month and for the period from the beginning of the current fiscal year to the end of such month, in reasonable detail setting forth in comparative form the corresponding analysis for the same month and same year-to-date period in the preceding fiscal year, in the form regularly prepared by CBI, certified by the chief accounting officer or treasurer of CBI as being a true and correct copy;

               (d) at the time of delivery of the quarterly financial statements of CBI pursuant to paragraph (b) above and the annual financial statements pursuant to paragraph (a) above, a compliance certificate, executed by the chief accounting officer or treasurer of CBI, in substantially the form of Exhibit F attached hereto, and stating that such officer has caused this Credit Agreement to be reviewed and has no knowledge of any default by any Borrower in the performance or observance of any of the provisions of this Credit Agreement, during such quarter or at the end of such year, or, if such officer has such knowledge, specifying each default and the nature thereof, and compliance by CBI as of the date of such statement with the financial covenants set forth in Article VIII hereof and the other applicable covenants set forth in Exhibit F;

               (e) within thirty (30) days after the end of each fiscal month of CBI (provided, that if Availability, plus the amount of CBI's and its Subsidiaries' (other than any Excluded Entity's) unrestricted cash and Cash Equivalents is less than $20,000,000, such reporting shall be done weekly), a Revolving Credit Borrowing Base Certificate (the "Revolving Credit Borrowing Base Certificate") in substantially the form of Exhibit G hereto, duly completed and certified by CBI's chief accounting officer or treasurer, detailing, among other things, CBI's Eligible Accounts Receivable as of the end of the immediately preceding month end and the then outstanding amount of all amounts owing by CBI to Persons (other than CIL) for the purchase of bananas and plantains. In addition, within thirty (30) days after the end of each fiscal month of CBI (or if such day is not a Business Day, then on the next succeeding Business Day), CBI shall furnish a written report to the Lenders setting forth (i) the accounts receivable aged trial balance at the immediately preceding month end (along with a report reconciling accounts receivable to the prior month's receivables aging) for each account debtor, aged by due date; such aging reports shall indicate which Accounts are current, up to thirty
          (30), thirty (30) to sixty (60), and over sixty (60) days past due and shall list the names of all applicable account debtors and (ii) a monthly accounts payable listing or open item listing including a report as to all claims (which have given rise or could give rise to a trust under PACA) arising under PACA owing by CBI or its Subsidiaries and a report as to all banana and plantain supplier accruals owing by CBI (which report shall include a schedule of amounts owing to CIL by CBI and a schedule of amounts owed by CIL to its banana and plantain suppliers), with such listings and reports to be in form satisfactory to the Agent. The Agent may, but shall not be required to, rely on each Revolving Credit Borrowing Base Certificate delivered hereunder as accurately setting forth the available Revolving Credit Borrowing Base for all purposes of this Credit Agreement until such time as a new Revolving Credit Borrowing Base Certificate is delivered to the Agent in accordance herewith; Revolving Credit Borrowing Base Certificates may be prepared and submitted to the Lenders on a more frequent basis, provided that such certificate complies with the requirements set forth elsewhere herein;

               (f) within thirty (30) days after the end of each fiscal month of CBI (it being agreed that no report shall be required for each fiscal January and the applicable report for each fiscal February shall include year-to-date information), a monthly compliance certificate executed by the person preparing such report, in substantially the form of Exhibit F-1 attached hereto including a report setting forth (i) the aggregate amounts paid to CBII during such month by CBI and its Subsidiaries (and the reasons therefor, including detailed information regarding payments during such month and for the year to date) of (A) Allocated CBII

          Overhead, (B) Unallocated CBII Overhead and (C) Permitted Restructuring Expenses; (ii) the aggregate amount owing to CBII by CBI and its Subsidiaries as of the last day of such month (and the reasons therefor); (iii) a detailed list of the amounts, as of the last day of such month, of the Permitted Investments permitted pursuant to each of clauses (iv), (vii), (viii), (xi), (xii), (xiii), (xiv), (xv), (xvii),
          (xix), (xxvi), (xxvii), (xxviii), (xxix), (xxx) and (xxxi) of the definition of Permitted Investments; (iv) a detailed list of the amounts, as of the last day of such month, of the Permitted Indebtedness permitted pursuant to each of clauses (b), (c), (d)(iii),
          (d)(vii), (d)(viii), (d)(ix), (d)(x), (d)(xi) and (d)(xii) of the definition of Permitted Indebtedness; (v) a list of all sales of Tropical Farms or Asset Dispositions consummated during such month (which list shall include the names of the applicable Subsidiaries and the purchase price received in connection therewith) and the amount, as of the last day of such month, of all proceeds of sales of Tropical Farms after the Original Closing Date that have been used to make Capital Expenditures; (vi) a report detailing all Assets Dispositions with a value not exceeding $1,000,000, which have occurred during the prior fiscal month; (vii) a report detailing cash receipts and related transfers through the tri-party accounts; (viii) a list of any sale-leaseback transactions which were completed in such month and
          (ix)(A) all amounts paid to CBII as permitted by Section 9.6(e), (B) all amounts paid by CBII for the purchase, redemption, retirement or defeasance of CBII Bonds (including the related expenses) and (C) all Bond Repurchase Fees paid to the Agent (in addition, CBI shall certify that at the time of each payment to CBII permitted by Section 9.6(e), no Default or Event of Default had occurred and was continuing or would or did result therefrom);

               (g) promptly upon receipt thereof, copies of the portions relevant to CBI of all management letters and other material reports which are prepared by its Independent Accountants in connection with any audit of CBI's financial statements by such Accountants;

               (h) (A) within one hundred and twenty (120) days after the close of each fiscal year of CBI, the unaudited consolidated balance sheet and consolidated statement of income of Hameico on the same basis as, and in a form similar to, that presented in CBII's annual report on Form 10-K; and

                    (B) within sixty (60) days after the end of the first three
     (3) fiscal quarters of CBI, the unaudited consolidated balance sheet and consolidated statement of income of Hameico on the same basis as and in a form similar to that presented in CBII's quarterly reports on Form 10-Q;

               (i) no later than thirty (30) days after the end of CBI's fiscal year during each year when this Credit Agreement is in effect, a forecast for the current fiscal year of (i) CBI and its Subsidiaries which includes projected consolidated statement of income for such fiscal year and a projected consolidated statement of cash flows for such fiscal year and projected consolidated balance sheets, statements of income and statements of cash flows on a quarterly basis for such fiscal year and (ii) Availability under the Revolving Credit Borrowing Base for such fiscal year; provided, that the parties acknowledge that the information in such forecasts is not compiled or presented in accordance with GAAP and may not necessarily be presented on a basis consistent with CBI's financial statements to be delivered pursuant to paragraphs (a) and (b) above;

               (j) promptly and in any event within three (3) Business Days after becoming aware of the occurrence of a Default or Event of Default, a certificate of the chief executive officer, chief accounting officer or treasurer of CBI specifying the nature thereof and CBI's proposed response thereto, each in reasonable detail;

               (k) promptly upon a responsible officer of any Borrower obtaining knowledge thereof, copies of all claims (which have given rise or could give rise to a trust under PACA) filed with respect to any Credit Party under or pursuant to PACA (or any similar statute, law, rule or regulation); and

               (l) with reasonable promptness, such other data, reports or information as the Agent or any of the Lenders may reasonably request.

     7.2   [Intentionally Deleted]

     7.3   Corporate Existence.
           -------------------

          Each Borrower and each of its Subsidiaries (other than Inactive Subsidiaries) (a) subject to Section 9.4 hereof, will maintain their corporate or limited liability company existence, will maintain in full force and effect all material licenses, bonds, franchise, leases, trademarks and qualifications to do business (provided, that an entity may cease to maintain its franchises and qualifications to do business if it ceases to exist as a result of a transaction permitted by Section 9.4 hereof), (b) will obtain or maintain patents, contracts and other rights necessary to the profitable conduct of their businesses, (c) will continue in, and limit their operations to, the same general lines of business as that presently conducted by them and (d) will comply with all applicable laws and regulations of any federal, state or local Governmental Authority, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

     7.4   ERISA.
           -----

          CBI will deliver to the Agent, at the Borrowers' expense, the following information at the times specified below:

               (a) within ten (10) Business Days after CBI, any of its Subsidiaries or any Controlled ERISA Affiliate knows or has reason to know that a material Termination Event has occurred, a written statement of the chief accounting officer of CBI describing such Termination Event and the action, if any, which CBI or other such entities have taken, are taking or propose to take with respect thereto, and when known, any action taken or threatened by the Internal Revenue Service, DOL or PBGC with respect thereto;

               (b) within ten (10) Business Days after CBI, any of its Subsidiaries or any Controlled ERISA Affiliate knows or has reason to know that a prohibited transaction (as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code) has occurred, a statement of the chief accounting officer of CBI describing such transaction and the action which CBI or other such entities have taken, are taking or propose to take with respect thereto;

               (c) within thirty (30) Business Days after the filing thereof with the DOL, Internal Revenue Service or PBGC, copies of each annual report (form 5500 series), including all schedules and attachments thereto, filed with respect to each Benefit Plan of CBI, its Subsidiaries or any Controlled ERISA Affiliate;

               (d) within thirty (30) Business Days after receipt by CBI, any of its Subsidiaries or any Controlled ERISA Affiliate of each actuarial report for any Benefit Plan or Multiemployer Plan of CBI, any of its Subsidiaries or any Controlled ERISA Affiliate and each annual report for any such Multiemployer Plan, copies of each such report;

               (e) within ten (10) Business Days prior to the filing thereof with the Internal Revenue Service, a copy of any funding waiver request with respect to any Benefit Plan of CBI, its Subsidiaries or any Controlled ERISA Affiliate and within three (3) Business Days after receipt of any communications received by CBI, any of its Subsidiaries or any Controlled ERISA Affiliate with respect to such request;

               (f) within sixty (60) Business Days upon the occurrence thereof, notification of any increase in the benefits of any existing Benefit Plan of CBI, any of its Subsidiaries or any Controlled ERISA Affiliate or the establishment of any new Benefit Plan of CBI, any of its Subsidiaries or any Controlled ERISA Affiliate or the commencement of contributions to any Benefit Plan to which CBI, any of its Subsidiaries or any Controlled ERISA Affiliate was not previously contributing;

               (g) within ten (10) Business Days after receipt by CBI, any of its Subsidiaries or any Controlled ERISA Affiliate of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

               (h) within ten (10) Business Days after receipt by CBI, any of its Subsidiaries or any Controlled ERISA Affiliate of any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Benefit Plan or other employee pension benefit plan intending to qualify under section 401(a) of the Internal Revenue Code of CBI, any of its Subsidiaries or any Controlled ERISA Affiliate under Section 401(a) of the Internal Revenue Code, copies of each such letter;

               (i) within ten (10) Business Days after receipt by CBI, any of its Subsidiaries or any Controlled ERISA Affiliate of a notice regarding the imposition of withdrawal liability under any Multiemployer Plan, copies of each such notice;

               (j) within ten (10) Business Days prior to the date CBI, any of its Subsidiaries or any Controlled ERISA Affiliate intends to fail to make a required installment or any other required payment under
          Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure;

               (k) within ten (10) Business Days after CBI, any of its Subsidiaries or any Controlled ERISA Affiliate knows (a) a Multiemployer Plan of CBI, any of its Subsidiaries or any Controlled ERISA Affiliate has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan of CBI, its Subsidiaries or any Controlled ERISA Affiliate intends to terminate any such Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan of CBI, its Subsidiaries or any Controlled ERISA Affiliate, a written statement setting forth any such event or information;

               (l) within ten (10) Business Days after CBI, any of its Subsidiaries or any Controlled ERISA Affiliate knows that an ERISA Affiliate (excluding for purposes hereof any ERISA Affiliate which is a Controlled ERISA Affiliate) has incurred or to the best knowledge of CBI or any of its Subsidiaries, could reasonably be expected to incur, any liability under ERISA, the Internal Revenue Code, or any other law applicable to Benefit Plans that has had or could reasonably be expected to have a Material Adverse Effect, a statement of the chief accounting officer of CBI describing such transaction and the action which CBI or other such entities have taken, are taking or propose to take with respect thereto; and

               (m) within thirty (30) days after receipt by CBI or any of its Subsidiaries of each actuarial report for any Retiree Health Plan of CBI or any of its Subsidiaries, copies of each such report.

          For purposes of this Section 7.4, CBI, any of its Subsidiaries and any Controlled ERISA Affiliate shall be deemed to know all facts known by the administrator of any Benefit Plan of which such entity is then the plan sponsor.

          CBI will establish, maintain and operate all Benefit Plans of CBI, any of its Subsidiaries or any Controlled ERISA Affiliate to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, and all other applicable laws, and the regulations and interpretations thereunder other than to the extent that CBI is in good faith contesting by appropriate proceedings the validity or implication of any such provision, law, rule, regulation or interpretation.

     7.5   Proceedings or Adverse Changes.
           ------------------------------

          Each Borrower will as soon as practicable, and in any event within thirty (30) Business Days after any Borrower learns of the following, give written notice to the Agent of any proceeding(s) being instituted or threatened in writing to be instituted by or against CBI or any of its Subsidiaries in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) that is reasonably likely to expose CBI or any of its Subsidiaries to liability in excess of $2,500,000 (without regard to whether any or all of such amount is covered by insurance). Each Borrower will as soon as possible, and in any event within five (5) Business Days after any Borrower learns of the following, give written notice to the Agent of any Material Adverse Change. Provision of any such notice by any Borrower will not constitute a waiver or excuse of any Default or Event of Default occurring as a result of such changes or events.

     7.6   Environmental Matters.
           ---------------------

          Each Borrower will conduct its business and the businesses of each of its Subsidiaries so as to comply in all material respects with all environmental laws, regulations, directions and ordinances in all applicable jurisdictions including, without limitation, environmental land use, occupational safety or health laws, regulations, directions, ordinances, requirements or permits in all applicable jurisdictions, except to the extent that such Borrower or any of its Subsidiaries is contesting, in good faith by appropriate legal proceedings, any such law, regulation, direction, ordinance or interpretation thereof or application thereof; provided, further, that each Borrower and each of its Subsidiaries will comply with the order of any court or other governmental body of the applicable jurisdiction relating to such laws unless such Borrower or its Subsidiaries shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review. If any Borrower or any of its Subsidiaries shall (a) receive notice that any violation of any federal, state or local environmental law, regulation, direction or ordinance may have been committed or is about to be committed by CBI or any of its Subsidiaries except where such violation could not reasonably be expected to have a Material Adverse Effect, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against CBI or any of its Subsidiaries alleging violations of any federal, state or local environmental law, regulation, direction or ordinance requiring CBI or any of its Subsidiaries to take any action in connection with the release of toxic or hazardous substances into the environment where the cost of taking any such action is reasonably likely to exceed $500,000 or (c) receive any notice from a federal, state, or local governmental agency or private party alleging that CBI or any of its Subsidiaries may be liable or responsible for costs associated with a response to or cleanup of a release of a toxic or hazardous substance into the environment or any damages caused thereby except where such liability could not reasonably be expected to have a Material Adverse Effect, CBI will provide the Agent with a copy of such notice within forty-five
(45) days after the receipt thereof by CBI or any of its Subsidiaries. Within forty-five (45) days after any Borrower learns of the enactment or promulgation of any federal, state or local environmental law, regulation, direction, ordinance, criteria or guideline which could reasonably have a Material Adverse Effect, such Borrower will provide the Agent with notice thereof. Each Borrower will promptly take all actions necessary to prevent the imposition of any Liens on any of its properties arising out of or related to any environmental matters. At the time that the Agent learns of any environmental condition or occurrence at any property of any Borrower, which environmental condition or occurrence has or could reasonably be expected to have a Material Adverse Effect, the Agent may request, and at the sole cost and expense of such Borrower, such Borrower will retain, an environmental consulting firm, satisfactory to the Agent in its commercially reasonable judgment, to conduct an environmental review and audit of such affected property and promptly provide to the Agent and each Lender a copy of any reports delivered in connection therewith.

     7.7   Books and Records; Inspection.
           -----------------------------

           (a) Each Borrower will, and will cause each of its Subsidiaries to, maintain books and records pertaining to their property and assets in such detail, form and scope as is consistent with good business practice.

           (b) Each Borrower agrees that the Agent or its agents may enter upon the premises of such Borrower or any of its Subsidiaries at any time and from time to time, during normal business hours, and at any time at all on and after the occurrence of an Event of Default which continues beyond the expiration of any grace or cure period applicable thereto, and which has not otherwise been waived by the Agent, for the purpose of (a) enabling the Agent's internal auditors to conduct quarterly field examinations at CBI's expense (such expense to include amounts specified in Section 14.8), (b) inspecting the Collateral,
(c) inspecting and/or copying (at CBI's expense) any and all records pertaining thereto, (d) discussing the affairs, finances and business of any Borrower with any officers and employees of any Borrower, (e) discussing the affairs, finances and business of any Borrower with the Independent Accountant, but only so long as the Agent has provided prior notice to such Borrower and the discussions with the Independent Accountant are reasonable in scope and frequency and (f) verifying Eligible Accounts Receivable. The Lenders, in the reasonable discretion of the Agent, may accompany the Agent at their sole expense in connection with the foregoing inspections. Each Borrower agrees to afford the Agent thirty (30) days prior written notice of any change in the location of any Collateral (other than Inventory held for shipment by third Persons, Inventory and equipment in transit, Inventory held for processing by third Persons or immaterial quantities of assets, equipment or Inventory) or in the location of its chief executive office or place of business from the locations specified in
Schedule 6.7, and to execute in advance of such change, cause to be filed and/or delivered to the Agent any financing statements or other documents required by the Agent, all in form and substance satisfactory to the Agent. Each Borrower agrees to furnish any Lender with such other information regarding its business affairs and financial condition as such Lender may reasonably request from time to time.

     7.8   Collateral Records.
           ------------------

          Each Borrower will, and will cause each Borrower Entity to, execute and deliver to the Agent, from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements and schedules as the Agent may reasonably require, including without limitation those described in Section 7.1 of this Credit Agreement, designating, identifying or describing the Collateral. Any Borrower's or any Borrower Entity's failure, however, to promptly give the Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Lenders' security interests in the Collateral. Each

Borrower agrees to maintain such books and records regarding Accounts and the other Collateral as the Agent may reasonably require, and agrees that such books and records will reflect the Lenders' interest in the Accounts and such other Collateral.

     7.9   Security Interests.
           ------------------

          Each Borrower will, and will cause each Borrower Entity to, defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein. Each Borrower agrees to, and will cause each Borrower Entity to, comply with the requirements of all state and federal laws in order to grant to the Lenders valid and perfected first security interest in the Collateral subject only to Permitted Liens. The Agent is hereby authorized by each Borrower Entity to file any financing statements covering the Collateral whether or not any Borrower Entity's signature appears thereon. Each Borrower agrees to, and will cause each Borrower Entity to, do whatever the Agent may reasonably request, from time to time, by way of: filing notices of liens, financing statements, fixture filings and amendments, renewals and continuations thereof; cooperating with the Agent's custodians; keeping stock records; obtaining waivers from landlords and mortgagees and from warehousemen, fillers, processors and packers and their respective landlords and mortgagees; paying claims, which might if unpaid, become a Lien (other than a Permitted Lien) on the Collateral; assigning its rights to the payment of Accounts pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et. seq.) (the failure of which to so assign will permit the Agent to exclude such accounts from the Revolving Credit Borrowing Base); and performing such further acts as the Agent may reasonably require in order to effect the purposes of this Credit Agreement and the other Credit Documents. Any and all fees, costs and expenses of whatever kind and nature (including any Taxes, reasonable attorneys' fees or costs for insurance of any kind), which the Agent may incur with respect to the Collateral or the Obligations; in filing public notices; in preparing or filing documents; making title examinations or rendering opinions; in protecting, maintaining, or preserving the Collateral or its interest therein; in enforcing or foreclosing the Liens hereunder, whether through judicial procedures or otherwise; or in defending or prosecuting any actions or proceedings arising out of or relating to its transactions with any Borrower Entity under this Credit Agreement or any other Credit Document, will be borne and paid by the Borrowers. If the same are not promptly paid by the Borrowers, the Agent may pay the same on the Borrowers' behalf, and the amount thereof shall be an Obligation secured hereby and due to the Agent on demand.

     7.10  Insurance; Asset Loss.
           ---------------------

          Each Borrower will, and will cause each of its Subsidiaries to, maintain third party liability insurance and replacement value property insurance on their assets under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are consistent with industry practices and consistent with the insurance described on Schedule 6.32. All such policies (other than to the extent they relate solely to one or more Excluded Entities) are to name the Agent and the Lenders as additional insureds on liability policies and the Agent and CBI as loss payees in case of property loss, as its interests may appear, and are to contain such other provisions as the Agent may reasonably require to fully protect the Agent's interest in the assets of CBI and its Subsidiaries and to any payments to be made under such policies. True copies of all original insurance policies or certificates of insurance evidencing such insurance covering the assets of CBI and its Subsidiaries are to be delivered to the Agent, to the extent such policies or certificates have not been previously delivered to the Agent, on or prior to the Closing Date, premium prepaid, with (other than to the extent they relate solely to one or more Excluded Entities) the loss payable endorsement in the Agent's favor, and shall provide for not less than ten (10) days prior written notice to the Agent, of the exercise of any right of cancellation. In the event CBI or any of its Subsidiaries fails to respond in a timely and appropriate manner with respect to collecting under any insurance policies required to be maintained under this
Section 7.10, the Agent shall have the right, in the name of the Agent, CBI or any of its Subsidiaries, to file claims under such insurance policies, to receive and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. Each Borrower will, and will cause each of its Subsidiaries to, provide written notice to the Lenders of the occurrence of any of the following events within fifteen (15) Business Days after the end of any quarter in which the CBI's risk management department learns (or should reasonably have learned) of the occurrence of such event: any asset or property owned or used by CBI or any of its Subsidiaries that has an estimated replacement value equal to or greater than $500,000 is (i) materially damaged or destroyed, or suffers any other loss or (ii) is condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purpose to which such asset or property were used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in either case amount of the damage, destruction, loss or diminution in value of the assets of CBI and its Subsidiaries is in excess of, in the aggregate for CBI and all of its Subsidiaries, $2,000,000 in any fiscal year of CBI (any such damage, destruction, loss or diminution in value of the Collateral is referred to herein as an "Asset Loss"). Each Borrower will, and will cause each of its Subsidiaries to, diligently file and prosecute its claim or claims for any award or payment in connection with an Asset Loss. In the event of an Asset Loss, each Borrower will, and will cause each Subsidiary (other than an Excluded Entity) to, pay to the Agent, promptly upon receipt thereof, any and all insurance proceeds and payments received by any such Subsidiary on account of damage, destruction or loss of all or any portion of the assets of CBI or its Subsidiaries (other than an Excluded Entity) to which the Agent is entitled. The Agent's right to retain such insurance proceeds is subject to (i) the limitations set forth in the definition of Asset Loss, and until there is an Asset Loss and unless an Event of Default shall have occurred and be continuing, the Agent shall pay to the applicable Borrower (or as directed by the applicable Borrower) any such insurance proceeds to which the applicable Borrower is entitled, (ii) the rights of any lessor or secured creditor senior to Agent, if the underlying obligation is permitted by this Credit Agreement and (iii) the application of Net Cash Proceeds from Asset Losses pursuant to Section 2.3(b)(vi)(C). The Agent may, with the consent of the Existing Required Lenders or Term B Required Lenders, as applicable, either (a) apply the proceeds realized from Asset Losses, as set forth in Section 2.3(b)(vi) or (b) pay such proceeds to the applicable Borrower or the applicable Subsidiary to be used to repair, replace or rebuild the asset or property or portion thereof that was the subject of the Asset Loss. After the occurrence and during the continuance of an Event of Default, (i) no settlement on account of any such Asset Loss (other than those of an Excluded Entity) shall be made without the consent of the Aggregate Required Lenders and (ii) the Agent may participate in any such proceedings and each

Borrower will, and will cause each applicable Subsidiary to, deliver to the Agent such documents as may be requested by the Agent to permit such participation and will consult with the Agent, its attorneys and agents in the making and prosecution of such claim or claims. Each Borrower and each Subsidiary (other than an Excluded Entity) hereby irrevocably authorizes and appoints the Agent its attorney-in-fact, after the occurrence and continuance of an Event of Default, to collect and receive for any such award or payment and to file and prosecute such claim or claims, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest, and the each Borrower shall, and will cause each such Subsidiary to, upon demand of the Agent, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to the Agent for the benefit of the Lenders, free and clear of any encumbrances of any kind or nature whatsoever.

     7.11  Taxes.
           -----

          Each Borrower will, and will cause each of its Subsidiaries to, pay, when due and in any event prior to delinquency, all Taxes lawfully levied or assessed against such Borrower, any of its Subsidiaries or any of the Collateral; provided, however, that unless such Taxes have become a federal tax Lien or ERISA Lien on any of the assets of a Borrower or any Subsidiary, no such Tax need be paid if the same is being contested in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor as required in order to be in conformity with GAAP.

     7.12  Compliance With Laws.
           --------------------

          Each Borrower will, and will cause each of its Subsidiaries to, comply with all acts, rules, regulations, orders, and ordinances of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof, or to the operation of its business, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     7.13  Use of Proceeds.
           ---------------

          Subject to the terms and conditions hereof, the proceeds of any Loans made hereunder to (i) CBI shall be used by CBI solely for the financing of working capital and the financing of capital expenditures for food-related businesses (other than the fresh or processed meat business) and (ii) Atcon shall be used solely to fund the German Financing; provided, however, that in any event, no portion of the proceeds of any such advances shall be used by CBI or Atcon for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or for any other purpose which violates the provisions or Regulation T, U or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Credit Agreement.

     7.14  Fiscal Year.
           -----------

          Each Borrower agrees that it will give the Agent at least forty-five
(45) days' prior written notice of any change in its fiscal year from a year ending December 31.

     7.15  Notification of Certain Events.
           ------------------------------

          Each Borrower agrees that it will promptly notify the Agent of the occurrence of any of the following events:

               (a) any Material Contract of CBI or any of its Subsidiaries is terminated or amended in any material adverse respect or any new Material Contract is entered into (in which event CBI shall provide the Agent with a copy of such Material Contract); or

               (b) any of the terms upon which suppliers to CBI or any of its Subsidiaries do business with CBI or any of its Subsidiaries are changed or amended in any respect which has or could reasonably be expected to have a Material Adverse Effect; or

               (c) any order, judgment or decree in excess of $2,500,000 shall have been entered against CBI or any of its Subsidiaries or any of their respective properties or assets, or

               (d) any written notification of violation of any law or regulation or any inquiry with respect thereto shall have been received by CBI or any of its Subsidiaries from any local, state, federal or foreign Governmental Authority or agency which violation could reasonably be expected to have a Material Adverse Effect.

     7.16  Additional Subsidiaries; Inactive Subsidiaries.
           ----------------------------------------------

          Promptly, and in any event within sixty (60) Business Days, upon any Person becoming a direct or indirect Subsidiary of CBI or upon any Subsidiary which was an Inactive Subsidiary ceasing to be an Inactive Subsidiary, CBI will provide the Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall, to the extent consistent with the documentation requested or required prior to such time, (a) cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit J hereto, (b) cause such Person to pledge all of its assets of the type included in the Collateral to the Agent pursuant to a security agreement in substantially the form of the Security Agreement and otherwise in a form acceptable to the Agent, (c) cause such Person to execute and deliver such other documents as the Agent reasonably requests and (d) execute and deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, Acknowledgment Agreements, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Agent, provided, however, that until (i) CBI has provided the Agent written notice of the formation of any new Subsidiary or that a formerly Inactive Subsidiary is ceasing to be an Inactive Subsidiary and (ii) such Subsidiary or Subsidiaries have signed any necessary Joinder Agreements, Security Agreements, Pledge Agreements or Guaranty Agreements required by the terms of this Agreement, neither CBI nor any of its Subsidiaries shall invest more than $500,000 in each such Subsidiary or $1,000,000 in the aggregate at any time outstanding in all such Subsidiaries.

     7.17  Schedules of Accounts and Purchase Orders.
           -----------------------------------------

          In furtherance of the continuing assignment and security interest in the Accounts of CBI granted pursuant to the Security Agreement, upon the creation of Accounts, CBI will execute and deliver to the Agent in such form and manner as the Agent may require, solely for its convenience in maintaining records of collateral, such confirmatory schedules of Accounts, and other appropriate reports designating, identifying and describing the Accounts as the Agent may require. In addition, upon the Agent's reasonable request, CBI will provide the Agent with copies of agreements with, or purchase orders from, the customers of CBI and CBCNA and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other collateral as the Agent may require. Failure to provide the Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. CBI hereby authorizes the Agent to regard CBI's or any of its Subsidiaries' printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by CBI's or such Subsidiaries' authorized officers or agents.

     7.18  Collection of Accounts.
           ----------------------

               (a) Other than amounts received from the sale of promotional items to employees at CBI's corporate headquarters and other similar de minimus amounts which are deposited in an account at US Bank, N.A. in Cincinnati, Ohio, all proceeds of Collateral in the United States and Canada and all proceeds of Accounts shall be directed to one or more lockboxes which are subject to tri-party agreements between the Agent, the applicable Credit Party and the applicable bank or to an Agent Bank Account. All amounts received in such lockboxes shall be deposited into a bank account in the Agent's name (or with respect to accounts at Bank of America, N.A., in CBI's name for the benefit of the Agent) (each an "Agent Bank Account") and each Borrower shall, and shall cause each of its domestic Subsidiaries to, cause all amounts that it receives from any source to be deposited into an Agent Bank Account. The Agent agrees that, unless Availability (plus the amount of unrestricted cash and Cash Equivalents of CBI and its Subsidiaries' (other than any Excluded Entity) shall fall below $20,000,000 or a Default or an Event of Default has occurred, the Agent shall not deliver a notice to cause funds in any of the applicable accounts to be sent to any account of the Agent or any of its affiliates.

               (b) Any checks, cash, notes or other instruments or property received by any Borrower or any of its Subsidiaries with respect to any Accounts shall be held by such Borrower or any of its Subsidiaries in trust for the benefit of the Lenders, separate from such Borrower's or Subsidiary's own property and funds, and immediately turned over to the Agent or deposited in lockbox accounts under the dominion and control of the Agent, with proper assignments or endorsements. No checks, drafts or other instruments received by the Agent shall constitute final payment unless and until such instruments have actually been collected. The Agent on behalf of the Lenders shall have sole dominion and control over the domestic bank accounts of the Credit Parties subject to the limited rights of deposit and withdrawal granted to the Credit Parties pursuant to the lockbox letters delivered to the lockbox banks.

     7.19  Notice; Credit Memoranda; and Returned Goods.
           --------------------------------------------

          In addition to the reports required pursuant to Section 7.1, CBI will notify the Agent promptly of any matters materially affecting the value, enforceability or collectability of any Account, and of all material customer disputes, offsets, defenses, counterclaims, returns and rejections, and all reclaimed or repossessed merchandise or goods, provided, however, that such notice shall only be required as to any such matter that affects Accounts outstanding at any one time from any account debtor, which affected Accounts have a value greater than $500,000. CBI will issue credit memoranda promptly (with duplicates to the Agent upon its request for same) upon accepting returns or granting allowances, and may continue to do so until the occurrence of an Event of Default which continues beyond the expiration of the applicable grace or cure period, or which has not otherwise been waived by the Aggregate Required Lenders. After the occurrence and during the continuance of an Event of Default, CBI agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by CBI, marked with the Lenders' name and held by CBI for the Lenders' account as owner and assignee.

     7.20  Acknowledgment Agreements.
           -------------------------

          CBI will assist the Agent in obtaining executed Acknowledgment Agreements from each of the warehousemen, processors, packers, fillers, landlords and mortgagees with whom CBI conducts business from time to time.

     7.21  Trademarks etc.
           --------------

          Each Borrower will do and cause to be done all things necessary to preserve and keep in full force and effect all registrations of trademarks, service marks and other marks, trade names or other trade rights which registrations are of value to such Borrower or any of its Subsidiaries (other than those which are, individually and in the aggregate, of de minimus value).

     7.22  Maintenance of Property.
           -----------------------

          Each Borrower will, and will cause each of its Subsidiaries to, keep all property necessary to its respective business in good working order and condition (ordinary wear and tear excepted) in accordance with their past operating practices and not to commit or suffer any waste with respect to any of its properties, except for properties which either individually or in the aggregate are not material.

     7.23  [Intentionally Deleted]

     7.24  Revisions or Updates to Schedules.
           ---------------------------------

          If any of the information or disclosures provided on any of Schedules 6.7, 6.8, 6.9, 6.15, 6.18 or 6.29, originally attached hereto become outdated or incorrect in any material respect, CBI shall deliver to the Agent and the Lenders as part of the compliance certificate required pursuant to Section 7.1(d) (or earlier if CBI so elects) such revision or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s) which revisions shall be effective from the date accepted in writing by the Agent and the Aggregate Required Lenders, such acceptance not to be unreasonably withheld or delayed; provided, that no such revisions or updates to any such Schedule(s) shall be deemed to have cured any breach of warranty or misrepresentation occurring prior to the delivery of such revision or update by reason of the inaccuracy or incompleteness of any such Schedule(s) at the time such warranty or representation previously was made or deemed to be made.

     7.25  [Intentionally Deleted]

     7.26  Compliance with PACA.
           --------------------

          Each Borrower shall, and shall cause each Borrower Entity to:

               (a) Comply with all applicable provisions of PACA, including, without limitation, those governing trust formation and prompt repayment.

               (b) Maintain written records pertaining to perishable agricultural commodities and by-products in its possession to which a constructive trust under PACA is applicable.

All terms used in this Section 7.26 and defined in PACA shall have the meanings ascribed to such terms therein.

     7.27  Covenants Relating to Food Security Act.
           ---------------------------------------

          Each Borrower shall, and shall cause each Borrower Entity to:

               (a) Promptly provide the Agent with a copy of any notice received by any Borrower Entity with respect to a security interest created by a seller of farm products.

               (b) With respect to any farm products produced in a state with a central filing system, register with the secretary of state of such state prior to the purchase of such farm products.

All terms used in this Section 7.27 and defined in the Food Security Act shall have the meanings ascribed to such terms therein.

     7.28  Payment for Perishable Goods.
           ----------------------------

               (a) CBI shall pay, not later than one (1) Business Day prior to the date required for payment therein, any outstanding invoices for perishable agricultural commodities purchased from any vendor other than an Affiliate; provided, however, that in the event that any such invoice requires payment upon delivery, payment shall be made on such date of delivery; provided, further, however, that any such invoices which require payment upon delivery may be paid at a later date up to thirty (30) days after delivery of such commodities so long as CBI has provided evidence satisfactory to the Agent of prior course of dealing with any existing or current vendor and for all vendors carried out in accordance with standard industry practices or CBI has obtained a waiver of the vendors' rights under PACA. Notwithstanding anything to the contrary contained in this Section 7.28(a), neither CBI nor any Subsidiary shall be obligated to pay amounts on any invoice with respect to which CBI or such Subsidiary has a bona fide dispute concerning payment for any reason, including, without limitation, quality of the perishable commodities received, quantity of the perishable commodities received, or compliance of the perishable commodities received with applicable rules and regulations.

               (b) CBI shall pay, in the event that written notification other than on an invoice is received from any vendor of perishable agricultural commodities of its intent to enforce its rights under
          Section 5 of PACA, or to establish a federal statutory lien or trust under the Food Security Act, the related invoice within one (1) Business Day of receipt and promptly notify the Agent of such receipt; provided, however, that such invoice may remain unpaid if, and only so long as, (i) appropriate legal or administrative action has been commenced and is being diligently pursued or defended by CBI, (ii) the ability of the vendor to pursue any rights or enforce any liens or trusts provided under PACA has been stayed or is otherwise legally prohibited during the pendency of such action or the benefits of
          Section 5 of PACA are not available to such vendor and (iii) the Agent shall have established a reserve against the Revolving Credit Borrowing Base in an amount at least equal to the amount claimed to be due by such vendor under the relevant invoice. Notwithstanding anything to the contrary contained in this Section 7.28(b), neither CBI nor any Subsidiary shall be obligated to pay the full amount of any invoice which is subject to offset by CBI or such Subsidiary pursuant to Section 46.46(e)(4) of the regulations promulgated under PACA. This Section 7.28 should not be construed to impose a responsibility on CBI or any of its Subsidiaries to pay to the vendor or report to the Agent any informal or formal complaints received by CBI or any such Subsidiary under PACA; instead, this Section 7.28 should be construed to impose such responsibilities only in the event a formal claim under a statutory trust under Section 5 of PACA is made by a vendor.

     7.29  Excluded Chiquita Fresh German Group Entities.
           ---------------------------------------------

          Within sixty (60) days after the Closing Date, each Borrower will, and will cause its Subsidiaries (other than any Excluded Entity) to, repay in full any Qualified Investments in any Excluded Chiquita Fresh German Group Entity made by such Borrower or such Subsidiary since the Closing Date.

                                  ARTICLE VIII.

                               FINANCIAL COVENANTS

          Until termination of this Credit Agreement and the Existing Commitments hereunder and payment and satisfaction of all Obligations due or to become due hereunder, each Borrower agrees that, unless the Aggregate Required Lenders shall have otherwise consented in writing:

     8.1   Leverage Ratio.
           --------------

          CBI and its consolidated Subsidiaries (other than CPF and its Subsidiaries) shall have a Leverage Ratio, as of the end of each fiscal quarter of CBI of no greater than 2.65:1.00.

     8.2   Fixed Charge Coverage Ratio.
           ---------------------------

          CBI and its consolidated Subsidiaries (other than CPF and its Subsidiaries) shall have a Fixed Charge Coverage Ratio (tested quarterly), of at least 1.00:1.00 for the four (4) fiscal quarter period then ended.

     8.3   Capital Expenditures.
           --------------------

          CBI shall not, and shall not permit its Subsidiaries (other than CPF and its Subsidiaries and the Chiquita Fresh German Group) to, make or commit to make Consolidated Capital Expenditures in an aggregate amount in excess of the amounts set forth below, for the following fiscal years:


Fiscal Year                    Capital Expenditures Limit
----------------------         --------------------------

2002                                  $50,000,000
2003 - and each fiscal                $70,000,000
       year thereafter


provided, however, that (a) the amount expended in any fiscal year for any Permitted Acquisition shall not reduce the Capital Expenditure limit for such fiscal year and (b) the proceeds of any property loss under any insurance policy applied to replace or rebuild any such affected property shall not be included in the calculation of Consolidated Capital Expenditures for the purpose of determining compliance with this Section 8.3.

     8.4   EBITDA.
           ------

          CBI and its consolidated Subsidiaries (other than CPF and its Subsidiaries) shall have Consolidated EBITDA of at least (i) $140,000,000 for the four (4) fiscal quarter period ending December 31, 2002 and (ii) $150,000,000 for the four (4) fiscal quarter period ending on March 31, 2003 and each fiscal quarter thereafter.

     8.5   Chiquita Fresh Latin American Group.
           -----------------------------------

               (a) CBI shall not permit the aggregate amount of cash and Cash Equivalents owned or maintained by Persons which are members of the Chiquita Fresh Latin American Group to exceed $10,000,000 at any time, provided that such members may own or maintain up to $20,000,000 of cash and Cash Equivalents from time to time for a period not to exceed two (2) Business Days.

               (b) CBI shall not permit Persons which are members of the Chiquita Fresh Latin American Group to make or commit to make Capital Expenditures in an aggregate amount for all of the Persons which are members of the Chiquita Fresh Latin American Group in excess of (i) $25,000,000 during fiscal year 2002; (ii) $30,000,000 during fiscal year 2003; and (iii) $30,000,000 during fiscal year 2004; provided, however, that the proceeds of any property loss under any insurance policy applied to replace or rebuild any such affected property shall not be included in the calculation of Capital Expenditures for the purpose of determining compliance with this Section 8.5.

     8.6   Chiquita Fresh German Group.
           ---------------------------

               (a) CBI shall not permit the aggregate amount of cash and Cash Equivalents owned or maintained by Persons which are members of the Chiquita Fresh German Group to exceed $15,000,000 at any time.

               (b) CBI shall not permit Persons which are members of the Chiquita Fresh German Group to make or commit to make Capital Expenditures in an aggregate amount for all of the Persons which are members of the Chiquita Fresh German Group in excess of $15,000,000 during either fiscal year 2003 or fiscal year 2004; provided, however, that the proceeds of any property loss under any insurance policy applied to replace or rebuild any such affected property shall not be included in the calculation of Capital Expenditures for the purpose of determining compliance with this Section 8.6.

                                   ARTICLE IX.

                               NEGATIVE COVENANTS

          Until termination of the Credit Agreement and the Existing Commitments hereunder and payment and satisfaction of all Obligations due or to become due hereunder, each Borrower agrees that, unless the Aggregate Required Lenders (and, with respect to any decision or action that directly or indirectly impacts the Chiquita Fresh German Group, the Term B Required Lenders) shall have otherwise consented in writing, it will not, and will not permit any of its Subsidiaries to (provided, however, that nothing contained herein shall prohibit the Secondary Transactions):

     9.1   Restrictions on Liens.
           ---------------------

          Mortgage, assign, pledge or otherwise permit any Lien (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or properties, whether real, personal or mixed, whether now owned or hereafter acquired, except for Permitted Liens; provided, that this covenant shall not apply to an Excluded Entity to the extent complying with this covenant would cause a breach or default of any agreement relating to borrowed money to which such Excluded Entity is a party.

     9.2   Restrictions on Indebtedness.
           ----------------------------

          Incur, create or suffer to exist any Indebtedness other than Permitted Indebtedness.

     9.3   Restrictions on Transfer of Assets.
           ----------------------------------

          Sell, lease, assign, transfer or otherwise dispose of any assets (including Intellectual Property and the Capital Stock of any Subsidiary of CBI) other than:

               (a)  sales of Inventory in the ordinary course of business,

               (b) sale-leaseback transactions (involving assets other than Proprietary Rights), when the applicable selling entity receives fair market value for the sale and which are permitted by Section 9.13,

               (c) transfers (other than of Proprietary Rights) to a Secured Credit Party,

               (d) sales in the ordinary course of business, when the applicable selling entity receives fair market value for the sale of
          (i) assets or properties (other than Inventory, Proprietary Rights or Capital Stock of any Subsidiary of CBI) used in a Borrower's or a Subsidiary's business that are worn out or (ii) the Capital Stock of a Subsidiary, if such Subsidiary owns only assets which are worn out (it being agreed that the Net Cash Proceeds of each such sale of worn out assets or Capital Stock shall be reinvested by the applicable selling entity in the ordinary course of business to replace such worn out assets or properties within 120 days of receipt of such Net Cash Proceeds, and to the extent such Net Cash Proceeds have not been reinvested within such 120 days, such Net Cash Proceeds shall, on the 121/st/ day following receipt thereof, be paid to the Agent and applied to repay outstanding Loans pursuant to Sections 2.3(b)(iii) and (vi)),

               (e) sales, made while no Default or Event of Default has occurred and is continuing and as long as no Default or Event of Default would result therefrom, of (i) assets (other than Accounts, Proprietary Rights, general intangibles or Tropical Farms (or equity interests in Persons which own only Tropical Farms)) that are no longer needed or useful in such Person's operations or (ii) the Capital Stock of a Subsidiary, if such Subsidiary is, or owns only assets which are, no longer needed or useful in such Person's operations; provided, that in any instance where the aggregate consideration received by CBI and its Subsidiaries exceeds $500,000,
          (A) at least seventy-five percent (75%) of the consideration received by CBI and its Subsidiaries is in the form of cash and Cash Equivalents, (B) the aggregate consideration (including assumed debt) for all such sales (other than Second Amendment Sales) after the Original Closing Date does not exceed $20,000,000, (C) the assets or Subsidiary so sold after the Original Closing Date will not have contributed Consolidated EBITDA, over the four fiscal quarter period ending prior to the date of such sale, exceeding five percent (5%) of the Consolidated EBITDA as of December 31, 2000, (D) CBI can demonstrate that had such sale occurred immediately prior to the then most recently completed four fiscal quarter period, the Borrowers would have been in compliance with the financial covenants set forth herein and (E) CBI delivers promptly (but in any event no later than the later to occur of (x) the delivery of the monthly compliance certificate for the fiscal month in which the sale occurred and (y) the thirtieth (30/th/) day after the consummation of such sale) written notice (which notice may be delivered via email or through the monthly compliance certificate) to the Agent and the Lenders that the conditions set forth in clauses (A) through (D) of this paragraph (e) have been satisfied or complied with and that the applicable transferring entity received fair market value for the applicable assets,

               (f) sales, made while no Default or Event of Default has occurred and is continuing and as long as no Default or Event of Default would result therefrom, of the assets set forth on Schedule
          9.3 (which schedule shall also indicate the minimum amount of the Loans that shall be repaid upon the sale of such assets) and which are made on a basis where the selling entity receives fair market value for the sale,

               (g)  dispositions by Excluded Entities,

               (h) sales, made while no Default or Event of Default has occurred and is continuing and as long as no Default or Event of Default would result therefrom, of Tropical Farms (and equity interests in Persons which own only Tropical Farms) in the ordinary course of business as long as (i) no single sale (or series of related sales) is of property with a fair market value of greater than

          $5,000,000, (ii) all of such sales made after the Original Closing Date do not involve sales of property which produced bananas and plantains in an amount in excess of ten percent (10%) of the bananas and plantains sold by CBI and its Subsidiaries (to Persons other than CBI or its Subsidiaries) during the then most recently completed fiscal year of CBI (it being agreed that if a particular sale is permitted at the time it was made, it shall be permitted at all times thereafter) and (iii) CBI delivers a certificate executed by an authorized officer of CBI representing and warranting to the Agent and the Lenders that the conditions set forth in clauses (i) and (ii) of this clause (h) have been satisfied or complied with and that the applicable selling entity received fair market value for the applicable Tropical Farm (it being agreed that the Net Cash Proceeds of each such sale of a Tropical Farm or equity interests shall be reinvested by the applicable selling entity in the ordinary course of business within 120 days of receipt of such Net Cash Proceeds to (1) acquire one or more Tropical Farms (or all of the equity in one or more entities that own only Tropical Farms), or (2) make a Capital Expenditure in an existing Tropical Farm owned by a Subsidiary in an amount (when added to the amount of all proceeds of the sales of Tropical Farms used to make Capital Expenditures after the Original Closing Date) not to exceed $2,500,000, and to the extent such Net Cash Proceeds have not been reinvested within such 120 days, such Net Cash Proceeds shall, on the 121/st/ day after receipt thereof, be paid to the Agent and applied to repay outstanding Loans pursuant to Sections 2.3(b)(iii) and (vi));

               (i) sales, made while no Default or Event of Default has occurred and is continuing and as long as no Default or Event of Default would result therefrom, by any member of the Chiquita Fresh German Group of its assets (and equity interests in Persons which own only Chiquita Fresh German Group members) as long as: (i) if, and to the extent that, the aggregate Net Cash Proceeds of all such sales occurring after the Closing Date (A) are less than $2,000,000, such Net Cash Proceeds shall be used as the applicable Chiquita Fresh German Group member deems appropriate (and as otherwise permitted hereunder), (B) are greater than or equal to $2,000,000 but less than or equal to $5,000,000, such Net Cash Proceeds are used as follows:
          (1) 50% of such Net Cash Proceeds shall be used as the applicable Chiquita Fresh German Group member deems appropriate (and as otherwise permitted hereunder) and (2) 50% of such Net Cash Proceeds shall be used to repay outstanding Term B Loans pursuant to Section 2.3(b)(vi) and (C) are greater than $5,000,000, such Net Cash Proceeds shall be used to repay outstanding Term B Loans pursuant to Section 2.3(b)(vi); and (ii) Atcon delivers a certificate executed by an authorized officer of Atcon representing and warranting to the Agent and the Lenders that the conditions set forth in clause (i) of this Section 9.3(i) have been satisfied or complied with and that the applicable selling entity received fair market value for the applicable Chiquita Fresh German Group asset or equity interests;

               (j) (i) the transactions set forth in Schedule 9.3A hereto, (ii) the disposition on or before July 31, 2003, of 100% of the limited liability company interests in CPF, pursuant to and in accordance with the terms set forth in that certain Purchase Agreement by and among Seneca Foods Corporation ("Seneca"), CBII and Friday Holdings, L.L.C. ("Friday Holdings"), dated as of March 6, 2003, as amended by that certain Amendment No. 1 to Purchase Agreement, dated as of March ___ , 2003, but without giving effect to any other modifications, amendments or restatements thereto except for those (x) which are not materially adverse to CBI, any Subsidiary, any Lender or the Agent or (y) consented to in writing by the Agent and the Aggregate Required Lenders (the "CPF Purchase Agreement"), for a purchase price equal to One Hundred Ten Million Dollars ($110,000,000) in cash (subject to adjustment as provided in the CPF Purchase Agreement) and Nine Hundred Sixty Seven Thousand Seven Hundred Forty Two (967,742) shares of Convertible Preferred Stock Series 2003 of Seneca (such shares received in connection with the CPF Sale, the "Seneca Shares"), (iii) the disposition of any or all of the Seneca Shares by Friday Holdings or CBI which is consummated while no Default or Event of Default has occurred and is continuing and as long as no Default or Event of Default would result therefrom, and (iv) the disposition on or before July 31, 2003, of all or substantially all of the banana plantation assets of PAFCO, in a transaction that is substantially consistent with the terms set forth in that certain Framework Agreement by and among Sindicato Industrial de Chiriqui Land Company Y Empresas Afines, Cooperativa de Servicios Multiples de Puerto Armuelles, R.L. ("Coosemupar") and PAFCO, dated as of April 25, 2003, but without giving effect to any modifications, amendments or restatements thereto except for those (x) which are not materially adverse to CBI, any Subsidiary, any Lender or the Agent or
          (y) consented to in writing by the Agent and the Aggregate Required Lenders (the "PAFCO Framework Agreement"), for a purchase price equal to approximately Nineteen Million Eight Hundred Thousand Dollars ($19,800,000), subject to adjustment as contemplated by the PAFCO Framework Agreement which is, together with the PAFCO Loan and an additional indirect investment in PAFCO to be made by CBI or one of its Subsidiaries of up to Two Million Five Hundred Twenty Five Thousand Dollars ($2,525,000) (the "PAFCO Investment"), used to satisfy in full any and all severance, bonus and similar obligations of CBI and its Subsidiaries with respect to the operations of PAFCO and used to satisfy in full, other than with respect to PAFCO, other direct or indirect, contingent or liquidated liabilities of CBI and its Subsidiaries with respect to the operations of PAFCO (except for future obligations to purchase fruit or to provide agricultural service support on an arms-length basis); and

               (k) sales by a Subsidiary, made while no Default or Event of Default has occurred and is continuing and as long as no Default or Event of Default would result therefrom, of its assets or the equity interests or assets of any of its Subsidiaries to another Subsidiary, as long as: (1) if the selling Subsidiary is a Secured Credit Party, the buying Subsidiary shall be CBI or a Secured Credit Party, (2) if the selling Subsidiary is a Guarantor, the buying Subsidiary shall be CBI, a Secured Credit Party or a Guarantor, (3) if the selling Subsidiary is a signatory to the Covenant Compliance Agreement, the buying Subsidiary shall be CBI, a Secured Credit Party, a Guarantor or a Subsidiary that is also a party to the Covenant Compliance Agreement, and (4) if the selling Subsidiary is an

          Excluded Entity, the buying Subsidiary shall be CBI, a Secured Credit Party, a Guarantor, a Subsidiary party to the Covenant Compliance Agreement or an Excluded Entity, (5) notice of any such sale is given to the Agent in writing within ten (10) Business Days prior to consummation of the sale and (6) such sale does not materially impair the Collateral taken as a whole or the value thereof to the Lenders.

          Notwithstanding the foregoing, the Borrowers shall not be required to pay to the Agent any asset proceeds obtained from a sale or disposition made pursuant to the terms of clause (d) or (h) above if the sum of (i) the aggregate amount of such proceeds plus (ii) the aggregate amount of all proceeds previously received as consideration for a sale or disposition permitted pursuant to clause (d) or (h) above that have not already been paid to the Agent is less than $1,000,000; provided however, that once the sum of all proceeds received pursuant to sales permitted pursuant to clause (d) or (h) above which have not been paid to the Agent (and, but for this paragraph, would be required to be paid to the Agent) equals or exceeds $1,000,000 (the "Aggregation Date"), all such proceeds which have not been paid to the Agent and which were received and not reinvested more than 120 days prior to the Aggregation Date must be paid to Agent within thirty (30) days after the end of the fiscal month in which the amount of unpaid proceeds received pursuant to sales or dispositions permitted pursuant to (d) or (h) above reaches $1,000,000.

          Notwithstanding anything to the contrary in this Section 9.3, each Borrower agrees that, unless the Term B Required Lenders shall have otherwise consented in writing, it will not, and will not permit any of its Subsidiaries to sell, pledge or assign (other than pursuant to the Credit Documents): (a) stock of Atcon, (b) stock of Euro Sub, (c) stock of Atlanta, (d) intercompany claims owing to Atcon from Euro Sub, (e) intercompany claims owing to Euro Sub from Atlanta and its Subsidiaries and (f) intercompany claims owing to Atlanta from its Subsidiaries.

     9.4   No Corporate Changes.
           --------------------

          (i)Merge or consolidate with any Person unless such merger or consolidation does not materially impair the Collateral taken as a whole or the value thereof to the Lenders; provided, however, that (a) the Credit Parties may merge or consolidate with and into each other (as long as) if such merger or consolidation involves (x) a Borrower, such Borrower is the surviving entity,
(y) a Secured Credit Party (but not a Borrower), a Secured Credit Party is the surviving entity or (z) a Guarantor but not a Secured Credit Party, such Guarantor is the surviving entity), (b) any Subsidiary of CBI may merge or consolidate with and into a Credit Party (as long as (x) if either of such Persons is a Borrower, the surviving entity is such Borrower, (y) if neither of such Persons is a Borrower, but one of such Persons is a Secured Credit Party, the surviving entity is a Secured Credit Party), or (z) if neither of such Persons is a Secured Credit Party, the surviving entity is a Guarantor, (c) any Subsidiary of CBI which is not a Credit Party may merge or consolidate with any Subsidiary of CBI which is not a Credit Party (as long as (x) unless each Person is an Excluded Entity, the surviving entity is not an Excluded Entity and (y) if either of such Subsidiaries is a Pledged Entity, the surviving entity is a Pledged Entity) and (d) one or more members of the Chiquita Fresh German Group may engage in the transactions described on Schedule 9.4 or (ii) alter or modify any Borrower's or any of its

Subsidiaries' Articles or Certificate of Incorporation or other equivalent organizational document or form of organization (other than in connection with an Equity Issuance permitted hereunder) or (iii) alter or modify any legal names, mailing addresses, principal places of business, structure, status or existence of any Credit Party unless the same shall have been notified to the Agent in writing at least ten (10) Business Days prior to such alteration or modification or enter into or engage in any business, operation or activity materially different from that presently being conducted by CBI; provided, however, that upon ten (10) days' notice to the Agent (and subject to the prior perfection of the Agent in the resulting limited liability company interest), any corporation may be converted to a limited liability company. Notwithstanding anything to the contrary in this Credit Agreement, clauses (i) and (ii) of this
Section 9.4 shall not apply to CIL.

     9.5   No Guarantees.
           -------------

          Assume, guarantee, endorse, or otherwise become liable upon the obligations of any other Person, including, without limitation, any Subsidiary or Affiliate of CBI, except (a) by the endorsement of negotiable instruments in the ordinary course of business, (b) by the giving of indemnities in connection with the sale of Inventory or other asset dispositions permitted hereunder, (c) a guaranty of Indebtedness if the Indebtedness so guaranteed would itself constitute Permitted Indebtedness of the incurring guarantor, (d) a guaranty of a real property lease by CBI or one of its Subsidiaries for real property leases entered into by (i) CBI or (ii) one of CBI's Subsidiaries that is not an Excluded Entity or Inactive Subsidiary and (e) guarantees by members of the Chiquita Fresh German Group and listed on Schedule 9.5; provided, that (i) any Subsidiary of any Person may guarantee the direct obligations of such Person as long as such direct obligations are otherwise permitted hereby (provided, however, that the foregoing shall not permit the guarantee of any obligation of CBII by CBI or any Subsidiary of CBI), (ii) GWF may guarantee the obligations of its Subsidiaries or Subsidiaries of CBI, (iii) any Secured Credit Party may guarantee the obligations (other than Indebtedness) of any other Secured Credit Party, (iv) any member of the Chiquita Fresh Latin American Group may guarantee the obligations (other than Indebtedness) of any other member of the Chiquita Fresh Latin American Group, (v) any member of the Chiquita Fresh European Group may guarantee the obligations (other than Indebtedness) of any other member of the Chiquita Fresh European Group, (vi) any member of the Chiquita Fresh German Group may guarantee the obligations (other than Indebtedness) of any other member of the Chiquita Fresh German Group and (vii) any Excluded Entity may guarantee the obligations of its Subsidiaries.

     9.6   No Restricted Payments.
           ----------------------

          Make any payment to or for the benefit of CBII (including, without limitation, a payment to CBII to permit CBII to pay its obligations, a payment to any holders of obligations of CBII or to any trustee or agent for holders of obligations of CBII or a payment on or with respect to any obligation which is subordinated to any or all of the Obligations) or any Restricted Payment, other than (a) a payment to CBI or any Subsidiary of CBI, provided, however, that any Subsidiary may make cash dividends with respect to its common equity to entities that are not Subsidiaries or Affiliates of CBI in an aggregate amount for all Subsidiaries not to exceed $300,000 per annum as long as any such cash dividend is simultaneously paid, on a pro rata basis (based upon each Person's equity ownership in such Subsidiary) to all holders of such Subsidiary's equity, (b) cash dividends, distributions or payments to make tax sharing payments in accordance with the CBII tax sharing arrangements as described in Schedule
9.6 hereto in an amount which is not in excess of the amount which the Person making such payment would have been liable to pay the applicable taxing authorities had it not been filing a consolidated tax return with CBII or a party to such tax sharing arrangement, (c) payments of Unallocated CBII Overhead in any fiscal year in a maximum amount of $49,000,000, (d) payments of Allocated CBII Overhead in any fiscal year in a maximum amount of the difference of (i) $46,000,000 less (ii) the payments made by CBI in respect of certain contractual obligations to vendors and service providers relating to normal operations that CBI has assumed from CBII with the consent of the Existing Required Lenders, (e) payments to CBII of amounts up to an amount equal to the aggregate amount of the Net Cash Proceeds from Second Amendment Sales and CPF Sale Proceeds, minus the aggregate amount invested pursuant to clauses (xxx) and (xxxi) of the definition of "Permitted Investments" minus, without duplication, the aggregate amount of the Net Cash Proceeds from Second Amendment Sales and CPF Sale Proceeds applied, directly or indirectly, to repay Loans; provided, that promptly upon CBII's receipt of such Net Cash Proceeds from Second Amendment Sales or such CPF Sale Proceeds, CBII uses the full amount it receives thereof to purchase, redeem, retire or defease CBII Bonds (including the payment of any applicable fees or commissions), as long as (i) at the time of such payments and immediately thereafter, no Default or Event of Default has occurred and is continuing and no Default or Event of Default would result therefrom; and (ii) simultaneously with any payment made pursuant to this subsection, CBI notifies Agent of such payment and CBI makes all payments of any Bond Repurchase Fees required to be made with respect thereto, if any, and (f) payments to CBII which CBII, promptly upon receipt thereof, uses to pay interest on Indebtedness of CBII which existed as of March 19, 2002 or to pay interest on other Indebtedness of CBII, so long as
(i) at the time of such payment and immediately after giving effect to such payment no Event of Default shall have occurred and be continuing and the sum of Availability plus CBI's and its Subsidiaries' (other than any Excluded Entity's) unrestricted cash and Cash Equivalents shall be equal to at least $65,000,000,
(ii) the aggregate amount of interest payments made in any calendar year under this clause (f) on Indebtedness of CBII does not exceed the aggregate amount of interest payments during such calendar year that could have been made on the Indebtedness of CBII that existed as of March 19, 2002 had such Indebtedness not been refinanced, and (iii) immediately prior to each such payment to CBII, a duly authorized officer of CBI executes and delivers an officer's certificate to the Agent certifying that the conditions set forth in subclauses (i) and (ii) of this clause (f) have been satisfied with respect to such payment.

     9.7   No Investments.
           --------------

           Make any Investment other than Permitted Investments.

     9.8   No Affiliate Transactions.
           -------------------------

          Enter into any transaction with, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to any Subsidiary or Affiliate of CBI except (a) in the ordinary course of and pursuant to the reasonable requirements of CBI's business and upon fair and reasonable terms no less favorable to CBI than could be obtained in a comparable arm's-length transaction with an unaffiliated Person, (b) as permitted under
Section 9.6 or as
described on Schedule 6.31 and (c) transactions (other than transfers of Accounts, Proprietary Rights and general intangibles) among and between Secured Credit Parties.

     9.9   No Prohibited Transactions Under ERISA.
           --------------------------------------

               (a) Except as set forth on Schedule 9.9, engage, or permit any Controlled ERISA Affiliate to engage, in any prohibited transaction which could result in a civil penalty or excise tax described in
          Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

               (b) permit to exist with respect to any Benefit Plan of CBI or its Subsidiaries or any Controlled ERISA Affiliate any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), whether or not waived;

               (c) fail, or permit any Controlled ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

               (d) terminate, or permit any Controlled ERISA Affiliate to terminate, any Benefit Plan where such event would result in any material liability of CBI, any Subsidiary of CBI or any Controlled ERISA Affiliate under Title IV of ERISA;

               (e) fail, or permit any Controlled ERISA Affiliate to fail to make any required contribution or payment to any Multiemployer Plan;

               (f) fail, or permit any Controlled ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

               (g) amend, or permit any Controlled ERISA Affiliate to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that either of CBI, any Subsidiary of CBI or any Controlled ERISA Affiliate is required to provide security to such Benefit Plan under Section 401(a)(29) of the Internal Revenue Code;

               (h) withdraw, or permit any Controlled ERISA Affiliate to withdraw, from any Multiemployer Plan where such withdrawal may result in any material liability of any such entity under Title IV of ERISA;

               (i) allow any representation made in Section 6.15 to be untrue at any time during the term of this Credit Agreement; or

               (j) amend, or adopt any new Retiree Health Plan which would result in any material increase in liability to CBI or any of its Subsidiaries.

     9.10  No Additional Bank Accounts.
           ---------------------------

          Permit (i) any Secured Credit Party (other than CIL) to open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than the accounts set forth on Schedule
9.10 hereto and, after the Closing Date, such other accounts so long as each such account (other than payroll and petty cash accounts maintained as zero balance accounts and other similar bank accounts with limited or no activity and balances not exceeding $10,000) is subject to a tri-party lockbox or other blocked account agreement satisfactory to the Agent nor (ii) CIL to keep any account as its primary account or as a "concentration" account other than those currently maintained at Bank of America, N.A. in London. All such checking, savings or other accounts of CBI shall, subject to the terms hereof, be under the sole dominion and control of the Agent in accordance with the Security Agreement. All payroll and petty cash accounts shall be maintained as zero balance accounts.

     9.11  Amendments of Material Contracts.
           --------------------------------

          Without the prior written consent of the Agent, amend, modify, cancel or terminate or permit the amendment, modification, cancellation or termination of any of the Material Contracts if such amendment, modification, cancellation or termination has or could reasonably be expected to have a Material Adverse Effect.

     9.12  Additional Negative Pledges.
           ---------------------------

               (a) Create or otherwise cause to exist or become effective, or permit any of the Subsidiaries to create or otherwise cause to exist or become effective, directly or indirectly, (i) other than (x) restrictions set forth in agreements relating to debt for borrowed money of an Excluded Entity, as long as such restrictions are binding only on the applicable Excluded Entity and its Subsidiaries, (y) restrictions set forth in documents relating to Permitted Indebtedness, as long as such restrictions are binding only on the primary obligor on such Indebtedness (and its Subsidiaries) or (z) as described on Schedule 9.12, any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of the Agent and the Lenders) on the creation or existence of any Lien upon the assets of CBI or any of its Subsidiaries, other than Permitted Liens or (ii) any Contractual Obligation, except as described on
          Schedule 9.12, which may restrict or inhibit the Agent's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default, or

               (b) Suffer to exist or permit any of its Subsidiaries to suffer to exist, directly or indirectly, (i) other than (x) restrictions set forth in agreements relating to debt for borrowed money of an Excluded Entity, as long as such restrictions are binding only on the applicable Excluded Entity, (y) restrictions set forth in documents relating to Permitted Indebtedness, as long as such restrictions are binding only on the primary obligor on such Indebtedness (and its Subsidiaries) and (z) as described on Schedule 9.12, any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of the Agent and the Lenders) on the creation or existence of any Lien upon the assets of CBI or any of its Subsidiaries, other than Permitted Liens or (ii) any Contractual Obligation which may restrict or inhibit the Agent's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default, which prohibition, restriction or Contractual Obligation is more restrictive than those in effect on the Original Closing Date.

     9.13  Sale and Leaseback.
           ------------------

          Except as set forth on Schedule 9.13, enter into any arrangement, directly or indirectly, whereby CBI or any of its Subsidiaries shall sell or transfer any property owned by it to a Person (other than CBI or any of its Subsidiaries) in order then or thereafter to lease such property or lease other property which CBI or any of its Subsidiaries intends to use for substantially the same purpose as the property being sold or transferred (collectively, a "Sale Leaseback Transaction"); provided, however, CBI and its Subsidiaries may enter into Sale Leaseback Transactions involving assets other than Accounts, general intangibles and Proprietary Rights as long as (i) the current market value of all assets subject to such transactions after the Original Closing Date (determined at the time of the applicable transfer) does not exceed $25,000,000,
(ii) the applicable assets are containers and similar equipment and assets initially acquired by CBI or one of its Subsidiaries (from a Person other than CBI or one of its Subsidiaries) after the Original Closing Date and (iii) such Sale Leaseback Transactions are consummated within one hundred twenty (120) days of the initial acquisition of such assets by CBI or one of its Subsidiaries from a Person other than CBI or one of its Subsidiaries; provided, further, this
Section 9.13 shall not apply to Excluded Entities.

     9.14  Licenses, Etc.
           -------------

          Other than in the ordinary course of business and on terms and conditions consistent with CBI's historical practices as of the Original Closing Date, enter into licenses of, or otherwise restrict the use of, any patents, trademarks or copyrights or other Proprietary Rights. Additionally, neither CBI nor CIL will allow any party other than the Agent or the Lenders to obtain an interest, including without limitation, any lien, security interest or charge, in the trademark or license rights granted under the Trademark License Agreement; provided, however, that this limitation does not prohibit any sublicensing of these trademark or license rights as contemplated by the Trademark License Agreement.

     9.15  Limitations.
           -----------

          Create, nor will it permit any of its Subsidiaries (other than an Excluded Subsidiary) to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person's

Capital Stock, (b) pay any Indebtedness owed to any Borrower, (c) make loans or advances to any Borrower or (d) transfer any of its property to any Borrower, except for encumbrances or restrictions existing under or by reason of (i) customary non-assignment provisions in any lease governing a leasehold interest,
(ii) any agreement or other instrument of a Person existing at the time it becomes a Subsidiary of CBI; provided that such encumbrance or restriction is not applicable to any other Person, or any property of any other Person, other than such Person becoming a Subsidiary of CBI and was not entered into in contemplation of such Person becoming a Subsidiary of CBI and (iii) this Credit Agreement and the other Credit Documents.

     9.16  Transfer Pricing.
           ----------------

          (i) Other than as required by applicable law, modify, or permit any Subsidiary to modify, its transfer pricing policies in a manner that has, or is reasonably likely to have, a material adverse effect on any Borrower or any Guarantor or (ii) make any material modification to the fees or other amounts paid to GWF or any of its Subsidiaries for the transportation of products and related services, excluding adjustments reflecting changes in GWF cost structure.

     9.17  Sales.
           -----

          Permit or cause (i) CBI to purchase or otherwise acquire bananas or plantains from any Person other than CIL (provided, however, that in any consecutive twelve month period CBI may purchase or acquire five percent (5%) of the aggregate amount of the bananas and plantains which it purchases and acquires during such period from Persons other than CIL), (ii) CIL to sell bananas or plantains to any Person (other than CBI) for sales or consumption in North America or (iii) bananas or plantains to be sold in North America or Europe by any Subsidiary of CBI if such bananas or plantains were not sold by CIL directly or through CBCBV to such Subsidiary of CBI (provided, however, that (a) up to five percent (5%) of the bananas and plantains sold in North America by CBI during any consecutive twelve-month period may be purchased from Persons other than CIL and (b) the bananas and plantains sold in Europe by members of the Chiquita Fresh European Group and the Chiquita Fresh German Group may be purchased from a Person other than CIL.

     9.18  Excluded Entities.
           -----------------

          Knowingly take or omit to take any action if the effect of such action or omission could reasonably be expected to materially decrease the value of the equity interests in one or more Excluded Entities.

     9.19  Hedging and Interest Rate Protection.
           ------------------------------------

          Enter into any Hedging Agreements other than Hedging Agreements which constitute Permitted Indebtedness and which are agreements that constitute hedging and which are not speculative in nature.

     9.20  Payments on Certain Intercompany Obligations.
           --------------------------------------------

          Make any payment on or distribution with respect to any of the intercompany receivables identified on Exhibit 1.1E(3)(B) to Schedule 1.1E hereto, whether directly or indirectly (and regardless of whether such payment or distribution might otherwise be permitted under other provisions of this Agreement), except for (a) capitalization of intercompany advances that is permitted under the definition of Permitted Investments, (b) payments or distributions (i) among or to Secured Credit Parties, (ii) by members of the Chiquita Fresh European Group to any Person other than an Excluded Entity, or (iii) by members of the Chiquita Fresh Latin American Group to other members of that Group or to Secured Credit Parties, (c) payments with respect to current obligations for goods or services in accordance with ordinary practice, and (d) any other payments or distribution to the extent that within five (5) Business Days thereafter there is at least an equivalent payment to one or more Secured Credit Parties.

     9.21  Atcon.
           -----

          Notwithstanding anything to the contrary contained herein or otherwise, Atcon shall not (i) have any operations or assets other than the loans made with the proceeds of the Term B Loans to Euro Sub and the proceeds thereof and security therefor, (ii) sell, transfer, assign or otherwise convey any or all of its assets or equity interests other than to the Agent, (iii) use the proceeds of a payment on a German Note for any purpose other than to make a payment of principal or interest on Term B Loans or (iv) incur any Indebtedness (other than the Term B Loans), sell any equity or accept any capital contribution. In addition, notwithstanding anything to the contrary contained herein or otherwise, (i) no Person (other than the Term B Lenders) shall make any loan, advance or capital contribution to (or purchase of equity from) Atcon and (ii) CBI shall not sell, transfer, assign or otherwise convey any or all of its equity interest in Atcon (other than to the Agent).

     9.22  Excluded Chiquita Fresh German Group Entities.
           ---------------------------------------------

          Notwithstanding anything to the contrary stated herein, make any Qualified Investments (other than by Excluded Entities or other Excluded Chiquita Fresh German Group Entities) in any Excluded Chiquita Fresh German Group Entity after the date that is sixty (60) days after the Closing Date.

     9.23  CPF Sale Proceeds.
           -----------------

          Use or permit any amounts invested as permitted pursuant to clause
(xxx) of the definition of "Permitted Investments" to be used, directly or indirectly, to purchase, redeem, retire or defease any or all of the CBII Bonds.

                                   ARTICLE X.

                                     POWERS

     10.1  Appointment as Attorney-in-Fact.
           -------------------------------

          Each Borrower hereby irrevocably authorizes and appoints the Agent, or any Person or agent the Agent may designate, as such Borrower's attorney-in-fact, at the Borrowers' cost and expense, to exercise, subject to the limitations set forth in Section 10.2, all of the following powers, which being coupled with an interest, shall be irrevocable until all of the

Obligations to the Lenders have been paid and satisfied in full and the Existing Commitments have been terminated:

               (a) To receive, take, endorse, sign, assign and deliver, all in the name of the Agent, the Lenders or any Borrower, as the case may be, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

               (b) To receive, open and dispose of all mail addressed to any Borrower and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

               (c) To request at any time from customers indebted on Accounts, in the name of any Borrower or a third party designee of the Agent, information concerning the Accounts and the amounts owing thereon;

               (d)  To give customers indebted on Accounts notice of the

          Lenders' interest therein, and/or to instruct such customers to make payment directly to the Agent for any Borrower's account;

               (e) To take or bring, in the name of the Agent, the Lenders or any Borrower, all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to enforce or effect collection of the Accounts; and

               (f) To file, record and register any or all of the Lenders' security interest in intellectual property of CBI with the United States Patent and Trademark Office.

     10.2  Limitation on Exercise of Power.
           -------------------------------

          Notwithstanding anything hereinabove to the contrary, the powers set forth in subparagraphs (b), (d) and (e) above may only be exercised by the Agent on and after the occurrence of an Event of Default which has not otherwise been waived by the Agent. The powers set forth in subparagraphs (a), (c) and (f) above may be exercised by the Agent at any time.

                                   ARTICLE XI.

                         EVENTS OF DEFAULT AND REMEDIES

     11.1  Events of Default.
           -----------------

          The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

               (a) failure of any Borrower to pay (i) any interest or Fees or other amounts hereunder within one (1) Business Day of when due hereunder, in each case whether at stated maturity, by acceleration, or otherwise, or (ii) any principal of the Loans or the Letter of Credit Obligations hereunder within one (1) Business Day of when due hereunder, whether at stated maturity, by acceleration or otherwise;

               (b) any representation or warranty of a Borrower Entity, contained in this Credit Agreement, the other Credit Documents or any other agreement, document, instrument or certificate among one or more Borrower Entities, the Agent and the Lenders or executed by one or more Borrower Entities in favor of the Agent or the Lenders shall prove untrue in any material respect on or as of the date it was made or was deemed to have been made;

               (c) failure of any Borrower to perform, comply with or observe any term, covenant or agreement applicable to it contained in Section 7.1, Section 7.5, Section 7.7(b), Section 7.10, Section 7.18, Article VIII or Article IX;

               (d) failure of any Borrower to perform, comply with or observe any term, covenant or agreement applicable to it contained in Section 7.7(a) and such failure is not cured within two (2) Business Days after any Borrower shall have received notice thereof from the Agent or any Lender;

               (e) failure to comply with any other covenant contained in this Credit Agreement, the other Credit Documents or any other agreement, document, instrument or certificate among one or more Borrower Entities, the Agent and the Lenders or executed by one or more Borrower Entities in favor of the Agent or the Lenders and, in the event such breach or failure to comply is capable of cure, such breach or failure to comply is not cured within thirty (30) days after any Borrower becomes aware of its occurrence;

               (f) except as permitted in Section 9.4, dissolution, liquidation, winding up or cessation of the business of any Borrower or any Subsidiary (other than an Inactive Subsidiary) or the failure of any Borrower or any Subsidiary to meet its debts generally as they mature, or the calling of a meeting by any Borrower of any Borrower's or any of its Subsidiaries' creditors for purposes of compromising any Borrower's or any of its Subsidiaries' debts, or the admission by any Borrower of its inability to pay its debts as they become due;

               (g) the commencement by or against any Borrower or any of its Subsidiaries of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings with respect to it under any federal or state law and, in the event any such proceeding is commenced against any Borrower or any Subsidiary, such proceeding is not dismissed within sixty (60) days;

               (h)  the occurrence of a Change in Control;

               (i) the occurrence of a default or event of default (in each case which shall continue beyond the expiration of any applicable grace periods) under, or the occurrence of any event that results in or would permit the acceleration of the maturity of any note, agreement or instrument evidencing any other Indebtedness of any Borrower or any of its Subsidiaries and the aggregate principal amount of all such other Indebtedness with respect to which a default or an event of default has occurred, or the maturity of which is accelerated or permitted to be accelerated, exceeds $2,500,000;

               (j) any covenant, agreement or obligation of any Borrower contained in or evidenced by any of the Credit Documents shall cease to be enforceable in accordance with its terms, or any party (other than the Agent or the Lenders) to any Credit Document shall deny or disaffirm its obligations under any of the Credit Documents, or any Credit Document shall be canceled, terminated, revoked or rescinded without the express prior written consent of the Agent, or any action or proceeding shall have been commenced by any Person (other than the Agent or any Lender) seeking to cancel, revoke, rescind or disaffirm the obligations of any Borrower under any Credit Document, or any court or other Governmental Authority shall issue a judgment, order, decree or ruling to the effect that any of the obligations of any Borrower to any Credit Document are illegal, invalid or unenforceable;

               (k) the occurrence of a default or event of default (in each case which shall continue beyond the expiration of any applicable grace periods) under the German Financing Documents or the failure of Atlanta or Eurosub to pay any amounts when due under the German Financing Documents;

               (l) one or more judgments or decrees shall be entered against any Borrower or any of its Subsidiaries in the amount of $2,500,000 or more in the aggregate (to the extent not paid or covered by insurance
          (i) provided by a carrier who has acknowledged coverage and has the ability to perform or (ii) as determined by the Agent in its reasonable discretion) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within thirty (30) days from the entry thereof;

               (m) any Termination Event with respect to a Benefit Plan shall have occurred and be continuing thirty (30) days after notice thereof shall have been given to any Borrower by the Agent or any Lender, and the current value of such Benefit Plan's benefits guaranteed under Title IV of ERISA as of the end of that thirty (30) day period exceeds the then current value of such Benefit Plan's assets allocable to such benefits by more than $2,500,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount); or

               (n) (i) CIL merges or consolidates with any Person unless such merger or consolidation does not materially impair the Collateral taken as a whole or the value thereof to the Lenders; provided, however, that CIL may merge or consolidate with and into any Credit Party (as long as) if such merger or consolidation involves (x) a Borrower, such Borrower is the surviving entity or (y) a Secured Credit Party (but not a Borrower), a Secured Credit Party is the surviving entity) or (ii) CIL alters or modifies CIL's organizational documents or form of organization (other than in connection with an Equity Issuance permitted hereunder).

     11.2  Acceleration.
           ------------

          After the occurrence and during the continuance of an Event of Default, and at any time thereafter, at the direction of the Aggregate Required Lenders, the Agent shall, upon the written or telecopied request of the Aggregate Required Lenders, and by delivery of written notice to any Borrower from the Agent, take any or all of the following actions, without prejudice to the rights of the Agent, any Lender or the holder of any Note to enforce its claims against one or more of the Borrowers: (a) declare all Obligations to be immediately due and payable (except with respect to any Event of Default set forth in Section 11.1(g) in which case the Existing Commitments shall terminate and all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of the Agent or any Lender,
(b) immediately terminate this Credit Agreement and the Existing Commitments hereunder; and (c) enforce any and all rights and interests created and existing under the Credit Documents or arising under applicable law, including, without limitation, all rights and remedies existing under the Security Documents and all rights of setoff. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

          In addition, upon demand by the Agent or the Aggregate Required Lenders upon the occurrence of any Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the requisite Lenders (in accordance with the voting requirements of Section 14.10), CBI shall deposit with the Agent for the benefit of the Lenders with respect to each Letter of Credit then outstanding, promptly upon such demand, cash or Cash Equivalents in an amount equal to one hundred five percent (105%) of the greatest amount for which such Letter of Credit may be drawn. Such deposit shall be held by the Agent for the benefit of the Issuing Bank and the other Lenders as security for, and to provide for the payment of, outstanding Letters of Credit.

                                  ARTICLE XII.

                                   TERMINATION

          Except as otherwise provided in Article XI of this Credit Agreement, the Existing Commitments made hereunder shall terminate on the Maturity Date and all then outstanding Loans shall be immediately due and payable in full and all outstanding Letters of Credit shall immediately terminate. Unless sooner demanded, all Obligations shall become due and payable as of any termination hereunder or under Article XI and, pending a final accounting, the Agent may withhold any amounts it then holds, in an amount sufficient, in the Agent's sole discretion, to cover all of the Obligations, whether absolute or contingent, unless supplied with a satisfactory indemnity to cover all of such Obligations. All of the Agent's and the Lenders' rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

s                                  ARTICLE XIII.

                                    THE AGENT

     13.1  Appointment of Agent.
           --------------------

               (a) Each Lender hereby designates Foothill as Agent to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note or participation in any Letter of Credit by the acceptance of a Note or participation shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Credit Agreement and the Notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent shall hold all Collateral and all payments of principal, interest, Fees, charges and expenses received pursuant to this Credit Agreement or any other Credit Document for the ratable benefit of the Lenders. The Agent may perform any of its duties hereunder by or through its agents or employees.

               (b) The provisions of this Article XIII are solely for the benefit of the Agent and the Lenders, and no Borrower shall have any rights as a third party beneficiary of any of the provisions hereof (other than Section 13.9). In performing its functions and duties under this Credit Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Borrower.

     13.2  Nature of Duties of Agent.
           -------------------------

           The Agent shall have no duties or responsibilities except those expressly set forth in this Credit Agreement. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Credit Agreement a fiduciary relationship in respect of any Lender; and nothing in this Credit Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Credit Agreement except as expressly set forth herein.

     13.3  Lack of Reliance on Agent.
           -------------------------

               (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of each Borrower in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of each

           Borrower, and, except as expressly provided in this Credit Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Loans or at any time or times thereafter.

               (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectability, priority or sufficiency of this Credit Agreement or the Notes or the financial or other condition of any Borrower. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Credit Agreement or the Notes, or the financial condition of any Borrower, or the existence or possible existence of any Default or Event of Default, unless specifically requested to do so in writing by any Lender.

     13.4  Certain Rights of the Agent.
           ---------------------------

           The Agent shall have the right to request instructions from the Aggregate Required Lenders, the Existing Required Lenders or the Term B Required Lenders, as applicable, or, as required, each of the Lenders. If the Agent shall request instructions from the Aggregate Required Lenders, the Existing Required Lenders or the Term B Required Lenders, as applicable, or each of the Lenders, as the case may be, with respect to any act or action (including the failure to act) in connection with this Credit Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Aggregate Required Lenders, the Existing Required Lenders or the Term B Required Lenders, as applicable, or each of the Lenders, as the case may be, and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Aggregate Required Lenders, the Existing Required Lenders or the Term B Required Lenders, as applicable, or each of the Lenders, as the case may be.

     13.5  Reliance by Agent.
           -----------------

           The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. The Agent may consult with legal counsel (including counsel for one or more of the Borrowers with respect to matters concerning one or more of the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     13.6  Indemnification of Agent.
           ------------------------

           To the extent the Agent is not reimbursed and indemnified by one or more of the Borrowers, each Lender will reimburse and indemnify the Agent in proportion to its respective Existing Commitment and/or outstanding Term B Loans for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Credit Agreement; provided however, that only the Term B Lenders shall be required to reimburse the Agent (in proportion to their respective outstanding Term B Loans) for and against any of the liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements incurred by or asserted against the Agent relating solely to the German Collateral or the German Financing; and provided further, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

     13.7  The Agent in its Individual Capacity.
           ------------------------------------

           With respect to its obligation to lend under this Credit Agreement, the Loans made by it and the Notes issued to it, its participation in Letters of Credit issued hereunder, and all of its rights and obligations as a Lender hereunder and under the other Credit Documents, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note or participation interests and may exercise the same as though it was not performing the duties specified herein; and the terms "Lenders," "Aggregate Required Lenders," "Existing Required Lenders," "Term B Required Lenders," "holders of Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with one or more of the Borrowers or any affiliate of one or more of the Borrowers as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers for services in connection with this Credit Agreement and otherwise without having to account for the same with the Lenders.

     13.8  Holders of Notes.
           ----------------

           The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     13.9  Successor Agent.
           ---------------

               (a) The Agent may, upon five (5) Business Days' notice to the Lenders and CBI, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this Section
           13.9(a)) by giving written notice thereof to the Lenders and CBI. Upon any such resignation, the Aggregate Required Lenders shall have the right, upon five (5) days' notice, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Aggregate Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then, upon five (5) days' notice, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any affiliate of such bank or trust company or other financial institution which is engaged in the banking business, having a combined capital and surplus of at least $500,000,000. Notwithstanding anything herein to the contrary, so long as no Event of Default shall have occurred and be continuing, any successor Agent (whether appointed by the Aggregate Required Lenders or the Agent) shall have been approved in writing by CBI (such approval not to be unreasonably withheld).

               (b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.

     13.10 Collateral Matters.
           ------------------

               (a) Each Lender authorizes and directs the Agent to enter into the Security Documents for the benefit of the Lenders. Each Lender authorizes and directs the Agent to make such changes to the form Acknowledgment Agreement attached hereto as Exhibit A as the Agent deems necessary in order to obtain any Acknowledgment Agreement from any landlord, warehouseman, filler, packer or processor of CBI. Each Lender also authorizes and directs the Agent to review and approve all agreements regarding lockboxes and lockbox accounts and blocked accounts (including the related lockbox or blocked account agreements) on such terms as the Agent deems necessary. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Aggregate Required Lenders or each of the Lenders, as applicable, in accordance with the provisions of this Credit Agreement or the Security Documents, and the exercise by the Aggregate Required Lenders or each of the Lenders, as applicable, of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security

           Document which may be necessary or appropriate to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

               (b) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Existing Commitments and payment in cash and satisfaction of all of the Obligations (including the Letter of Credit Obligations) at any time arising under or in respect of this Credit Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or disposed of upon receipt of the proceeds of such sale by the Agent if CBI certifies to the Agent that the sale or disposition is made in compliance with Section 9.3 (and the Agent may rely conclusively on any such certificate, without further inquiry) or (iii) if approved, authorized or ratified in writing by the Aggregate Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 13.10(b).

               (c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Credit Agreement, or consented to in writing by the Aggregate Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days' prior written request by any Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of CBI or any of its Subsidiaries in respect of) all interests retained by CBI or any of its Subsidiaries, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Agent shall be authorized to deduct all of the expenses reasonably incurred by the Agent from the proceeds of any such sale, transfer or foreclosure.

               (d) The Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by CBI or any of its Subsidiaries or is cared for, protected or insured or that the liens granted to the Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agent in this Section 13.10 or in any of the Security

           Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

               (e) The Lenders acknowledge that Foothill has entered into the Pledge Agreements governed by the law of the Netherlands and Belgium in its individual capacity. The Lenders agree that if any amounts are received by Foothill pursuant to such Pledge Agreements, the total amount of the Obligations then owing shall be decreased by such amounts as if such amounts were received by the Agent. Foothill agrees that Foothill shall transfer any such amounts to the Agent. To the extent that it is required to accomplish the allocation of payment intended hereby, each Lender shall purchase and Foothill shall sell, without representation or warranty of any kind, participations in the rights under such Pledge Agreements.

     13.11 Actions with Respect to Defaults.
           --------------------------------

           In addition to the Agent's right to take actions on its own accord as permitted under this Credit Agreement, the Agent shall take such action with respect to a Default or Event of Default as shall be directed by the Aggregate Required Lenders or all of the Lenders, as the case may be; provided that, until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.

     13.12 Application of Proceeds upon an Event of Default.
           ------------------------------------------------

               (a) All proceeds of Collateral (other than proceeds of German Collateral) received by the Agent pursuant to the exercise of remedies under the Credit Documents or otherwise realized upon the occurrence and during the continuation of an Event of Default shall, when received by the Agent in cash or its equivalent, be applied as follows: first, to all reasonable costs and expenses of the Agent (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection with the implementation and/or enforcement of the Security Documents and other Credit Documents; second, to all costs and expenses of the Existing Lenders of Original Term Loans and Revolving Loans (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection with the implementation and/or enforcement of the Security Documents and other Credit Documents; third, to the Original Term Loans, to be applied to the remaining principal installments thereof in inverse order of maturity; fourth, to the Revolving Loans (and after all Revolving Loans have been repaid) to a cash collateral account in an amount equal to existing Letter of Credit Obligations; fifth, to all costs and expenses of the Term B Lenders (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection with the implementation and/or enforcement of the Security Documents and other Credit Documents; sixth, to the Term B Loans; seventh, to the payment of any other Obligations (other than Obligations incurred pursuant to Foreign Currency Exchange Agreements) secured by such Collateral; eighth, to the payment of any Obligations incurred pursuant to Foreign Currency Exchange Agreements secured by such Collateral; and ninth, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus. CBI and the Guarantors shall remain liable to the Agent and the Lenders for any deficiency. Any and all amounts applied pursuant to the third and fourth clauses of this Section 13.12(a) shall result in a reduction of both the CBI Maximum Credit Line and the Maximum Credit Line by such amount.

               (b) All proceeds of German Collateral received by the Agent pursuant to the exercise of remedies under the Credit Documents or otherwise realized upon the occurrence and during the continuation of an Event of Default shall, when received by the Agent in cash or its equivalent, be applied as follows: first, to all reasonable costs and expenses of the Agent (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection with the implementation and/or enforcement of the Security Documents and other Credit Documents; second, to all costs and expenses of the Term B Lenders (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection with the implementation and/or enforcement of the Security Documents and other Credit Documents; third, to the Term B Loans; fourth, to the payment of any other Obligations of Atcon; fifth, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus. Atcon and the Guarantors shall remain liable to the Agent and the Lenders for any deficiency.

           Notwithstanding anything to the contrary in this Credit Agreement or any other Credit Document, all proceeds of Collateral received by the Agent pursuant to the exercise of remedies under the Credit Documents shall be applied in accordance with this Section 13.12.

     13.13 Delivery of Information.
           -----------------------

           The Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Agent from any Borrower, any Subsidiary, the Aggregate Required Lenders, the Existing Required Lenders, the Term B Required Lenders, any Lender or any other Person under or in connection with this Credit Agreement or any other Credit Document except (a) as specifically provided in this Credit Agreement or any other Credit Document and (b) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Agent at the time of receipt of such request and then only in accordance with such specific request.

     13.14 Wells Fargo as Lead Arranger and Syndication Agent.
           --------------------------------------------------

           Wells Fargo shall not have any rights, powers, duties or responsibilities hereunder or any other Credit Document in its capacity as Lead Arranger and Syndication Agent and no implied rights, powers, duties or responsibilities shall be read into this Credit Agreement or any other Credit Document or otherwise exist on behalf of or against Wells Fargo in its capacity as Lead Arranger and Syndication Agent.

                                  ARTICLE XIV.

                                  MISCELLANEOUS

     14.1  Waivers.
           -------

           Each Borrower hereby waives due diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of the Agent or the Lenders to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent or the Lenders of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

     14.2  JURY TRIAL.
           ----------

           TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER, THE AGENT AND THE LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS CREDIT AGREEMENT, THE CREDIT DOCUMENTS OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.

     14.3  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.
           ------------------------------------------------

               (a)  THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND
           THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document shall be brought in the courts of the State of New York in New York County or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement, each Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each Borrower hereby agrees that service of all writs, process and summonses in any suit, action or proceeding brought in the State of New York may be made upon CT Corporation, presently located at 111 Eighth Avenue, New York, New York 10011, U.S.A. (the "Process Agent"), and each Borrower hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to such Obligor shall not impair or affect the validity of such service or of any judgment based thereon. Each Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 14.5, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Borrower in any other jurisdiction.

               (b) Each Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     14.4  [Intentionally Deleted].
           -----------------------

     14.5  Notices.
           -------

           Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail return receipt requested, or by overnight delivery service, with all charges prepaid, if to the Agent, then to Foothill Capital Corporation, 2450 Colorado Avenue, Suite 3000 West, Santa Monica, California 90404, Attention: Loan Portfolio Manager, with a copy to Latham & Watkins, 233 S. Wacker Drive, Chicago, Illinois 60606, Attention: Donald Schwartz, Esq., if to any Borrower, then to such Borrower c/o Chiquita Brands, Inc., 250 East Fifth Street, Cincinnati, Ohio 45202, Attention to each of: Chief Financial Officer and General Counsel, if to a Lender at the address set forth on Schedule 1.1A hereto, or by facsimile transmission, promptly confirmed in writing sent by first class mail, if to the Agent, at (310) 453-7413, with a copy to Latham & Watkins at (312) 993-9767 and if to any Borrower at (513) 784-6690 and (513) 784-6691 and if to any Lender at the facsimile number set forth on Schedule 1.1A hereto. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three (3) Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by facsimile transmission, when receipt of such transmission is acknowledged; provided that notices to the Agent shall not be effective until received.

     14.6  Assignability.
           -------------

               (a) No Borrower shall have the right to assign this Credit Agreement or any interest therein except with the prior written consent of the Lenders.

               (b) Notwithstanding subsection (c) of this Section 14.6, nothing herein shall restrict, prevent or prohibit any Lender from
           (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank or
           (ii) granting assignments or participations in such Lender's Loans and Existing Commitments hereunder to its parent company and/or to any affiliate of such Lender or to any existing Lender or affiliate thereof. Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an affiliate of such Lender except to the extent such transfer would result in increased costs to any Borrower.

               (c) Each Lender may, with the consent of the Agent (such consent not to be unreasonably withheld, conditioned or delayed and such consent shall not be required in connection with any assignment by a Lender to its affiliates or managed funds or managed accounts (an "Exempt Assignment") or in connection with a sale of all or a material portion of the loan portfolio of such Lender (a "Portfolio Sale")), but without the consent of any other Lender or other Person, assign to one or more Persons all or a portion of its rights and obligations under this Credit Agreement and the Notes; provided that
           (i) for each such assignment, the parties thereto shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 to be paid by the assignee (such fee being waived in the case of an Exempt Assignment), (ii) no such assignment shall be for less than $5,000,000 or, if less, the entire remaining Existing Commitment or outstanding Term B Loans, as applicable, of such Lender, (iii) if such assignee is a Foreign Lender, all of the requirements of Section 2.7(b) shall have been satisfied as a condition to such assignment and (iv) other than in connection with an Exempt Assignment, each assignment of Existing Commitments or Existing Loans shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of the Existing Commitments and the Existing Loans; provided, additionally, that, as long as no Default or Event of Default has occurred and is continuing, and other than to an affiliate of such Lender (or a fund or account managed by such Lender or one or more of its affiliates), no Lender shall have the right to make any such assignment and delegation to any entity which is not a financial institution or other entity which is not generally engaged in the business of buying, selling or funding transactions of the type contemplated hereby. Upon such execution and delivery of the Assignment and Acceptance to the Agent, from and after the date specified as the effective date in the Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, such assignee shall have the rights and obligations of a Lender hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights it may have pursuant to Section 14.8 which will survive) and be released from its obligations under this

           Credit Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto).

               (d) Upon the occurrence and during the continuation of any Event of Default, the Term B Lenders shall have the option to require any Lender that is not participating in the Term B Loans to assign, at par plus all accrued interest and fees, all of such Lender's rights and obligations under the Credit Agreement to the Term B Lenders so long as the parties provide for the termination of the Existing Commitment of each of the assigning Lenders and an increase in the Existing Commitments of one or more of the Term B Lenders accepting such assignment, so that the Existing Commitments, after giving effect to such assignment, shall be in the same aggregate amount as the Existing Commitments immediately before giving effect to such assignment. The foregoing right may be exercised by one or more of the Term B Lenders at any time upon notice to the Agent and the other Lenders, provided that the Agent shall thereupon notify the other Term B Lenders of the exercise of such option and each of the other Term B Lenders shall have five (5) Business Days to notify the Agent of such other Term B Lender's intention to participate in such purchase on a pro rata basis with those other Term B Lenders which have elected to participate in the purchase. The Agent shall thereupon take all actions needed to complete the assignment in accordance with the same procedures used under subparagraph (c) above within five (5) additional Business Days and each of the Term B Lenders shall remit to the Agent for payment to the selling Lender the full amount of its purchase price. The Term B Lenders purchasing hereunder shall pay the assignment fee to the Agent as contemplated by Section 14.6(c) above.

               (e) By executing and delivering an Assignment and Acceptance, the assignee thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the Notes or any other instrument or document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Credit Agreement or any other instrument or document furnished pursuant hereto, (iii) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the financial statements referred to in Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement, (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement are required to be performed by it as a Lender.

               (f)  The Agent shall maintain at its address referred to in
           Section 14.5 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the aggregate commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register and copies of each Assignment and Acceptance shall be available for inspection by each Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (g) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, together with the Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to each Borrower. Within five (5) Business Days after its receipt of such notice, each applicable Borrower shall execute and deliver to the Agent in exchange for the surrendered Note or Notes (which the assigning Lender agrees to promptly deliver to the applicable Borrower) a new Note or Notes to the order of the assignee in an amount equal to the Existing Commitment and/or outstanding Term B Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained an Existing Commitment and/or outstanding Term B Loans, a new Note or Notes to the order of the assigning Lender in an amount equal to the Existing Commitment and/or outstanding Term B Loans retained by it hereunder. Such new Note or Notes shall re-evidence the indebtedness outstanding under the old Notes or Notes and shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the Closing Date and shall otherwise be in substantially the form of the Note or Notes subject to such assignments.

               (h) Each Lender may sell participations (without the consent of the Agent, any Borrower or any other Lender) to one or more parties in or to any portion of its rights and obligations under this Credit Agreement (including, without limitation, any portion of its Existing Commitment, the Loans owing to it and the Note or Notes held by it); provided that (i) such Lender's obligations under this Credit Agreement (including, without limitation, its Existing Commitment to any Borrower hereunder) shall remain unchanged, (ii) such

           Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Credit Agreement, (iv) each Borrower, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement and (v) such Lender shall not transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Credit Agreement except to the extent such amendment or waiver would (A) extend the final maturity date or the date for the payments of any installment of fees or principal or interest of any Loans or Letter of Credit reimbursement obligations in which such participant is participating,
           (B) reduce the amount of any installment of principal of the Loans or Letter of Credit reimbursement obligations in which such participant is participating, (C) except as otherwise expressly provided in this Credit Agreement, reduce the interest rate applicable to the Loans or Letter of Credit reimbursement obligations in which such participant is participating, or (D) except as otherwise expressly provided in this Credit Agreement, reduce any Fees payable hereunder.

               (i) Each Lender agrees that, without the prior written consent of each Borrower and the Agent, it will not make any assignment or sell a participation hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan, Note or other Obligation under the securities laws of the United States of America or of any jurisdiction.

               (j) In connection with the efforts of any Lender to assign its rights or obligations or to participate interests, such Lender may disclose any information in its possession regarding any Borrower.

               (k) Each Borrower shall maintain, or cause to be maintained, a register (the "Borrower Register") on which it enters the name of each Lender as the registered owner of the Loans held by such Lender. A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Registered Note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Borrower Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the Registered Note, if any evidencing the same), each Borrower shall treat the Person in whose name such Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

               (l) In the event that any Lender sells participations in the Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide). Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

     14.7  Information.
           -----------

           The Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by any Borrower pursuant to this Credit Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information
(a) to any other Lending Party or any affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority; provided, however, that, to the extent permitted by law, the affected Lending Party shall provide prior written notice to the Borrowers of any such request or demand, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Credit Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party,
(h) to the extent necessary in connection with the exercise of any remedy under this Credit Agreement or any other Credit Document, (i) subject to provisions substantially similar to those contained in this Section 14.7, to any actual or proposed participant or assignee and (j) to Gold Sheets and other similar bank trade publications; such information to consist of deal terms and other information approved by CBI and customarily found in such publications.

     14.8  Payment of Expenses; Indemnification.
           ------------------------------------

           The Borrowers, jointly and severally, agree to pay, upon demand, all reasonable out-of-pocket costs and expenses of (a) the Agent and each Lender in connection with (i) the negotiation, preparation, execution and delivery of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of special external counsel to the Agent and special external counsel to the Lenders and the fees and expenses of special external counsel for the Agent in connection with collateral issues but excluding any amounts for services rendered by internal counsel) and (ii) any amendment, waiver or consent relating hereto and thereto including, without limitation, any such amendments, waivers or consents resulting from or related to any work-out, re-negotiation or restructure relating to the performance by either Borrower under this

Credit Agreement and (b) the Agent and each Lender in connection with enforcement of the Credit Documents and the documents and instruments referred to therein, including but not limited to, any work-out, re-negotiation or restructure relating to the performance by either Borrower under this Credit Agreement, including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders (including the allocated costs of internal counsel). In addition, the Borrowers, jointly and severally, agree to pay, upon demand, for the separate account of the Agent, audit, appraisal, and valuation fees and charges as follows: (i) a fee of $750 per day, per auditor, plus out-of-pocket expenses for each financial audit performed by personnel employed by the Agent,
(ii) if implemented, a one time charge of $3,000 plus out-of-pocket expenses for expenses for the establishment of electronic collateral reporting systems, (iii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral performed by personnel employed by Agent, and (iv) the actual charges paid or incurred by the Agent if it elects to employ the services of one or more third Persons to perform financial audits, to appraise the Collateral, or any portion thereof, or to assess the Borrowers' (or any of their Subsidiaries') business valuation. The Borrowers, jointly and severally, shall indemnify, defend and hold harmless the Agent, the Issuing Bank and each of the Lenders and their respective directors, officers, agents, employees and counsel from and against (x) any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of any litigation, investigation, claim or proceeding which arises out of or is in any way related to (i) this Credit Agreement, any Letter of Credit or the transactions contemplated thereby, (ii) any actual or proposed use by one or more of the Borrowers of the proceeds of the Loans or (iii) the Agent's, the Issuing Bank's or the Lenders' entering into this Credit Agreement, the other Credit Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and (y) any such losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred in connection with any remedial or other action taken by one or more of the Borrowers or any of the Lenders in connection with compliance by CBI or any of its Subsidiaries, or any of their respective properties, with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines. If and to the extent that the obligations of any Borrower hereunder are unenforceable for any reason, such Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The Borrowers' obligations under this
Section 14.8 shall survive any termination of this Credit Agreement and the other Credit Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their Obligations set forth in this Credit Agreement. In addition, the Borrowers, jointly and severally, shall, upon demand, pay to the Agent and any Lender all costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by the Agent, the Issuing Bank or such Lender in
(A) enforcing or defending its rights under or in respect of this Credit Agreement, the other Credit Documents or any other document or instrument now or hereafter executed and delivered in connection herewith against one or more Borrowers (or, in the case of the Agent, against any Lender, except to the extent that the claim or liability giving rise to such enforcement or defense is finally judicially determined to have resulted from the Agent's own gross negligence or willful misconduct), (B) in collecting the Loans, (C) in foreclosing or otherwise collecting upon the Collateral or any part thereof and (D) obtaining any legal, accounting or other advice in connection with any of the foregoing.

     14.9  Entire Agreement, Successors and Assigns.
           ----------------------------------------

           This Credit Agreement along with the other Credit Documents and the Fee Letter constitutes the entire agreement among the Borrowers, the Agent and the Lenders, supersedes any prior agreements among them, and shall bind and benefit each Borrower and the Lenders and their respective successors and permitted assigns, provided, however, that the foregoing shall not affect the continuing effectiveness of any waiver of any provision of the Original Credit Agreement heretofore granted to CBI.

     14.10 Amendments, Etc.
           ---------------

           Neither the amendment or waiver of any provision of this Credit Agreement or any other Credit Document, nor the consent to any departure by one or more Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Aggregate Required Lenders, or if the Lenders shall not be parties thereto, by the parties thereto and consented to by the Aggregate Required Lenders, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that amendments, consents or waivers of any provisions of Sections 2.2(d) and 2.3(a)-(b) (to the extent and solely to the extent that such provisions relate to Atcon's obligations to repay the Term B Loans), Section 4.1 (to the extent such provisions relate to the Interest Rate or Minimum Rate applicable to Obligations owing solely to the Term B Lenders) and Section 9.3(i) shall be effective if the same shall be in writing and signed by the Term B Required Lenders; provided further, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) increase the Existing Commitment of the Lenders or subject the Lenders to any additional obligations, (b) except as otherwise expressly provided in this Credit Agreement, reduce the principal of, or interest on, any Note or any Letter of Credit reimbursement obligations or any fees hereunder,
(c) postpone any date fixed for any payment or mandatory prepayment in respect of principal of, or interest on, any Note or any Letter of Credit reimbursement obligations or any fees hereunder, (d) change the percentage of the Existing Commitments or Term B Loan Commitments, or any minimum requirement necessary for the Lenders or the Aggregate Required Lenders, Existing Required Lenders or Term B Required Lenders to take any action hereunder, (e) amend or waive Section 2.3,
Section 2.8, Section 2.9, Section 13.6, Section 13.12, Section 14.6 or this
Section 14.10, or change the definitions of Aggregate Required Lenders, Existing Required Lenders or Term B Required Lenders, (f) except as otherwise expressly provided in this Credit Agreement, and other than in connection with the financing, refinancing, sale or other disposition of any asset permitted under this Credit Agreement, release any Liens in favor of the Lenders on any material portion of the Collateral, (g) except as expressly permitted hereunder, increase the advance rates used to calculate the Revolving Credit Borrowing Base or the terms used in the calculation thereof, or (h) terminate, waive or modify any indemnification obligations of the Borrowers under the Credit Agreement or any other Credit Document and, provided, further, that no amendment, waiver or consent affecting the rights or duties of the Agent or the Issuing Bank under any Credit Document shall in any event be effective, unless in writing and signed by the Agent and/or the Issuing Bank, as applicable, in addition to the Lenders required hereinabove to take such action. Notwithstanding any of the foregoing to the contrary, no consent of any Borrower shall be required for any amendment, modification or waiver of the provisions of Article XIII (other than the provisions of Section 13.9). In addition, the Borrowers and the Lenders hereby authorize the Agent to modify this Credit Agreement by unilaterally amending or supplementing Schedule 1.1A from time to time in the manner requested by any Borrower, the Agent or any Lender in order to reflect any assignments or transfers of the Loans as provided for hereunder; provided, however, that the Agent shall promptly deliver a copy of any such modification to each Borrower and each Lender.

     14.11 Nonliability of Agent and Lenders.
           ---------------------------------

           The relationship between the Borrowers on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrowers and lenders. Neither the Agent nor any Lender shall have any fiduciary responsibilities to any Borrower. Neither the Agent nor any Lender undertakes any responsibility to any Borrower to review or inform any Borrower of any matter in connection with any phase of any Borrower's business or operations.

     14.12 Independent Nature of Lenders' Rights.
           -------------------------------------

           The amounts payable at any time hereunder to each Lender under such Lender's Note or Notes shall be a separate and independent debt.

     14.13 Counterparts.
           ------------

           This Credit Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     14.14 Effectiveness.
           -------------

           This Credit Agreement shall become effective on the date on which all of the parties have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent pursuant to Section 14.5 or, in the case of the Lenders, shall have given to the Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

     14.15 Severability.
           ------------

           In case any provision in or obligation under this Credit Agreement or the Notes or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     14.16 Headings Descriptive.
           --------------------

           The headings of the several sections and subsections of this Credit Agreement, and the Table of Contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

     14.17 Maximum Rate.
           ------------

           Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement or in any other Credit Document, the Borrowers, the Agent and the Lenders hereby agree that all agreements among them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Agent or any Lender for the use, forbearance, or detention of the money loaned to the Borrowers and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the applicable Borrower. All sums paid or agreed to be paid to the Agent or any Lender for the use, forbearance, or detention of the Obligations and other indebtedness of the Borrowers to the Agent or any Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of all such indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such indebtedness. The terms and provisions of this Section shall control every other provision of this Credit Agreement and all agreements among the Borrowers, the Agent and the Lenders.

     14.18 Right of Setoff.
           ---------------

           In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, if any Event of Default has occurred and is continuing and whether or not such Lender or such holder has made any demand or the Obligations of any Borrower have matured, have the right to appropriate and apply to the payment of the Obligations of any Borrower all deposits (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender or other holder. Any amount received as a result of the exercise of such rights shall be reallocated among the Lenders as set forth in Section 3.8.

     14.19 Power of Attorney.
           -----------------

           Each Subsidiary of CBI hereby appoints the chief accounting officer and any vice president of CBI (each of whom is a senior officer of CBI) to be its attorneys ("its Attorneys") and in its name and on its behalf and as its act and deed or otherwise to sign all documents and carry out all such acts as are necessary or appropriate in connection with executing any Notice of Borrowing, any Revolving Credit Borrowing Base Certificate or any security documents (the "Documents") in connection with this Credit Agreement; provided that such Documents are in substantially the form provided therefor in the applicable exhibits thereto. This Power of Attorney shall be valid for the duration of the term of this Credit Agreement. Each Subsidiary of CBI hereby undertakes to ratify everything which either of its Attorneys shall do in order to execute the Documents mentioned herein.

     14.20 Restatement of Amended and Restated Credit Agreement.
           ----------------------------------------------------

           The parties hereto agree that, on the Closing Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto:

               (a) the Amended and Restated Credit Agreement shall be deemed to be amended and restated in its entirety in the form of this Agreement (provided that the foregoing shall not be deemed or otherwise construed to constitute a waiver of any Default or Event of Default under this Credit Agreement or the Amended and Restated Credit Agreement to the extent not previously waived);

               (b) all Original Obligations outstanding on the Closing Date (including without limitation all accrued and unpaid principal, interest and fees) shall, to the extent not paid on the Closing Date, be deemed to be Obligations outstanding hereunder;

               (c) the Guaranties and Security Documents, including the Liens created thereunder, and securing payment of the Original Obligations, shall remain in full force and effect with respect to the Obligations and are hereby reaffirmed; and

               (d) all references in the other Credit Documents to the Original Credit Agreement shall be deemed for all time periods after the date hereof to refer without further amendment to this Credit Agreement as the same may be amended, restated, supplemented, renewed or otherwise modified from time to time.

The parties acknowledge and agree that this Credit Agreement and the other Credit Documents do not constitute a novation, payment and reborrowing or termination of the Original Obligations and that all such Original Obligations are in all respects continued and outstanding as Obligations under this Credit Agreement and the Notes with only the terms being modified from and after the effective date of this Agreement as provided in this Agreement, the Notes and the other Credit Documents.

     14.21 Produce Ventures.
           ----------------

           The parties hereto agree to the provisions set forth in Schedule
14.21.

     14.22 CBI Acknowledgement.
           -------------------

           CBI acknowledges and agrees that (i) any and all liens, security interests and encumbrances granted by CBI pursuant to one or more Credit Documents secure the payment and performance of CBI's obligations in its capacity as a Borrower and also in its capacity as a guarantor of Atcon's obligations and (ii) the license of certain assets, rights and interests to CIL pursuant to the Trademark License Agreement is expressly subject to the prior liens and rights of the Agent under the Credit Documents in such assets, rights and interests.

           IN WITNESS WHEREOF the parties hereto have caused this Credit Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above.

BORROWERS:                              CHIQUITA BRANDS, INC.
---------


                                        By:
                                            ------------------------------------
                                        Name:  Carla A. Byron
                                        Title: Vice President and Treasurer


                                        ATCON FINANZ, INC.


                                        By:
                                            ------------------------------------
                                        Name:  Carla A. Byron
                                        Title: Vice President and Treasurer


AGENTS AND LENDERS:                     FOOTHILL CAPITAL CORPORATION,
------------------                      as Agent and as a Lender


                                        By:
                                            ------------------------------------
                                        Name:  Stephen Schwartz
                                        Title: Senior Vice President


                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        as Lead Arranger, Syndication Agent
                                        and as a Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Vice President


LENDERS:                                ABLECO FINANCE LLC, for itself and its
-------                                 affiliated assignees, as an
                                        Existing Lender


                                        By:
                                            ------------------------------------
                                        Name:  Kevin Genda
                                        Title: Chief Credit Officer

                                        ABLECO FINANCE LLC, for itself and its
                                        affiliated assignees, as a Term B Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        PNC BANK, National Association,
                                        as a Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        Oak Hill Securities Fund, L.P.,
                                        as a Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        Oak Hill Securities Fund II, L.P.,
                                        as a Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        LaSalle Bank National Association,
                                        as a Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------